                             Filed with the Securities and Exchange Commission on April 26, 2002

                                                Registration No. 333-02867
===========================================================================================================================
                                            SECURITIES AND EXCHANGE COMMISSION
                                                  WASHINGTON, D.C. 20549

                                              Post-effective Amendment No. 6
                                                        On Form S-2

                                 Registration Statement Under The Securities Act of 1933*

                                         AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                         -------------------------------------------
                                   (Exact name of registrant as specified in its charter)

                                                         CONNECTICUT
                                                         -----------
                               (State or other jurisdiction of incorporation or organization)

                                                             63
                                                             --
                                  (Primary Standard Industrial Classification Code Number)

                                                         06-1241288
                                                         ----------
                                            (I.R.S. Employer Identification No.)

                               ONE CORPORATE DRIVE, SHELTON, CONNECTICUT 06484 (203) 926-1888
                               --------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                          KATHLEEN A. CHAPMAN, CORPORATE SECRETARY
                               ONE CORPORATE DRIVE, SHELTON, CONNECTICUT 06484 (203) 926-1888
                               --------------------------------------------------------------
            (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                                          Copy To:
                                                 SCOTT K. RICHARDSON, ESQ.
                                                      SENIOR COUNSEL
                              One Corporate Drive, Shelton, Connecticut 06484 (203) 925-6922
                              --------------------------------------------------------------

                             Approximate date of commencement of proposed sale to the public:
                May 1, 2002 or as soon as practical after the effective date of this Registration Statement

If any of the  securities  being  registered  on this form are to be offered on a delayed or continuous  basis  pursuant to
Rule 415 under the Securities Act of 1933 check the following:  X .
                                                               --

If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of the Form, check the following:  ___.

                                              Calculation of Registration Fee
===========================================================================================================================
            Title of each                                 Proposed              Proposed
              class of                                     maximum               maximum
             securities              Amount               offering              aggregate             Amount of
                to be                 to be                 price               offering            registration
             registered            registered             per unit               price**                 fee
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
          Annuity Contracts                                                         $                     $
---------------------------------------------------------------------------------------------------------------------------
*Pursuant to Rule 429 under the Securities Act of 1934, the prospectus contained in this Registration Statement also relates to annuity contracts which are covered by our earlier registration statement, including Registration File Numbers
33-67614 and 33-89674.
**The  proposed  aggregate  offering  price is estimated  solely for  determining  the  registration  fee. The amount to be registered and the proposed  maximum  offering price per unit are not applicable  since these  securities are not issued in predetermined amounts or units.
---------------------------------------------------------------------------------------------------------------------------
Gal2

GALAXY S1  04/06/2002

                                   CROSS REFERENCE SHEET PURSUANT TO REGULATION S-K, ITEM 501
                                   ----------------------------------------------------------

S-2 Item No.                                                                                     Prospectus Heading
------------                                                                                     ------------------

1.       Forepart of the Registration Statement and                             Facing Page, Cross Reference Sheet,
         Outside Front Cover Page of Prospectus                                            Outside Front Cover Page

2.       Inside Front Cover and Outside Back Cover of Prospectus                             Available Information,
                                                                             Incorporation of Certain Documents by
                                                        Reference, How Will I Receive Statements, Table of Contents

3.       Summary Information, Risk Factors and Ratio of Earnings              Investment Options, Fees and Charges,
                                                                                        Managing Your Account Value

4.       Use of Proceeds                                    Managing Your Account Value, What are Separate Accounts

5.       Determination of the Offering Price                          Fees and Charges, Managing Your Account Value

6.       Dilution                                                                                    Not applicable

7.       Selling Security Holders                                                                    Not applicable

8.       Plan of Distribution                                 Who Distributes Annuities Offered by American Skandia

9.       Description of Securities to be Registered                    Investment Options, Purchasing Your Annuity,
                                                               Valuing Your Investment, What are Separate Accounts,
                                                                                      Rights, Benefits and Services

10.      Interests of named Expert and Counsel                                                       Not Applicable

11.      Information with Respect to the Registrant                                        Who Is American Skandia?

12.      Incorporation of Certain Documents by Reference            Incorporation of Certain Documents by Reference

13.      Disclosure of Commission Position on Indemnification for                                   Indemnification
         Securities Act Liabilities

                                                                                                    Part II Heading
                                                                                                    ---------------

14.      Other Expenses of Issuance                                                      Other Expenses of Issuance
         and Distribution                                                                          and Distribution

15.      Indemnification of Directors and Officers                        Indemnification of Directors and Officers

16.      Exhibits                                                                                          Exhibits

17.      Undertakings                                                                                  Undertakings

                                                                                         AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                                                                     One Corporate Drive, Shelton, Connecticut 06484

This Prospectus  describes the Galaxy Variable  Annuity,  a flexible premium  deferred  annuity (the "Annuity")  offered by American
Skandia Life Assurance  Corporation  ("American  Skandia",  "we", "our" or "us")  exclusively to customers of Fleet Financial Group,
Inc. and its affiliates.  The Annuity may be offered as an individual  annuity  contract or as an interest in a group annuity.  This
Prospectus  describes the important  features of the Annuity and what you should  consider  before  purchasing the Annuity.  We have also filed a Statement of Additional  Information  that is available from us,  without  charge,  upon your request.  The contents of the  Statement  of  Additional  Information  are  described  on page 34. The  Annuity or certain of its  investment  options  and/or features may not be available in all states.  Various rights and benefits may differ between states to meet  applicable  laws and/or regulations.  Certain terms are  capitalized in this  Prospectus.  Those terms are either defined in the Glossary of Terms or in the context of the particular section.

====================================================================================================================================
American  Skandia offers several  different  annuities  which your investment  professional  may be authorized to offer to you. Each annuity has different  features and benefits that may be  appropriate  for you based on your financial  situation,  your age and how you intend to use the annuity.  The different features and benefits include variations in death benefit  protection,  the ability to access your  annuity's  account value and the charges that you will be subject to if you choose to surrender  the annuity.  The fees and charges may also be different between each annuity.
====================================================================================================================================

If you are purchasing the Annuity as a replacement  for existing  variable  annuity or variable life coverage,  you should  consider any  surrender or penalty  charges you may incur when  replacing  your  existing  coverage and that this Annuity may be subject to a contingent  deferred  sales charge if you elect to surrender  the Annuity or take a partial  withdrawal.  You should  consider  your need to access the Annuity's Account Value and whether the annuity's liquidity features will satisfy that need.

WHY WOULD I CHOOSE TO PURCHASE THIS ANNUITY?
This Annuity is frequently  used for  retirement  planning  because it allows you to accumulate  retirement  savings and also offers annuity payment options when you are ready to begin  receiving  income.  The Annuity also offers one or more death benefits that can protect  your  retirement  savings if you die during a period of  declining  markets.  It may be used as an  investment  vehicle for
"qualified"  investments,  including an IRA,  SEP-IRA,  Roth IRA or Tax  Sheltered  Annuity (or  403(b)).  It may also be used as an investment  vehicle  for  "non-qualified"  investments.  The  Annuity  allows  you to  invest  your  money in a number  of  variable investment options as well as in one or more fixed investment options.

When an Annuity is purchased as a  "non-qualified"  investment,  you  generally  are not taxed on any  investment  gains the Annuity earns until you make a  withdrawal  or begin to receive  annuity  payments.  This  feature,  referred to as  "tax-deferral",  can be beneficial to the growth of your Account Value  because money that would  otherwise be needed to pay taxes on investment  gains each year remains invested and can earn additional money.  However,  because the Annuity is designed for long-term  retirement savings, a
10% penalty tax may be applied on withdrawals you make before you reach age 59 1/2. Annuities  purchased as a non-qualified  investment are not  subject to the  maximum  contribution  limits  that may apply to a  qualified  investment,  and are not subject to required minimum distributions after age 701/2.

When an Annuity is purchased as a "qualified"  investment,  you should consider that the Annuity does not provide any tax advantages in addition to the  preferential  treatment  already  available  through your  retirement  plan under the Internal  Revenue Code. An
Annuity may offer  features  and  benefits in addition to  providing  tax  deferral  that other  investment  vehicles may not offer, including  death benefit  protection for your  beneficiaries,  lifetime income  options,  and the ability to make transfers  between numerous  variable  investment  options  offered  under the Annuity.  You should  consult with your  investment  professional  as to whether the overall benefits and costs of the Annuity are appropriate considering your overall financial plan.

------------------------------------------------------------------------------------------------------------------------------------
These  annuities are NOT deposits or  obligations  of, or issued,  guaranteed or endorsed by Fleet Bank or its  affiliates,  are NOT insured or guaranteed by the U.S.  government,  the Federal Deposit Insurance  Corporation  (FDIC), the Federal Reserve Board or any
other agency.  An investment in this annuity involves investment risks, including possible loss of value.
------------------------------------------------------------------------------------------------------------------------------------

THESE  SECURITIES  HAVE NOT BEEN  APPROVED  OR  DISAPPROVED  BY THE  SECURITIES  AND  EXCHANGE  COMMISSION  OR ANY STATE  SECURITIES
COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES  COMMISSION  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION  TO THE CONTRARY IS A CRIMINAL  OFFENSE.  PLEASE READ THIS  PROSPECTUS AND THE CURRENT  PROSPECTUS FOR THE UNDERLYING
MUTUAL FUNDS.  KEEP THEM FOR FUTURE REFERENCE.
                                            FOR FURTHER INFORMATION CALL 1-800-444-3970.
Prospectus Dated: May 1, 2002                                                 Statement of Additional Information Dated: May 1, 2002
GA-PROS- (05/2002)                                                                                                PROGVAPROD(5/2002)

WHAT ARE SOME OF THE KEY FEATURES OF THIS ANNUITY?
|X|      This Annuity is a "flexible  premium  deferred  annuity." It is called  "flexible  premium"  because you have  considerable flexibility in the timing and amount of premium  payments.  Generally,  investors  "defer"  receiving  annuity payments until after an accumulation period.
|X|      This Annuity  currently  offers both variable and fixed  investment  options  however,  fixed  investment  options were not offered on Annuities issued prior to March 30, 1994. If you allocate your Account Value to variable investment  options,  the value of your Annuity will vary daily to reflect the  investment  performance  of the underlying  investment  options.  Fixed investment  options of different  durations are offered that are guaranteed by us, but may have a Market Value  Adjustment if you withdraw or transfer your Account Value before the Maturity Date.
|X|      The Annuity features two distinct phases - the accumulation  period and the payout period.  During the accumulation  period your Account Value is allocated to one or more investment options.  The variable  investment  options,  each a Sub-account of
       American Skandia Life Assurance  Corporation  Variable Account E, invest in an underlying  mutual fund portfolio.  Currently, portfolios of the Galaxy VIP Fund are being offered.
|X|      During the payout period,  commonly called  "annuitization,"  you can elect to receive  annuity  payments (1) for life; (2)
       for life with a  guaranteed  minimum  number  of  payments;  (3)  based on joint  lives;  or (4) for a  guaranteed  number of payments.  We currently make annuity payments available on a fixed or variable basis.
|X|      This Annuity offers a death benefit until age 85.  On or after age 85, the death benefit is equal to the Account Value.
|X|      There is no  Contingent  Deferred  Sales Charge on  surrenders  or  withdrawals.  You can withdraw  Account Value from your
       Annuity free of any charges.
|X|      Transfers  between  investment  options are tax-free.  Currently,  you may make twenty  transfers each year free of charge.
       We also  offer  several  programs  that  enable you to manage  your  Account  Value as your  financial  needs and  investment performance change.

HOW DO I PURCHASE THIS ANNUITY?
We sell the Annuity through licensed,  registered investment  professionals.  To purchase this Annuity you must be a customer of one or more  subsidiaries  of Fleet  Financial  Group,  Inc. at the time the Annuity is issued.  You must  complete an  application  and submit a minimum  initial  purchase  payment of $5,000.  We may allow you to make a lower  initial  purchase  payment  provided  you establish a bank drafting  program under which  purchase  payments  received in the first Annuity Year total at least $5,000.  There is no age  restriction to purchase the Annuity.  However,  the  protection  provided by the death benefit is limited on or after age
85.

   WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED

                                                         GLOSSARY OF TERMS

Many terms used within this  Prospectus  are described  within the text where they appear.  The  description  of those terms are not repeated in this Glossary of Terms.

Account Value:  The value of each  allocation to a Sub-account or a Fixed  Allocation  prior to the Annuity Date, plus any earnings, and/or  less any losses,  distributions  and  charges.  The  Account  Value is  calculated  before we assess any  applicable  Annual
Maintenance  Fee. The Account Value is determined  separately for each Sub-account and for each Fixed  Allocation,  and then totaled to determine  the Account  Value for your entire  Annuity.  The Account  Value of each Fixed  Allocation  on other than its Maturity
Date may be calculated using a market value adjustment.

Annuitization:  The application of Account Value to one of the available  annuity options to begin receiving  periodic  payments for life, for a guaranteed minimum number of payments or for life with a guaranteed minimum number of payments.

Annuity Date: The date you choose for annuity payments to commence.  A maximum Annuity Date may apply.

Annuity Year: A 12-month period commencing on the Issue Date of the Annuity and each successive 12-month period thereafter.

Code: The Internal Revenue Code of 1986, as amended from time to time.

Fixed  Allocation:  An allocation of Account Value that is to be credited a fixed rate of interest for a specified  Guarantee Period during the accumulation period.

Guarantee Period: A period of time during the accumulation period where we credit a fixed rate of interest on a Fixed Allocation.

Interim  Value:  The value of a Fixed  Allocation  on any date other  than the  Maturity  Date.  The  Interim  Value is equal to the initial value allocated to the Fixed Allocation plus all interest  credited to the Fixed Allocation as of the date calculated,  less any transfers or withdrawals from the Fixed Allocation.

Issue Date: The effective date of your Annuity.

MVA: A market  value  adjustment  used in the  determination  of Account  Value of each Fixed  Allocation  on any day other than the
Maturity Date of such Fixed Allocation.

Owner/Participant:  With an Annuity  issued as an  individual  annuity  contract,  the Owner is either an eligible  entity or person named as having  ownership  rights in  relation  to the  Annuity.  With an Annuity  issued as a  certificate  under a group  annuity contract,  the "Owner"  refers to the person or entity who has the rights and benefits  designated  as to the  "Participant"  in the certificate.

Surrender  Value:  The value of your Annuity  available upon surrender  prior to the Annuity Date. It equals the Account Value as of the date we price the surrender minus any applicable Annual Maintenance Fee and Tax Charge.

Unit:  A measure used to calculate your Account Value in a Sub-account during the accumulation period.

Valuation Day:  Every day the New York Stock  Exchange is open for trading or any other day the  Securities and Exchange  Commission requires mutual funds or unit investment trusts to be valued.

SUMMARY OF CONTRACT FEES AND CHARGES

Below is a summary of the fees and  expenses we charge for the  Annuity.  Some  charges are  assessed  against  your  Annuity  while others are assessed  against  assets  allocated  to the  variable  investment  options.  The charges  that are assessed  against the
Annuity include the Set-Up Fee, Annual  Maintenance  Fee,  Transfer Fee and the Tax Charge.  The charge that is assessed against the variable  investment  options is the Insurance Charge,  which is the combination of a mortality and expense risk charge and a charge for  administration  of the  Annuity.  Each  portfolio of the Galaxy VIP Fund  assesses a charge for  investment  management,  other expenses and with some mutual  funds,  a 12b-1 charge.  The  prospectus  for the Galaxy VIP Fund provides more detailed  information about the expenses for the underlying  mutual funds.  In certain states,  a premium tax charge may be applicable.  All of these fees and expenses are described in more detail within this Prospectus.

----------------------------------------------------------------------------------------------------------------------------------------
                                                       YOUR TRANSACTION EXPENSES
----------------------------------------------------------------------------------------------------------------------------------------
------------------------------- ----------------------------------------------------------------- --------------------------------------
                                                        Amount Deducted/
------------------------------                       Description Of Charge                                    When Deducted
         Fee/Expense
------------------------------- ----------------------------------------------------------------- --------------------------------------
------------------------------- ----------------------------------------------------------------- --------------------------------------
Contingent Deferred Sales                                                                            There is no Contingent Deferred
Charge                                                   Not Applicable                           Sales Charge deducted upon surrender
The charge is a percentage of                                                                                 or withdrawal
each applicable purchase
payment
------------------------------- ----------------------------------------------------------------- --------------------------------------
------------------------------- ----------------------------------------------------------------- --------------------------------------
Annual Maintenance Fee                       Smaller of $30 or 2% of Account Value                      Annually on the Annuity's
                                      (Only applicable if Account Value is under $50,000)          anniversary date or upon surrender
------------------------------- ----------------------------------------------------------------- --------------------------------------
-------------------------------
Transfer Fee                                                 $10.00                               After the 20th transfer each Annuity
                                                                                                                  Year
------------------------------- ----------------------------------------------------------------- --------------------------------------
------------------------------- ----------------------------------------------------------------- --------------------------------------
Tax Charge                         Depends on the requirements of the applicable jurisdiction                    Various

------------------------------- ----------------------------------------------------------------- --------------------------------------
------------------------------- ----------------------------------------------------------------- --------------------------------------
Set-Up Fee                          $25.00 if initial Purchase Payment is less than $10,000                    Upon Issue
------------------------------- ----------------------------------------------------------------- --------------------------------------

----------------------------------------------------------------------------------------------------------------------------------------
                                                  ANNUAL CHARGES OF THE SUB-ACCOUNTS
                                 (as a percentage of the average daily net assets of the Sub-accounts)
------------------------------- ----------------------------------------------------------------- --------------------------------------
Mortality & Expense Risk
Charge                                                       0.40%
                                                                                                                  Daily
Administration Charge                                        0.15%

Total  Annual  Charges  of the          0.55% per year of the value of each Sub-account              Applies to Variable Investment
Sub-accounts*                                                                                                 Options only
------------------------------- ----------------------------------------------------------------- --------------------------------------
*  The combination of the Mortality and Expense Risk Charges and Administration Charge is referred to as the "Insurance Charge"
elsewhere in this Prospectus.

----------------------------------------------------------------------------------------------------------------------------------------
                                           Underlying Mutual Fund Portfolio Annual Expenses
                               (as a percentage of the average net assets of the underlying Portfolios)
----------------------------------------------------------------------------------------------------------------------------------------

The following are the investment  management  fees, other expenses,  12b-1 fees (if  applicable),  and the total annual expenses for each  underlying  mutual fund  ("Portfolio")  as of December  31,  2001.  Each figure is stated as a  percentage  of the  underlying
Portfolio's  average daily net assets.  For certain of the  underlying  Portfolios,  a portion of the management fee is being waived and/or other expenses are being  partially  reimbursed.  "N/A" indicates that no portion of the management fee and/or other expenses is being waived  and/or  reimbursed.  The "Net Annual  Portfolio  Operating  Expenses"  reflect the  combination  of the  underlying
Portfolio's  investment  management fee, other expenses and any 12b-1 fees, net of any fee waivers and expense  reimbursements.  The following  expenses are deducted by the underlying  Portfolio  before it provides  American  Skandia with the daily net asset value.
Any footnotes  about expenses  appear after the list of all the  Portfolios.  The underlying  Portfolio  information was provided by the  underlying  mutual funds and has not been  independently  verified by us. See the  prospectuses  or  statements  of  additional information of the underlying  Portfolios for further details.  The current  prospectus and statement of additional  information for the underlying Portfolios can be obtained by calling 1-800-444-3970.

  ------------------------------------------- ----------------- ---------------- ---------------- ---------------- ----------------

                                                 Management          Other        Total Annual      Fee Waivers      Net Annual
             UNDERLYING PORTFOLIO                   Fees           Expenses         Portfolio      and Expense       Portfolio
                                                                                    Operating     Reimbursement      Operating
                                                                                    Expenses                          Expenses

  ------------------------------------------- ----------------- ---------------- ---------------- ---------------- ----------------
  The Galaxy VIP Fund:
    Equity                                         0.75%             0.27%            1.02%             N/A             1.02%
    Asset Allocation                               0.75%             0.28%            1.03%             N/A             1.03%
    High Quality Bond                              0.55%             0.52%            1.07%            0.14%            0.93%
    Money Market                                   0.40%             0.43%            0.83%            0.15%            0.68%
  ------------------------------------------- ----------------- ---------------- ---------------- ---------------- ----------------

EXPENSE EXAMPLES
These  examples  are  designed to assist you in  understanding  the various  costs and expenses you will incur with the Annuity over certain  periods of time based on specific  assumptions.  The examples  reflect the Insurance  Charge,  the Annual  Maintenance  Fee
(when  applicable),  the Set-Up Fee (when  applicable)  and the charges  deducted by the underlying  Portfolios.  The Securities and
Exchange Commission ("SEC") requires these examples.

Below are  examples  showing  what you would pay in  expenses at the end of the stated time  periods  for each  Sub-account  had you invested $1,000 in the Annuity and received a 5% annual return on assets.

The examples  shown assume that:  (a) you only  allocate  Account  Value to the  Sub-accounts,  not to a Fixed  Allocation;  (b) the
Insurance  Charge is assessed as 0.55% per year;  (c) the Annual  Maintenance  Fee(when  applicable)  is reflected as an asset-based charge based on an assumed  average  contract size;  (d) you make no  withdrawals of Account Value during the period shown;  (e) you make no  transfers,  withdrawals,  surrender or other  transactions  for which we charge a fee during the period  shown;  (f) no tax charge  applies;  and (g) the expenses for the  underlying  Portfolios  reflect the  continued  waiver of fees or  reimbursement  of expenses throughout the period shown (refer to the "Net Annual Portfolio Operating  Expenses",  in the section entitled  "Underlying
Mutual Fund Portfolio Annual Expenses."

THE EXAMPLES ARE  ILLUSTRATIVE  ONLY - THEY SHOULD NOT BE CONSIDERED A  REPRESENTATION  OF PAST OR FUTURE EXPENSES OF THE UNDERLYING
MUTUAL FUNDS OR THEIR PORTFOLIOS - ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

-----------------------------------------------------------------------------------------------------------------------------------------
                                                                  Expense Examples
                                                  (amounts shown are rounded to the nearest dollar)
-----------------------------------------------------------------------------------------------------------------------------------------

Whether or not you surrender your Annuity at the end of the applicable time period or begin taking annuity payments at such time, you would pay the following expenses on a $1,000 investment, assuming 5% annual return on assets:

                                       ---------------------------------------------- ------- -----------------------------------------
                                       If your initial  Purchase Payment is at least           If your initial  Purchase Payment is at
                                       $10,000,  so that  the  set-up  fee  does not           least  $10,000,  so that the set-up fee
                                       apply,  and at the end of each  period  shown           does not apply,  and at the end of each
                                       your Account  Value is $50,000 or higher,  so           period  shown  your  Account  Value  is
                                       that the maintenance fee does not apply:                below $50,000,  so that the maintenance
                                                                                               fee applies:
                                       ---------------------------------------------- ------- -----------------------------------------

After:                                                                                 After:
-----------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------- --------- ---------- --------- ---------- ------- ---------- --------- ---------- ----------
Sub-Account:                                 1 Year    3 Years    5 Years   10 Years           1 Year     3 Years   5 Years    10 Years
--------------------------------------------
GAL Equity                                      16        50         86        188                18         55        94         202
GAL Asset Allocation                            16        50         86        188                18         55        94         202
GAL High Quality Bond                           15        47         81        178                17         52        89         192
GAL Money Market                                13        40         69        150                14         44        76         165
-------------------------------------------- --------- ---------- --------- ---------- ------- ---------- --------- ---------- ----------

                                         --------------------------------------------
                                         If your initial  Purchase  Payment is below
                                         $10,000,  so that the set-up  fee  applies,
                                         and at the end of each  period  shown  your
                                         Account  Value  is below  $50,000,  so that
                                         the maintenance fee applies:

                                         --------------------------------------------

--------------------------------------------------------------------------------------
                                               After:
-------------------------------------------- --------- ---------- --------- ----------
Sub-Account:                                 1 Year    3 Years    5 Years   10 Years
-------------------------------------------- --------- ---------- --------- ----------
GAL Equity                                      25        69        115        239
GAL Asset Allocation                            25        69        115        239
GAL High Quality Bond                           24        66        110        229
GAL Money Market                                22        58         96        200
-------------------------------------------- --------- ---------- --------- ----------

INVESTMENT OPTIONS

WHAT ARE THE INVESTMENT OBJECTIVES, POLICIES AND EXPENSES OF THE PORTFOLIOS?

Each variable  investment option is a Sub-account of American Skandia Life Assurance  Corporation  Variable Account E (see "What are
Separate  Accounts" for more detailed  information.) Each Sub-account  invests  exclusively in one Portfolio of the Galaxy VIP Fund.
You should  carefully read the prospectus for any Portfolio in which you are  interested.  The following  chart  classifies  each of the Portfolios  based on our assessment of their  investment  style (as of the date of this  Prospectus).  The chart also provides a description of each Portfolio's  investment  objective (in italics) and a short, summary description of their key policies to assist you in determining  which  Portfolios  may be of interest to you. There is no guarantee that any underlying  Portfolio will meet its investment  objective.  The investment  advisor of the Galaxy VIP Fund,  Fleet Investment  Advisors,  Inc., is a subsidiary of Fleet
Financial Group, Inc.

The Portfolios are not publicly traded mutual funds.  They are only available as investment  options in variable  annuity  contracts and variable  life  insurance  policies  issued by insurance  companies,  or in some cases,  to  participants  in certain  qualified retirement  plans.  However,  some of the Portfolios  available as Sub-accounts  under the Annuity are managed by the same portfolio advisor or  sub-advisor  as a retail  mutual fund of the same or similar name that the  Portfolio may have been modeled after at its inception.  Certain retail mutual funds may also have been modeled after a Portfolio.  While the  investment  objective and policies of the retail  mutual  funds and the  Portfolios  may be  substantially  similar,  the  actual  investments  will  differ to varying degrees.  Differences  in the  performance  of the funds can be  expected,  and in some cases could be  substantial.  You should not compare the  performance  of a publicly  traded mutual fund with the  performance  of any  similarly  named  Portfolio  offered as a
Sub-account.  Details about the  investment  objectives,  policies,  risks,  costs and management of the Portfolios are found in the prospectus of the Galaxy VIP Fund. The current  prospectus  and statement of additional  information  for the underlying  Portfolios can be obtained by calling 1-800-752-6342.

Please refer to Appendix B for certain required financial information related to the historical performance of the Sub-accounts.

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                                                                                                                           PORTFOLIO
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                          ADVISOR/
       TYPE                                                                                                               SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP EQUITY   GAL VIP  Equity:  seeks  long-term  growth  by  investing  in  companies  that the  Portfolio's     Fleet Investment
                    investment  adviser believes have  above-average  earnings  potential.  The Portfolio  normally invests  at least  75% of its  total  assets  in a  broadly  diversified  portfolio  of  equity securities  issued by U.S.  companies,  primarily  common  stocks  and  securities  that can be converted into common stocks.  The Portfolio  invests mainly in companies  which the investment
                    adviser  believes will have faster earnings growth than the economy in general.  The investment      Advisors Inc.
                    adviser  looks for large  capitalization  companies  (generally  over $2  billion)  in  growing industries,  focusing on technological  advances,  good product development,  strong management and other factors which support future growth.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    GAL VIP Asset  Allocation:  seeks a high  total  return by  providing  both a current  level of income  that is greater  than that  provided by the popular  stock  market  averages as well as long-term growth in the value of the Portfolio's  assets.  The Portfolio aims to provide income that is higher than the average income  provided by stocks included in the popular stock market
                    averages,  the Dow  Jones  Industrial  Average  of 30  major  companies  and the S&P  500.  The     Fleet Investment
ASSET ALLOCATION    investment  adviser  attempts  to  achieve  these  goals  and  reduce  risk by  allocating  the      Advisors Inc.
                    Portfolio's  assets among  short-term  debt  securities,  common stocks,  preferred  stocks and bonds.  The  Portfolio  seeks a mix of stocks  and bonds  that will  produce  both  income  and long-term  capital  growth,  but will  keep at least 25% of its  total  assets in fixed  income investments, including debt securities and preferred stocks, at all times.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  LONG-TERM BOND    GAL VIP High Quality Bond:  seeks a high level of current income  consistent  with prudent risk     Fleet Investment
                    of capital.  The Portfolio  invests  primarily in obligations  issued or guaranteed by the U.S.
                    Government,  its agencies and instrumentalities,  as well as in corporate debt obligations such as notes and bonds. The Portfolio also invests in asset-backed and  mortgage-backed  securities
                    and in money market  instruments,  such as commercial paper and bank obligations.  Under normal      Advisors Inc.
                    market  conditions,  the Portfolio will invest at least 65% of its total assets in high quality debt obligations  that have one of the top two ratings  assigned by S&P or Moody's,  or unrated securities determined by the investment adviser to be of comparable quality.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   MONEY MARKET     GAL VIP Money Market:  seeks as high a level of current income as is consistent  with liquidity     Fleet Investment
                    and stability of principal.  The Portfolio  invests in a diversified  portfolio of money market instruments,  including commercial paper, asset-backed commercial paper, notes and bonds issued by  U.S.  corporations,  obligations  issued  by the  U.S.  Government  and  its  agencies  and
                    instrumentalities,  taxable  municipal  securities and  obligations  issued by U.S. and foreign      Advisors Inc.
                    banks,  such as  certificates of deposit.  The Portfolio also invests in repurchase  agreements backed by U.S. Government obligations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

WHAT ARE THE FIXED INVESTMENT OPTIONS?
We offer  fixed  investment  options of  different  durations  during the  accumulation  phase.  These  "Fixed  Allocations"  earn a guaranteed  fixed rate of interest for a specified  period of time,  called the "Guarantee  Period." In most states,  we offer Fixed
Allocations  with  Guarantee  Periods of 1, 2, 3, 5, 7 and 10 years.  We guarantee the fixed rate for the entire  Guarantee  Period.
However,  if you  withdraw  or transfer  Account  Value  before the end of the  Guarantee  Period,  we will adjust the value of your withdrawal or transfer based on a formula,  called a "Market Value  Adjustment."  The Market Value Adjustment can either be positive or negative,  depending on the rates that are currently being credited on Fixed  Allocations.  Please refer to the section  entitled
"How does the Market Value  Adjustment  Work?" for a description  of the formula along with  examples of how it is  calculated.  You may allocate Account Value to more than one Fixed Allocation at a time.

Fixed  Allocations  may not be available in all states.  Availability  of Fixed  Allocations  is subject to change and may differ by state and by the annuity product you purchase.  Please call American Skandia at  1-800-766-4530  to determine  availability of Fixed
Allocations in your state and for your annuity product.

FEES AND CHARGES

WHAT ARE THE CONTRACT FEES AND CHARGES?

Set-Up Fee:  We deduct a Set-Up Fee if your initial Purchase Payment is less than $10,000.

Contingent  Deferred  Sales Charge:  There is no Contingent  Deferred  Sales Charge  applied if you surrender your Annuity or make a partial withdrawal.

Annual  Maintenance Fee: During the accumulation  period we deduct an Annual  Maintenance Fee. The Annual  Maintenance Fee is $30.00
or 2% of your Account Value invested in the variable  investment  options,  whichever is less. This fee will be deducted annually on the  anniversary  of the Issue Date of your Annuity or, if you surrender  your Annuity  during the Annuity Year, the fee is deducted at the time of  surrender.  The  Annual  Maintenance  Fee is only  deducted  if your  Account  Value  is less  than  $50,000  on the anniversary  of the Issue Date or at the time of  surrender.  We may  increase the Annual  Maintenance  Fee.  However,  any increase will only apply to Annuities issued after the date of the increase.

Transfer  Fee:  Currently,  you may make twenty (20) free  transfers  between  investment  options each Annuity Year. We will charge
$10.00 for each  transfer  after the  twentieth in each Annuity  Year.  We do not consider  transfers  made as part of a dollar cost averaging  program when we count the twenty free  transfers.  Transfers made as part of a rebalancing,  market timing or third party investment  advisory  service will be subject to the  twenty-transfer  limit.  However,  all transfers  made on the same day will be treated as one (1)  transfer.  Renewals or transfers of Account Value from a Fixed  Allocation  at the end of its  Guarantee  Period
are not  subject  to the  Transfer  Fee and are not  counted  toward  the twenty  free  transfers.  We may reduce the number of free transfers  allowable  each  Annuity  Year  (subject to a minimum of eight)  without  charging a Transfer  Fee unless you make use of electronic  means to transmit  your  transfer  requests.  We may  eliminate  the  Transfer  Fee for  transfer  requests  transmitted electronically or through other means that reduce our processing costs.

Tax  Charges:  Several  states and some  municipalities  charge  premium  taxes or similar  taxes.  The amount of tax will vary from jurisdiction  to  jurisdiction  and is subject to change.  The tax charge  currently  ranges up to 3 1/2%. We generally will deduct the amount of tax payable at the time the tax is imposed,  but may also decide to deduct tax charges from each  Purchase  Payment at the time of a withdrawal  or surrender of your Annuity or at the time you elect to begin  receiving  annuity  payments.  We may assess a charge against the Sub-accounts and the Fixed Allocations equal to any taxes which may be imposed upon the separate accounts.

WHAT CHARGES APPLY SOLELY TO THE VARIABLE INVESTMENT OPTIONS?

Insurance  Charge:  We deduct an  Insurance  Charge  daily  against the average  daily assets  allocated  to the  Sub-accounts.  The
Insurance  Charge is the  combination  of the Mortality & Expense Risk Charge (0.40%) and the  Administration  Charge  (0.15%).  The
total charge is equal to 0.55% on an annual basis.  The Insurance  Charge is intended to compensate  American  Skandia for providing the  insurance  benefits  under the Annuity,  including  the  Annuity's  death  benefit that  provides  guaranteed  benefits to your beneficiaries  even if the market  declines  and the risk that persons we  guarantee  annuity  payments to will live longer than our assumptions.  The charge also covers  administrative costs associated with providing the Annuity benefits,  including preparation of the contract,  confirmation  statements,  annual account statements and annual reports, legal and accounting fees as well as various related  expenses.  Finally,  the charge  covers the risk that our  assumptions  about the mortality  risks and expenses  under this
Annuity are  incorrect and that we have agreed not to increase  these  charges over time despite our actual  costs.  We may increase the portion of the total Insurance Charge that is deducted as an  Administration  Charge.  However,  any increase will only apply to
Annuities issued after the date of the increase.

American  Skandia may make a profit on the Insurance  Charge if, over time,  the actual cost of providing the  guaranteed  insurance obligations  under the Annuity are less than the amount we deduct for the  Insurance  Charge.  To the extent we make a profit on the
Insurance  Charge,  such profit may be used for any other  corporate  purpose,  including  payment of other  expenses  that American
Skandia incurs in promoting, distributing, issuing and administering the Annuity.

The  Insurance  Charge is not deducted  against  assets  allocated  to a Fixed  Allocation.  However,  the amount we credit to Fixed
Allocations may also reflect similar assumptions about the insurance guarantees provided under the Annuity.

WHAT CHARGES ARE ASSESSED BY THE PORTFOLIOS?
We do not assess any charges directly  against the Portfolios.  However,  each Portfolio  charges a total annual fee comprised of an investment  management  fee,  operating  expenses  and any  distribution  and service  (12b-1)  fees that may apply.  These fees are deducted  daily by each  Portfolio  before it provides  American  Skandia with the net asset value as of the close of business  each day.  More detailed information about fees and charges can be found in the prospectuses for the Portfolios.

WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?
No specific fee or expenses are deducted when determining the rate we credit to a Fixed  Allocation.  However,  for some of the same reasons that we deduct the Insurance  Charge against Account Value allocated to the  Sub-accounts,  we also take into  consideration mortality,  expense,  administration,  profit and other factors in determining  the interest  rates we credit to Fixed  Allocations.
Any Tax Charge  applies to amounts  that are taken from the variable  investment  options or the Fixed  Allocations.  A Market Value
Adjustment may also apply to transfers, certain withdrawals, surrender or annuitization from a Fixed Allocation.

WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYMENT OPTION?
In certain states a tax is due if and when you exercise your right to receive  periodic  annuity  payments.  The amount payable will depend on the applicable  jurisdiction  and on the annuity  payment  option you select.  If you select a fixed payment  option,  the amount of each fixed payment will depend on the Account  Value of your Annuity when you elected to  annuitize.  There is no specific charge  deducted  from these  payments;  however,  the amount of each  annuity  payment  reflects  assumptions  about our  insurance expenses.  If you select a variable  payment option that we may offer,  then the amount of your benefits will reflect changes in the value of your Annuity and will continue to be subject to an insurance charge.

EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES
We may reduce or eliminate  certain  fees and charges or alter the manner in which the  particular  fee or charge is  deducted.  For example,  we may reduce or eliminate the amount of the Set-Up Fee,  reduce or eliminate the amount of the Annual  Maintenance Fee or reduce the portion of the total Insurance Charge that is deducted as an  Administration  Charge.  Generally,  these types of changes will be based on a reduction to our sales,  maintenance  or  administrative  expenses due to the nature of the  individual  or group purchasing  the Annuity.  Some of the factors we might  consider in making such a decision are: (a) the size and type of group;  (b)
the number of Annuities  purchased by an Owner; (c) the amount of Purchase Payments or likelihood of additional  Purchase  Payments;
and/or  (d)  other  transactions  where  sales,  maintenance  or  administrative  expenses  are  likely to be  reduced.  We will not discriminate  unfairly  between  Annuity  purchasers  if and when we reduce the portion of the  Insurance  Charge  attributed to the charge covering administrative costs.

PURCHASING YOUR ANNUITY

WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?

Initial Purchase  Payment:  To purchase this Annuity,  you must be a customer of one or more  subsidiaries of Fleet Financial Group,
Inc.  at the time the Annuity is issued.  You must make a minimum  initial  Purchase  Payment of $5,000.  However,  if you decide to make payments under a systematic  investment or "bank drafting"  program,  we will accept a lower initial  Purchase Payment provided that, within the first Annuity Year, you make at least $5,000 in total Purchase Payments.

Where allowed by law,  initial  Purchase  Payments in excess of $1,000,000  require our approval prior to  acceptance.  We may apply certain limitations and/or  restrictions on the Annuity as a condition of our acceptance,  including limiting the liquidity features or the Death Benefit protection provided under the Annuity,  limiting the right to make additional  Purchase Payments,  changing the number of transfers  allowable  under the Annuity or restricting  the  Sub-accounts  that are available.  Other  limitations  and/or restrictions may apply.

Except as noted below,  Purchase  Payments  must be submitted by check drawn on a U.S.  bank, in U.S.  dollars,  and made payable to
American  Skandia.  Purchase  Payments  may also be  submitted  via 1035  exchange  or  direct  transfer  of  funds.  Under  certain circumstances,  Purchase  Payments may be transmitted to American  Skandia via wiring funds through your  investment  professional's broker-dealer  firm.  Additional  Purchase Payments may also be applied to your Annuity under an arrangement  called "bank drafting"
where you  authorize  us to deduct  money  directly  from your bank  account.  We may reject any  payment  if it is  received  in an unacceptable form.  Our acceptance of a check is subject to our ability to collect funds.

Age  Restrictions:  There is no age restriction to purchase the Annuity.  However,  the protection  provided by the Death Benefit is limited  on or after age 85. You should  consider  your need to access  your  Account  Value and  whether  the  annuity's  liquidity features  will satisfy that need. If you take a  distribution  prior to age 591/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain.

Participant, Annuitant and Beneficiary Designations: On your Application, we will ask you to name the Participant(s), Annuitant and one or more Beneficiaries for your Annuity.

|X|      Participant:  The  Participant(s)  holds all rights  under the  Annuity.  You may name more than one  Participant  in which
         -----------
       case all ownership  rights are held jointly.  However,  this Annuity does not provide a right of  survivorship.  Refer to the
       Glossary of Terms for a complete description of the term "Participant."
|X|      Annuitant:  The  Annuitant is the person we agree to make annuity  payments to and upon whose life we continue to make such
         ---------
       payments.  You must name an Annuitant who is a natural  person.  We do not accept a designation  of joint  Annuitants  during the accumulation  period. Where allowed by law, you may name one or more Contingent  Annuitants.  A Contingent Annuitant will become the Annuitant if the Annuitant  dies before the Annuity Date.  Please refer to the discussion of  "Considerations  for
       Contingent Annuitants" in the Tax Considerations section of the Prospectus.
|X|      Beneficiary:  The  Beneficiary  is the  person(s) or entity you name to receive the death  benefit.  If no  beneficiary  is
         -----------
       named the death benefit will be paid to you or your estate.

Your right to make  certain  designations  may be limited if your  Annuity is to be used as an IRA or other  "qualified"  investment that is given  beneficial  tax treatment  under the Code.  You should seek  competent tax advice on the income,  estate and gift tax implications of your designations.

MANAGING YOUR ANNUITY

MAY I CHANGE THE PARTICIPANT, ANNUITANT AND BENEFICIARY DESIGNATIONS?
You may change the  Participant,  Annuitant and Beneficiary  designations by sending us a request in writing.  Where allowed by law, such changes will be subject to our acceptance.  Some of the changes we will not accept include, but are not limited to:
|X|      a new Participant  subsequent to the death of the  Participant or the first of any joint  Participants to die, except where a spouse-Beneficiary has become the Participant as a result of a Participant's death;
|X|      a new Participant or Annuitant who does not meet our then current underwriting guidelines;
|X|      a new Annuitant subsequent to the Annuity Date;
|X|      for "non-qualified" investments, a new Annuitant prior to the Annuity Date if the Annuity is owned by an entity; and
|X|      a change in Beneficiary if the Participant had previously made the designation irrevocable.

Spousal Participants/Spousal Beneficiaries
If an Annuity is co-owned by spouses,  we will assume that the sole primary  Beneficiary is the surviving spouse unless you elect an alternative  Beneficiary  designation.  Unless you elect an alternative  Beneficiary  designation,  upon the death of either spousal
Owner,  the surviving  spouse may elect to assume  ownership of the Annuity instead of taking the Death Benefit  payment.  The Death
Benefit  that would have been  payable  will be the new  Account  Value of the  Annuity as of the date of due proof of death and any required  proof of a spousal  relationship.  As of the date the  assumption  is effective,  the  surviving  spouse will have all the rights and  benefits  that would be  available  under the Annuity to a new  purchaser  of the same  attained  age.  For  purposes of determining  any future Death Benefit for the beneficiary of the surviving  spouse,  the new Account Value will be considered as the initial Purchase  Payment.  Any additional  Purchase  Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity.

Spousal Contingent Annuitant
If the Annuity is owned by an entity and the surviving spouse is named as a Contingent  Annuitant,  upon the death of the Annuitant, the  surviving  spouse  will  become the  Annuitant.  No Death  Benefit is payable  upon the death of the  Annuitant.  However,  the
Account  Value  of the  Annuity  as of the  date of due  proof of death of the  Annuitant  (and any  required  proof of the  spousal relationship) will reflect the amount that would have been payable had a Death Benefit been paid.

MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?
If after  purchasing  your Annuity you change your mind and decide that you do not want it, you may return it to us within a certain period of time known as a right to cancel  period.  This is often  referred  to as a  "free-look."  Depending  on the state in which you purchased  your Annuity,  and, in some states,  whether you purchased  the Annuity as a replacement  for a prior  contract,  the right to cancel  period  may be ten (10)  days,  twenty-one  (21) days or  longer,  measured  from the time that you  received  your
Annuity.  If you return your Annuity during the  applicable  period,  we will refund your current  Account Value plus any tax charge deducted.  This  amount may be higher or lower than your  original  Purchase  Payment.  Where  required  by law, we will return your current  Account  Value or the  amount of your  initial  Purchase  Payment,  whichever  is  greater.  The same rules may apply to an
Annuity that is  purchased  as an IRA. In any  situation  where we are  required to return the greater of your  Purchase  Payment or
Account Value,  we may allocate your Account Value to the GAL Money Market  Sub-account  during the right to cancel period and for a reasonable additional amount of time to allow for delivery of your Annuity.

MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?
The minimum amount that we accept as an additional  Purchase  Payment is $500 unless you  participate in bank drafting or a periodic purchase  payment  program.  We will allocate any additional  Purchase  Payments you make  according to your most recent  allocation instructions, unless you request new allocations when you submit a new Purchase Payment.

MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?
You can make  additional  Purchase  Payments to your Annuity by  authorizing  us to deduct money directly from your bank account and
              ----------
applying it to your  Annuity.  This type of program is often called "bank  drafting".  Purchase  Payments made through bank drafting may only be allocated to the variable  investment  options when applied.  Bank drafting  allows you to invest in your Annuity with a lower initial  Purchase  Payment,  as long as you  authorize  payments that will equal at least $5,000 during the first 12 months of your  Annuity.  We may  suspend or cancel bank  drafting  privileges  if  sufficient  funds are not  available  from the  applicable financial institution on any date that a transaction is scheduled to occur.

MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?
These types of programs are only available with certain types of qualified  investments.  If your employer  sponsors such a program, we may agree to accept periodic  Purchase  Payments through a salary  reduction  program as long as the allocations are made only to variable  investment  options and the  periodic  Purchase  Payments  received in the first year total at least  $5,000.  The minimum additional Purchase Payment you may make through a salary reduction program is $50.

MANAGING YOUR ACCOUNT VALUE

HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?
(See "Valuing Your Investment" for a description of our procedure for pricing initial and subsequent Purchase Payments.)

Initial Purchase  Payment:  Once we accept your  application,  we invest your net Purchase Payment in the Annuity.  The net Purchase
Payment is your initial  Purchase  Payment minus any tax charges that may apply and any applicable  set-up fee. On your  application we ask you to provide us with  instructions  for  allocating  your  Account  Value.  You can allocate  Account  Value to one or more variable investment options or Fixed Allocations.

In those  states  where we are  required  to return your  Purchase  Payment if you  exercise  your right to return the  Annuity,  we initially  allocate  all  amounts  that  you  choose  to  allocate  to the  variable  investment  options  to the GAL  Money  Market
Sub-account.  At the end of the  right to cancel  period  we will  reallocate  your  Account  Value  according  to your most  recent allocation  instructions.  Where permitted by law, we will allocate your Purchase Payments  according to your initial  instructions, without  temporarily  allocating  to the GAL Money Market  Sub-account.  To do this,  we will ask that you execute our form called a
"return  waiver" that authorizes us to allocate your Purchase  Payment to your chosen  Sub-accounts  immediately.  If you submit the
"return  waiver" and then decide to return your Annuity  during the right to cancel  period,  you will receive your current  Account
Value which may be more or less than your initial Purchase Payment (see "May I Return the Annuity if I Change my Mind?").

Subsequent  Purchase  Payments:  We will allocate any additional  Purchase  Payments you make  according to your current  allocation instructions.  We assume that your current  allocation  instructions  are valid for  subsequent  Purchase  Payments until you make a change to those allocations or request new allocations when you submit a new Purchase Payment.

ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?
During the accumulation period you may transfer Account Value between investment  options.  Transfers are not subject to taxation on any gain.  We  currently  limit the  number of  Sub-accounts  you can  invest in at any one time to twenty  (20).  However,  you can invest in an unlimited  number of Fixed  Allocations.  We may require a minimum of $500 in each  Sub-account  you  allocate  Account
Value to at the time of any  allocation  or transfer.  If you request a transfer  and, as a result of the  transfer,  there would be less than $500 in the Sub-account,  we may transfer the remaining  Account Value in the Sub-account pro rata to the other investment options to which you transferred.

Currently,  we will charge $10.00 for each transfer  after the twentieth  (20th) in each Annuity Year,  including  transfers made as part of any rebalancing,  market timing,  asset  allocation or similar program which you have authorized.  Transfers made as part of a dollar cost averaging  program do not count toward the twenty free transfer  limit.  Renewals or transfers of Account Value from a
Fixed  Allocation  at the end of its  Guarantee  Period are not  subject to the  transfer  charge.  We may reduce the number of free transfers  allowable  each  Annuity  Year  (subject to a minimum of eight)  without  charging a Transfer  Fee unless you make use of electronic  means to transmit  your  transfer  requests.  We may  eliminate  the  Transfer  Fee for  transfer  requests  transmitted electronically or through other means that reduce our processing costs.

We reserve the right to limit the number of  transfers in any Annuity  Year for all  existing or new  Participants.  We also reserve the right to limit the number of  transfers  in any Annuity Year or to refuse any  transfer  request for an  Participant  or certain
Participants  if: (a) we believe that  excessive  trading or a specific  transfer  request or group of transfer  requests may have a detrimental  effect on Unit Values or the share prices of the  Portfolios;  or (b) we are informed by one or more of the  Portfolios that the  purchase or  redemption  of shares must be  restricted  because of  excessive  trading or a specific  transfer or group of transfers is deemed to have a detrimental  effect on the share prices of affected  Portfolios.  Without limiting the above, the most likely  scenario  where  either of the above  could  occur  would be if the  aggregate  amount  of a trade or trades  represented  a relatively  large proportion of the total assets of a particular  Portfolio.  Under such a circumstance,  we will process  transfers according to our rules then in effect and provide  notice if the transfer  request was denied.  If a transfer  request is denied,  a new transfer request may be required.

DO YOU OFFER DOLLAR COST AVERAGING?
Yes. We offer Dollar Cost Averaging during the accumulation  period.  Dollar Cost Averaging  allows you to  systematically  transfer an amount  each month from one  investment  option to one or more other  investment  options.  You can choose to  transfer  earnings only,  principal  plus  earnings  or a flat  dollar  amount.  Dollar  Cost  Averaging  allows you to invest  regularly  each  month, regardless  of the current unit value (or price) of the  Sub-account(s)  you invest in. This enables you to purchase more units when the market  price is low and fewer  units  when the market  price is high.  This may  result in a lower  average  cost of units over time.  However,  there is no guarantee that Dollar Cost  Averaging will result in a profit or protect  against a loss in a declining market.

You must have a minimum Account Value of at least $25,000 to enroll in a Dollar Cost Averaging program.

You can Dollar Cost Average from variable  investment  options or Fixed  Allocations.  Dollar Cost Averaging from Fixed  Allocations is subject to a number of rules that include, but are not limited to the following:
|X|      You may only use Fixed Allocations with Guarantee Periods of 1, 2 or 3 years.
|X|      You may only Dollar Cost Average  earnings or principal  plus  earnings.  If  transferring  principal  plus  earnings,  the program must be designed to last the entire Guarantee Period for the Fixed Allocation.
|X|      Dollar Cost Averaging transfers from Fixed Allocations are not subject to a Market Value Adjustment.

NOTE:  When a Dollar Cost Averaging  program is established  from a Fixed  Allocation,  the fixed rate of interest we credit to your
Account  Value is applied to a declining  balance due to the  transfers of Account  Value to the  Sub-accounts  during the Guarantee
Period.  This will reduce the effective rate of return on the Fixed Allocation over the Guarantee Period.

DO YOU OFFER A PROGRAM TO BALANCE FIXED AND VARIABLE INVESTMENTS?
Some  investors  wish to invest in the  variable  investment  options  but also wish to protect a portion of their  investment  from market  fluctuations.  We offer a balanced  investment  program  where a portion of your  Purchase  Payment is  allocated to a Fixed
Allocation for a Guarantee Period that you select and the remaining  Account Value is allocated to the variable  investment  options that you  select.  The  amount  that we  allocate  to the Fixed  Allocation  is the amount  that will grow to a specific  "principal amount" such as your initial  Purchase  Payment.  We determine the amount based on the rates then in effect for the Guarantee Period you choose.  If no amounts are  transferred  or withdrawn from the Fixed  Allocation,  at the end of the Guarantee  Period,  it will have grown to equal the  "principal  amount".  The remaining  Account Value that was not  allocated to the Fixed  Allocation  can be allocated to any of the  Sub-accounts  that you choose.  Account Value  allocated to the variable  investment  options is subject to market fluctuations and may increase or decrease in value.

Example
Assume you have  $100,000 to invest.  You choose to allocate a portion of your Account  Value to a Fixed  Allocation  with a 10-year
Guarantee  Period.  The rate for the 10-year  Guarantee  Period is 6.05%*.  Based on the chosen  Guarantee Period and interest rate, the factor for  determining  how much of your Account Value can be allocated to the Fixed  Allocation  is 0.555768.  That means that
$55,557 will be allocated to the Fixed  Allocation  and the  remaining  Account  Value  ($44,443)  will be allocated to the variable investment  options.  Assuming that you do not make any withdrawals from the Fixed  Allocation,  it will grow to $100,000 at the end of the Guarantee  Period.  Of course we cannot  predict the value of the remaining  Account Value that was allocated to the variable investment options.

*  The rate in this example is hypothetical and may not reflect the current rate for Guarantee Periods of this duration.

MAY I AUTHORIZE MY INVESTMENT PROFESSIONAL TO MANAGE MY ACCOUNT?
Yes. You may  authorize  your  investment  professional  to direct the  allocation  of your Account  Value and to request  financial transactions  between  investment  options while you are living,  subject to our rules.  You must contact us immediately if and when you revoke such authority.  We will not be responsible for acting on instructions  from your investment  professional if you fail to inform us that such  person's  authority has been revoked.  We may also  suspend,  cancel or limit these  privileges at any time. We will notify you if we do.

We or an affiliate of ours may provide  administrative  support to  licensed,  registered  investment  professionals  or  investment advisors who you authorize to make financial  transactions on your behalf.  These investment  professionals  may be firms or persons who also are  appointed by us as  authorized  sellers of the  Annuity.  However,  we do not offer advice about how to allocate  your
Account Value under any  circumstance.  Any investment  professionals  you engage to provide advice and/or make transfers for you is not acting on our behalf. We are not responsible for any  recommendations  such investment  professionals make, any market timing or asset allocation programs they choose to follow or any specific transfers they make on your behalf.

We may require  investment  professionals or investment  advisors,  who are authorized by multiple contract owners to make financial transactions,  to enter into an administrative  agreement with American Skandia as a condition of our accepting transactions on your behalf. The  administrative  agreement may impose  limitations on the investment  professional's or investment  advisor's ability to request financial  transactions on your behalf.  These limitations are intended to minimize the detrimental  impact of an investment professional  who is in a position to transfer  large  amounts of money for multiple  clients in a  particular  Portfolio or type of
portfolio  or  to  comply  with  specific   restrictions  or  limitations  imposed  by  a  Portfolio(s)  on  American  Skandia.  The administrative agreement may limit the available investment options,  require advance notice of large transactions,  or impose other trading limitations on your investment  professional.  Your investment  professional will be informed of all such restrictions on an ongoing  basis.  We may also require that your  investment  professional  transmit all financial  transactions  using the electronic trading  functionality  available  through our Internet  website  (www.americanskandia.com).  Limitations that we may impose on your investment  professional  or  investment  advisor  under  the  terms of the  administrative  agreement  do not  apply  to  financial transactions requested by an Owner on their own behalf, except as otherwise described in this Prospectus.

HOW DO THE FIXED INVESTMENT OPTIONS WORK?
We credit the fixed  interest  rate to the Fixed  Allocation  throughout  a set period of time called a  "Guarantee  Period."  Fixed
Allocations  currently  are  offered  with  Guarantee  Periods  of 1, 2, 3, 5, 7 and 10  years.  We may make  Fixed  Allocations  of different  durations  available in the future.  Fixed Allocations may not be available in all states and may not always be available for all Guarantee Periods depending on market factors and other considerations.

The interest rate credited to a Fixed  Allocation is the rate in effect when the Guarantee  Period begins and does not change during the  Guarantee  Period.  The rates are an  effective  annual rate of  interest.  We  determine  the  interest  rates for the various
Guarantee  Periods.  At the time that we confirm your Fixed  Allocation,  we will advise you of the interest  rate in effect and the date your Fixed  Allocation  matures.  We may change the rates we credit new Fixed  Allocations  at any time. Any change in interest rate does not affect Fixed  Allocations  that were in effect  before the date of the change.  To inquire as to the current rates for
Fixed Allocations, please call 1-800-444-3970.

A Guarantee Period for a Fixed Allocation begins:
|X|      when all or part of a net Purchase Payment is allocated to that particular Guarantee Period;
|X|      upon transfer of any of your Account Value to a Fixed Allocation for that particular Guarantee Period; or
|X|      when you "renew" a Fixed Allocation by electing a new Guarantee Period.

To the extent permitted by law, we may establish  different  interest rates for Fixed  Allocations  offered to a class of Owners who choose to participate in various optional  investment  programs we make available.  This may include,  but is not limited to, Owners who elect to use Fixed  Allocations  under a dollar cost averaging program (see "Do You Offer Dollar Cost Averaging?") or a balanced investment  program (see "Do You Offer a Program to Balance Fixed and Variable  Investments?").  The interest rate credited to Fixed
Allocations  offered  to this class of  purchasers  may be  different  than those  offered to other  purchasers  who choose the same
Guarantee Period but who do not participate in an optional investment program.  Any such program is at our sole discretion.

HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?
We do not have a specific  formula for determining the fixed interest rates for Fixed  Allocations.  Generally the interest rates we offer for Fixed  Allocations will reflect the investment  returns available on the types of investments we make to support our fixed rate  guarantees.  These  investment  types may include cash,  debt  securities  guaranteed by the United States  government and its agencies and  instrumentalities,  money market instruments,  corporate debt obligations of different durations,  private placements, asset-backed  obligations  and municipal  bonds. In determining  rates we also consider  factors such as the length of the Guarantee
Period for the Fixed  Allocation,  regulatory  and tax  requirements,  liquidity of the markets for the type of investments we make, commissions,  administrative and investment  expenses,  our insurance risks in relation to the Fixed  Allocations,  general economic trends and competition.  Some of these  considerations  are similar to those we consider in determining the Insurance Charge that we deduct from Account Value allocated to the Sub-accounts.

We will credit interest on a new Fixed  Allocation in an existing  Annuity at a rate not less than the rate we are then crediting to
Fixed Allocations for the same Guarantee Period selected by new Annuity purchasers in the same class.

The  interest  rate we credit  for a Fixed  Allocation  is  subject  to a  minimum.  Please  refer to the  Statement  of  Additional
Information.  In certain states the interest rate may be subject to a minimum under state law or regulation.

HOW DOES THE MARKET VALUE ADJUSTMENT WORK?
If you transfer or withdraw  Account  Value from a Fixed  Allocation  more than 30 days before the end of its Guarantee  Period,  we will  adjust  the value of your  investment  based on a formula,  called a "Market  Value  Adjustment"  or "MVA".  The Market  Value
Adjustment  formula  compares the interest  rates credited for Fixed  Allocations at the time you invested,  to interest rates being credited  when you make a transfer or  withdrawal.  The amount of any Market Value  Adjustment  can be either  positive or negative, depending on the rates that are currently  being  credited on Fixed  Allocations.  In certain  states the amount of any Market Value
Adjustment  may be limited under state law or  regulation.  If your Annuity is governed by the laws of that state,  any Market Value
Adjustment that applies will be subject to our rules for complying with such law or regulation.

MVA Formula
The MVA formula is applied  separately  to each Fixed  Allocation  to  determine  the  Account  Value of the Fixed  Allocation  on a
particular date.  The formula is as follows:

                                                     [(1+I) / (1+J+0.0010)]N/12

                                                               where:

                  I is the fixed  interest rate we guaranteed to credit to the Fixed  Allocation as of its starting date;

                  J is the fixed  interest  rate for your class of  annuities at the time of the  withdrawal  for a new Fixed  Allocation  with a Guarantee  Period  equal to the  remaining  number of years in your original Guarantee Period;

                  N is the number of months remaining in the original Guarantee Period.

If you surrender your Annuity under the right to cancel provision, the MVA formula is [(1 + I)/(1 + J)]N/12.

If the transfer or  withdrawal  does not occur on the yearly or monthly  anniversary  of the beginning of the Fixed
Allocation, the numbers used in `J' and `N' will be rounded to the next highest integer.

MVA Examples
The following hypothetical examples show the effect of the MVA in determining Account Value.  Assume the following:
|X|      You allocate $50,000 into a Fixed Allocation with a Guarantee Period of 5 years.
|X|      The interest rate for your Fixed Allocation is 5.0% (I = 5.0%).
|X|      You make no  withdrawals  or transfers  until you decided to withdraw the entire Fixed  Allocation  after exactly three (3)
         years, therefore 24 months remain before the Maturity Date (N = 24).

Example of Positive MVA
Assume that at the time you request the withdrawal,  the fixed interest rate for a new Fixed  Allocation with a Guarantee  Period of
24 months is 3.5% (J = 3.5%).  Based on these assumptions, the MVA would be calculated as follows:

                                  MVA Factor = [(1+I)/(I+J+0.0010)]N/12 = [1.05/1.036]2 = 1.027210
                                                     Interim Value = $57,881.25
                                 Account Value after MVA = Interim Value X MVA Factor = $59,456.20.

Example of Negative MVA
Assume that at the time you request the withdrawal,  the fixed interest rate for a new Fixed  Allocation with a Guarantee  Period of
24 months is 6.0% (J = 6.0%).  Based on these assumptions, the MVA would be calculated as follows:

                                 MVA Factor = [(1+I)/(1+J+0.0010)]N/12 = [1.05/1.061)]2 = 0.979372
                                                     Interim Value = $57,881.25
                                 Account Value after MVA = Interim Value X MVA Factor = $56,687.28.

WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?
The "Maturity  Date" for a Fixed  Allocation is the last day of the Guarantee  Period.  Before the Maturity  Date, you may choose to renew the Fixed  Allocation  for a new  Guarantee  Period of the same or  different  length or you may  transfer all or part of that
Fixed Allocation's  Account Value to another Fixed Allocation or to one or more  Sub-accounts.  We will notify you before the end of the  Guarantee  Period  about the fixed  interest  rates that we are  currently  crediting to all Fixed  Allocations  that are being offered.  The rates  being  credited to Fixed  Allocations  may change  before the  Maturity  Date.  We will not charge a MVA if you choose to renew a Fixed Allocation on its Maturity Date or transfer the Account Value to one or more variable investment options.

If you do not  specify  how you want a Fixed  Allocation  to be  allocated  on its  Maturity  Date,  it will be renewed  for a Fixed
Allocation of the same duration if then available.

ACCESS TO ACCOUNT VALUE

WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?
During the  accumulation  phase you can access your Account Value through Partial  Withdrawals,  Systematic  Withdrawals,  and where required for tax purposes,  Minimum  Distributions.  You can also  surrender your Annuity at any time. If you surrender your Annuity we may deduct the Annual  Maintenance Fee and any Tax charge that applies.  Unless you notify us differently,  withdrawals are taken pro-rata based on the Account Value in the investment  options at the time we receive your withdrawal  request.  Each of these types of distributions is described more fully below.

ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?
(For more information, see "Tax Considerations")

During the Accumulation Period
A  distribution  during the  accumulation  period is deemed to come first from any "gain" in your  Annuity and second as a return of your "tax basis",  if any.  Distributions  from your Annuity are generally  subject to ordinary income taxation on the amount of any investment gain unless the distribution  qualifies as a non-taxable  exchange or transfer.  If you take a distribution  prior to the taxpayer's  age 59 1/2, you may be subject to a 10% penalty in addition to ordinary  income taxes on any gain.  You may wish to consult a professional tax advisor for advice before requesting a distribution.

During the Annuitization Period
During the  annuitization  period,  a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time of the  payment.  The Code and  regulations  have  "exclusionary  rules" that we use to  determine  what portion of each annuity  payment  should be  treated as a return of any tax basis you have in the  Annuity.  Once the tax basis in the  Annuity  has been distributed,  the remaining  annuity payments are taxable as ordinary income.  The tax basis in the Annuity may be based on the tax-basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.

CAN I WITHDRAW A PORTION OF MY ANNUITY?
Yes, you can make a withdrawal during the accumulation  phase. We call this a "Partial  Withdrawal."  After any Partial  Withdrawal,
your Annuity must have a Surrender Value of at least $1,000,  or we may treat the Partial  Withdrawal  request as a request to fully surrender your Annuity.  The minimum Partial Withdrawal you may request is $100.

Partial Withdrawals may also be available following annuitization but only if you choose certain annuity payment options.

To request the forms  necessary to make a withdrawal  from your  Annuity,  contact our Customer  Service Team at  1-800-444-3970  or visit our Internet Website at www.americanskandia.com.

CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD?
Yes. We call these "Systematic  Withdrawals." You can receive  Systematic  Withdrawals of earnings only,  principal plus earnings or a flat dollar amount.

Systematic  Withdrawals  can be made  from  Account  Value  allocated  to the  variable  investment  options  or Fixed  Allocations.
Generally,  Systematic  Withdrawals  from Fixed  Allocations  are  limited  to  earnings  accrued  after the  program of  Systematic
Withdrawals  begins, or payments of fixed dollar amounts that do not exceed such earnings.  Systematic  Withdrawals are available on a monthly,  quarterly,  semi-annual  or annual basis.  The Surrender  Value of your Annuity must be at least $25,000  before we will allow you to begin a program of Systematic Withdrawals.

The minimum  amount for each  Systematic  Withdrawal is $100. If any scheduled  Systematic  Withdrawal is for less than $100, we may postpone  the  withdrawal  and add the  expected  amount to the amount  that is to be  withdrawn  on the next  scheduled  Systematic
Withdrawal.

WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM?
(See "Tax Considerations" for a further discussion of Minimum Distributions.)

Minimum Distributions are a type of Systematic  Withdrawal we allow to meet distribution  requirements under Sections 401, 403(b) or
408 of the Code.  Under the Code,  you may be required to begin  receiving  periodic  amounts from your  Annuity.  In such case,  we will allow you to make Systematic Withdrawals in amounts that satisfy the minimum distribution rules under the Code.

The  amount of the  required  Minimum  Distribution  for your  particular  situation  may  depend  on other  annuities,  savings  or investments.  We will only  calculate  the amount of your  required  Minimum  Distribution  based on the value of your  Annuity.  We require  three (3) days  advance  written  notice to  calculate  and  process  the  amount of your  payments.  We may charge you for
calculating  required  Minimum  Distributions.   You  may  elect  to  have  Minimum  Distributions  paid  out  monthly,   quarterly,
semi-annually or annually.  The $100 minimum that applies to Systematic Withdrawals does not apply to Minimum Distributions.

You may also annuitize  your contract and begin  receiving  payments for the remainder of your life (or life  expectancy) as a means of receiving income payments and satisfying the Minimum Distribution requirements under the Code.

CAN I SURRENDER MY ANNUITY FOR ITS VALUE?
Yes.  During the  accumulation  phase you can surrender  your Annuity at any time.  Upon  surrender,  you will receive the Surrender
Value.  Upon surrender of your Annuity, you will no longer have any rights under the Annuity.

Under certain annuity payment options, you may be allowed to surrender your Annuity for its then current value.
To request the forms  necessary  to  surrender  your  Annuity,  contact our Customer  Service  Team at  1-800-444-3970  or visit our
Internet Website at www.americanskandia.com.

WHAT TYPES OF ANNUITY OPTIONS ARE AVAILABLE?
We currently make annuity options available that provide fixed annuity payments,  variable  payments or adjustable  payments.  Fixed options  provide the same amount with each  payment.  Variable  options  generally  provide a payment which may increase or decrease depending on the investment  performance of the Sub-accounts.  However,  currently,  we also make a variable payment option that has a guarantee  feature.  Adjustable  options  provide a fixed payment that is periodically  adjusted based on current  interest rates.
We do not guarantee to make any annuity  payment  options  available in the future.  For additional  information on annuity  payment options you may request a Statement of Additional Information.

When you purchase an Annuity,  or at a later date,  you may choose an Annuity Date,  an annuity  option and the frequency of annuity payments.  You may change your  choices up to 30 days before the Annuity  Date.  A maximum  Annuity Date may be required by law. Any change to these  options  must be in  writing.  The  Annuity  Date may depend on the  annuity  option you  choose.  Certain  annuity options may not be available depending on the age of the Annuitant.

Certain of these annuity options may be available to  Beneficiaries  who choose to receive the Death Benefit proceeds as a series of payments instead of a lump sum payment.

Option 1
--------
Payments for Life:  Under this option,  income is payable  periodically  until the death of the "key life".  The "key life" (as used in this  section) is the person or persons  upon whose life annuity  payments are based.  No  additional  annuity  payments are made after the death of the key life.  Since no minimum  number of  payments is  guaranteed,  this  option  offers the largest  amount of periodic  payments of the life  contingent  annuity  options.  It is possible  that only one payment will be payable if the death of the key life occurs before the date the second  payment was due, and no other  payments nor death  benefits  would be payable.  This
Option is currently  available on a fixed or variable basis.  Under this option,  you cannot make a partial or full surrender of the annuity.

Option 2
--------
Payments Based on Joint Lives:  Under this option,  income is payable  periodically  during the joint lifetime of two key lives, and thereafter  during the remaining  lifetime of the survivor,  ceasing with the last payment prior to the survivor's death. No minimum number of payments is  guaranteed  under this option.  It is possible  that only one payment will be payable if the death of all the key lives  occurs  before the date the second  payment was due,  and no other  payments  or death  benefits  would be payable.  This
Option is currently  available on a fixed or variable basis.  Under this option,  you cannot make a partial or full surrender of the annuity.

Option 3
--------
Payments for Life with a Certain  Period:  Under this option,  income is payable  until the death of the key life.  However,  if the key life dies before the end of the period selected (5, 10 or 15 years),  the remaining  payments are paid to the Beneficiary  until the end of such period.  This Option is  currently  available on a fixed or variable  basis.  If you elect to receive  payments on a variable basis under this option,  you can request  partial or full surrender of the annuity and receive its then current cash value
(if any) subject to our rules.

Option 4
--------
Fixed Payments for a Certain  Period:  Under this option,  income is payable  periodically  for a specified  number of years. If the payee dies before the end of the specified  number of years,  the remaining  payments are paid to the  Beneficiary  until the end of such period.  Note that under this option,  payments are not based on any assumptions of life  expectancy.  Therefore,  that portion of the  Insurance  Charge  assessed  to cover the risk that key lives  outlive  our  expectations  provides  no  benefit to an Owner selecting this option.  Under this option, you cannot make a partial or full surrender of the annuity.

Option 5
--------
Variable  Payments for Life with a Cash Value:  Under this  option,  benefits  are payable  periodically  until the death of the key life.  Benefits may  increase or decrease  depending  on the  investment  performance  of the  Sub-accounts.  This option has a cash value that also varies with the  investment  performance  of the  Sub-account.  The cash value  provides a "cushion"  from  volatile investment  performance so that negative investment  performance does not automatically  result in a decrease in the annuity payment each month,  and positive  investment  performance does not  automatically  result in an increase in the annuity payment each month.
The cushion generally  "stabilizes"  monthly annuity payments.  Any cash value remaining on the death of the key life is paid to the
Beneficiary  in a lump sum or as periodic  payments.  Under this option,  you can request  partial or full  surrender of the annuity and receive its then current cash value (if any) subject to our rules.

Option 6
--------
Variable  Payments  for Life with a Cash Value and  Guarantee:  Under this  option,  benefits  are payable as described in Option 5;
except that,  while the key life is alive, the annuity payment will not be less than a guaranteed  amount,  which generally is equal
------
to the first annuity  payment.  We charge an additional  amount for this guarantee.  Under this option,  any cash value remaining on the death of the key life is paid to the  Beneficiary  in a lump sum or as periodic  payments.  Under this  option,  you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

We may make additional annuity payment options available in the future.

HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?
Unless  prohibited  by law, we require that you elect either a life annuity or an annuity with a certain  period of at least 5 years if any CDSC would apply were you to surrender your Annuity on the Annuity Date.  Therefore,  making a purchase  payment within seven years of the Annuity  Date limits your  annuity  payment  options.  Certain  annuity  payment  options may not be  available if your
Annuity Date occurs during the period that a CDSC would apply.

If you have not provided us with your Annuity Date or annuity payment option in writing, then:
|X|      the Annuity Date will be the first day of the calendar month following the later of the Annuitant's 85th birthday or the fifth anniversary of our receipt of your request to purchase an Annuity; and
|X|      the annuity payments, where allowed by law, will be calculated on a fixed basis under Option 3, Payments for Life with 10 years certain.

HOW ARE ANNUITY PAYMENTS CALCULATED?

Fixed Annuity Payments (Options 1-4)
If you choose to receive fixed annuity  payments,  you will receive equal  fixed-dollar  payments  throughout the period you select.
The amount of the fixed payment will vary  depending on the annuity  payment  option and payment  frequency  you select.  Generally, the first annuity  payment is determined by  multiplying  the Account  Value,  minus any state premium taxes that may apply,  by the factor  determined  from our table of annuity rates.  The table of annuity rates differs based on the type of annuity chosen and the frequency of payment  selected.  Our rates will not be less than our guaranteed  minimum rates.  These guaranteed  minimum rates are derived from the 1983a Individual  Annuity  Mortality Table with an assumed interest rate of 3% per annum.  Where required by law or regulation,  such annuity  table will have rates that do not differ  according to the gender of the key life.  Otherwise,  the rates will differ according to the gender of the key life.

Variable Annuity Payments
We offer three different  types of variable  annuity payment  options.  The first annuity payment will be calculated  based upon the assumed  investment  return  ("AIR").  You select the AIR before we start to make  annuity  payments.  You will not receive  annuity payments  until you choose an AIR. The remaining  annuity  payments will  fluctuate  based on the  performance  of the  Sub-accounts relative to the AIR, as well as, other  factors  described  below.  The greater the AIR, the greater the first  annuity  payment.  A higher  AIR may result in  smaller  potential  growth in the  annuity  payments.  A lower AIR  results  in a lower  initial  annuity payment.  Within payment options 1-3, if the  Sub-accounts  you choose perform exactly the same as the AIR, then subsequent  annuity payments  will be the same as the  first  annuity  payment.  If the  Sub-accounts  you  choose  perform  better  than the AIR,  then subsequent  annuity  payments will be higher than the first annuity  payment.  If the Sub-accounts you choose perform worse than the
AIR,  then  subsequent  annuity  payments  will be lower  than the  first.  Within  payment  options 5 and 6, the cash value for the
Annuitant  (while alive) and a variable  period of time during which  annuity  payments will be made whether or not the Annuitant is still alive are adjusted based on the performance of the Sub-accounts  relative to the AIR; however,  subsequent annuity payments do not always increase or decrease based on the performance of the Sub-accounts relative to the AIR.

|X|      Variable Payments (Options 1-3)
         -----------------
         We calculate each annuity  payment amount by multiplying  the number of units  scheduled to be redeemed under a schedule of units for each  Sub-account by the Unit Value of each  Sub-Account  on the annuity  payment date. We determine the schedule of units  based on your  Account  Value  (minus any  premium  tax that  applies)  at the time you elect to begin  receiving annuity  payments.  The  schedule  of units will vary  based on the  annuity  payment  option  selected,  the length of any certain  period  (if  applicable),  the  Annuitant's  age and  gender  (if  annuity  payments  are due for the  life of the
         Annuitant) and the Unit Value of the  Sub-Accounts  you initially  selected on the Issue Date. The calculation is performed for each Sub-Account,  and the sum of the Sub-Account  calculations  equals the amount of your annuity payment.  Other than to fund annuity  payments,  the number of units allocated to each Sub-Account will not change unless you transfer among the
         Sub-Accounts or make a withdrawal (if allowed).  You can select one of three AIRs for these options: 3%, 5% or 7%.

|X|      Stabilized Variable Payments (Option 5)
         ----------------------------
         This option provides  guaranteed  payments for life, a cash value for the Annuitant  (while alive) and a variable period of time during which  annuity  payments  will be made whether or not the  Annuitant is still alive.  We calculate  the initial
                                                                                                                             -------
         annuity  payment amount by multiplying  the number of units  scheduled to be redeemed under a schedule of units by the Unit
         Values  determined on the  annuitization  date. The schedule of units is established for each Sub-account you choose on the annuitization date based on the applicable  benchmark rate,  meaning the AIR, and the annuity factors.  The annuity factors reflect our assumptions  regarding the costs we expect to bear in guaranteeing  payments for the lives of the Annuitant and will depend on the benchmark  rate, the annuitant's  attained age and gender (where  permitted).  Unlike variable  payments
         (described  above)  where each  payment  can vary based on  Sub-account  performance,  this  payment  option  cushions  the immediate  impact of  Sub-account  performance  by adjusting the length of the time during which  annuity  payments will be made whether or not the  Annuitant  is alive while  generally  maintaining  a level  annuity  payment  amount.  Sub-account performance that exceeds a benchmark rate will generally  extend this time period,  while  Sub-account  performance that is less than a benchmark  rate will  generally  shorten the period.  If the period  reaches  zero and the  Annuitant  is still alive,  Annuity  Payments  continue,  however,  the annuity payment amount will vary depending on Sub-account  performance, similar to conventional variable payments.  The AIR for this option is 4%.

|X|      Stabilized Variable Payments with a Guaranteed Minimum (Option 6)
         ------------------------------------------------------
         This option provides  guaranteed  payments for life in the same manner as Stabilized  Variable Payments  (described above).
         In addition to the  stabilization  feature,  this option also  guarantees that variable  annuity  payments will not be less than the initial annuity payment amount regardless of Sub-account performance.  The AIR for this option is 3%.

The variable  annuity payment options are described in greater detail in a separate  prospectus which will be provided to you at the time you elect one of the variable annuity payment options.

Adjustable Annuity Payments
We may make an adjustable annuity payment option available.  Adjustable  annuity payments are calculated  similarly to fixed annuity payments except that on every fifth (5th) anniversary of receiving  annuity payments,  the annuity payment amount is adjusted upward or downward  depending on the rate we are currently  crediting to annuity  payments.  The  adjustment in the annuity  payment amount does not affect the duration of remaining annuity payments, only the amount of each payment.

DEATH BENEFIT

WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?

The Annuity  provides a Death Benefit during its  accumulation  phase.  The Insurance Charge we deduct daily from your Account Value allocated to the  Sub-accounts  is used, in part, to pay us for the risk we assume in providing  the Death Benefit  guarantee  under the  Annuity.  If the  Annuity is owned by one or more  natural  persons,  the Death  Benefit is payable  upon the first  death of a
Participant.  If the  Annuity  is owned by an  entity,  the Death  Benefit is payable  upon the  Annuitant's  death,  if there is no
Contingent  Annuitant.  If a Contingent  Annuitant was designated  before the  Annuitant's  death and the Annuitant  dies,  then the
Contingent  Annuitant  becomes the  Annuitant  and a Death  Benefit  will not be paid at that time.  The person upon whose death the
Death Benefit is paid is referred to below as the "decedent."

The Death Benefit depends on the decedent's age on the date of death:

         If death occurs before the decedent's age 85:  The Death Benefit is the greater of:

|X|      The sum of all Purchase Payments less the sum of all withdrawals; and
|X|      The sum of your Account Value in the variable investment options and your Interim Value in the Fixed Allocations.

         If death occurs when the decedent is age 85 or older:  The Death Benefit is your Account Value.

PAYMENT OF DEATH BENEFITS

Payment of Death Benefit to Beneficiary
Except in the case of a spousal Beneficiary, in the event of your death, the death benefit must be distributed:
|X|      as a lump sum amount at any time within five (5) years of the date of death; or
|X|      as a series of annuity  payments  not  extending  beyond the life  expectancy  of the  Beneficiary  or over the life of the
         Beneficiary.  Payments under this option must begin within one year of the date of death.

Unless you have made an  election  prior to death  benefit  proceeds  becoming  due, a  Beneficiary  can elect to receive  the Death
Benefit  proceeds as a series of fixed annuity  payments  (annuity  payment options 1-4) or as a series of variable annuity payments
(annuity payment options 1-3 or 5 and 6).  See the section entitled "What Types of Annuity Options are Available."

Spousal Beneficiary - Assumption of Annuity
You may name your  spouse as your  Beneficiary.  If you and your  spouse own the Annuity  jointly,  we assume that the sole  primary
Beneficiary will be the surviving spouse unless you elect an alternative  Beneficiary  designation.  Unless you elect an alternative
Beneficiary  designation,  the spouse  Beneficiary may elect to assume  ownership of the Annuity instead of taking the Death Benefit payment.  Any Death Benefit  (including any optional Death  Benefits)  that would have been payable to the  Beneficiary  will become the new  Account  Value as of the date we receive due proof of death and any  required  proof of a spousal  relationship.  As of the date the  assumption is  effective,  the  surviving  spouse will have all the rights and benefits that would be available  under the
Annuity to a new  purchaser of the same  attained  age.  For purposes of  determining  any future  Death  Benefit for the  surviving spouse,  the new Account Value will be considered as the initial Purchase  Payment.  Any additional  Purchase Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity.

See the section  entitled  "Managing  Your Annuity - Spousal  Contingent  Annuitant"  for a discussion of the treatment of a spousal
Contingent Annuitant in the case of the death of the Annuitant in an entity owned Annuity.

IRA Beneficiary Continuation Option
The Code  provides for  alternative  death benefit  payment  options when an Annuity is used as an IRA,  403(b) or other  "qualified investment" that requires Minimum  Distributions.  Upon the Owner's death under an IRA, 403(b) or other  "qualified  investment",  a
Beneficiary  may generally elect to continue the Annuity and receive  Minimum  Distributions  under the Annuity instead of receiving the death benefit in a single  payment.  The available  payment  options will depend on whether the Owner died on or before the date he or she was required to begin receiving Minimum Distributions under the Code and whether the Beneficiary is the surviving spouse.

|X|      If death  occurs  before the date Minimum  Distributions  must begin under the Code,  the Death  Benefit can be paid out in either a lump  sum,  within  five  years  from the date of death,  or over the life or life  expectancy  of the  designated
         Beneficiary  (as long as payments begin by December 31st of the year following the year of death).  However,  if the spouse is the  Beneficiary,  the Death  Benefit can be paid out over the life or life  expectancy of the spouse with such payments beginning no earlier than December  31st of the year  following the year of death or December 31st of the year in which the deceased would have reached age 70 1/2, which ever is later.

|X|      If death occurs  after the date  Minimum  Distributions  must begin under the Code,  the Death  Benefit must be paid out at least as rapidly as under the method then in effect.

A Beneficiary has the flexibility to take out more each year than required under the Minimum  Distribution  rules.  Until withdrawn, amounts in an IRA,  403(b) or other  "qualified  investment"  continue to be tax deferred.  Amounts  withdrawn each year,  including amounts  that are  required to be  withdrawn  under the Minimum  Distribution  rules,  are subject to tax. You may wish to consult a professional  tax advisor for tax advice as to your  particular  situation.  See the section  entitled "How are  Distributions  From
Qualified Contracts Taxed? - Minimum Distributions after age 70 1/2."

Upon election of this IRA Beneficiary Continuation option:

|X|      the Annuity contract will be continued in the Owner's name, for the benefit of the Beneficiary.
|X|      the Account Value will be equal to any Death Benefit  (including  any optional  Death Benefit) that would have been payable to the Beneficiary if they had taken a lump sum distribution.
|X|      the Beneficiary may request  transfers among  Sub-accounts,  subject to the same limitations and restrictions  that applied to the Owner.  NOTE: The Sub-accounts offered under the IRA Beneficiary Continuation option may be limited.
|X|      no additional Purchase Payments can be applied to the Annuity.
|X|      the basic Death Benefit and any optional Death Benefits elected by the Owner will no longer apply to the Beneficiary.
|X|      The  Beneficiary  can request a withdrawal  of all or a portion of the Account Value at any time without  application  of a
              CDSC.
|X|      upon the death of the  Beneficiary,  any remaining  Account Value will be paid in a lump sum to the person(s)  named by the
              Beneficiary.
|X|      all amounts in the Annuity  must be paid out to the  Beneficiary  according  to the Minimum  Distribution  rules  described above.

Please contact American Skandia for additional  information on the  availability,  restrictions and limitations that will apply to a
Beneficiary under the IRA Beneficiary Continuation option.

Are there any exceptions to these rules for paying the Death Benefit?
Yes,  there are exceptions  that apply no matter how your Death Benefit is calculated.  There are exceptions to the Death Benefit if the  decedent  was not the Owner or  Annuitant  as of the Issue  Date and did not  become  the Owner or  Annuitant  due to the prior
Owner's or  Annuitant's  death.  Any minimum Death Benefit that applies will be suspended for a two-year  period from the date he or she first became Owner or Annuitant.  After the two-year  suspension  period is completed,  the Death Benefit is the same as if this person had been an Owner or Annuitant on the Issue Date.

When do you determine the Death Benefit?
We  determine  the amount of the Death  Benefit as of the date we receive  "due  proof of  death",  any  instructions  we require to determine  the method of payment and any other  written  representations  we require to  determine  the proper  payment of the Death
Benefit to all  Beneficiaries.  "Due proof of death" may  include a certified  copy of a death  certificate,  a certified  copy of a decree of a court of competent  jurisdiction as to the finding of death or other  satisfactory  proof of death.  Upon our receipt of
"due proof of death" we  automatically  transfer the Death Benefit to the GAL Money Market  Sub-Account  until we further  determine the universe of eligible  Beneficiaries.  Once the universe of eligible  Beneficiaries has been determined each eligible Beneficiary may allocate his or her eligible share of the Death Benefit to the Sub-Accounts according to our rules.

Each  Beneficiary  must make an  election  as to the method  they wish to receive  their  portion  of the Death  Benefit.  Absent an election  of a  Death  Benefit  payment  method,  no  Death  Benefit  can  be  paid  to the  Beneficiary.  We  may  require  written acknowledgment  of all named  Beneficiaries  before we can pay the Death Benefit.  During the period from the date of death until we receive all required paper work, the amount of the Death Benefit may be subject to market fluctuations.

VALUING YOUR INVESTMENT

HOW IS MY ACCOUNT VALUE DETERMINED?
During the accumulation  period,  the Annuity has an Account Value. The Account Value is determined  separately for each Sub-account allocation and for each Fixed  Allocation.  The Account Value is the sum of the values of each Sub-account  allocation and the value of each Fixed  Allocation.  When  determining  the Account Value on a day more than 30 days prior to a Fixed  Allocation's  Maturity
Date,  the  Account  Value may  include  any Market  Value  Adjustment  that would  apply to a Fixed  Allocation  (if  withdrawn  or transferred) on that day.

WHAT IS THE SURRENDER VALUE OF MY ANNUITY?
The Surrender Value of your Annuity is the value  available to you on any day during the  accumulation  period.  The Surrender Value is equal to your  Account  Value  minus any Annual  Maintenance  Fee.  The  Surrender  Value  will also  include  any  Market  Value
Adjustment that may apply.

HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?
When you  allocate  Account  Value  to a  Sub-Account,  you are  purchasing  units  of the  Sub-account.  Each  Sub-account  invests exclusively  in  shares  of an  underlying  Portfolio.  The  value of the  Units  fluctuate  with  the  market  fluctuations  of the
Portfolios.  The value of the Units also reflect the daily accrual for the Insurance Charge.

Each  Valuation  Day, we determine  the price for a Unit of each  Sub-account,  called the "Unit  Price." The Unit Price is used for determining  the value of  transactions  involving  Units of the  Sub-accounts.  We  determine  the number of Units  involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day.

Example
Assume you allocate  $5,000 to a Sub-account.  On the Valuation Day you make the allocation,  the Unit Price is $14.83.  Your $5,000 buys  337.154  Units of the  Sub-account.  Assume  that  later,  you wish to  transfer  $3,000  of your  Account  Value  out of that
Sub-account  and  into  another  Sub-account.  On the  Valuation  Day you  request  the  transfer,  the Unit  Price of the  original
Sub-account  has  increased to $16.79.  To transfer  $3,000,  we sell 178.677  Units at the current Unit Price,  leaving you 158.477
Units.  We then buy $3,000 of Units of the new  Sub-account  at the Unit Price of $17.83.  You would then have 168.255  Units of the new Sub-account.

HOW DO YOU VALUE FIXED ALLOCATIONS?
During the Guarantee  Period,  we use the concept of an Interim  Value.  The Interim Value can be calculated on any day and is equal to the initial value allocated to a Fixed  Allocation plus all interest  credited to a Fixed  Allocation as of the date  calculated.
The Interim  Value does not include the impact of any Market  Value  Adjustment.  If you made any  transfers or  withdrawals  from a
Fixed  Allocation,  the Interim Value will reflect the withdrawal of those amounts and any interest credited to those amounts before they were  withdrawn.  To determine  the Account  Value of a Fixed  Allocation  on any day other than its Maturity Date or within 30 days prior to its Maturity Date, we multiply the Account Value of the Fixed Allocation times the Market Value Adjustment factor.

WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?
American Skandia is generally open to process  financial  transactions on those days that the New York Stock Exchange (NYSE) is open for  trading.  There  may be  circumstances  where  the NYSE  does not open on a  regularly  scheduled  date or time or closes at an earlier time than scheduled  (normally  4:00 p.m. EST).  Financial  transactions  requested  before the close of the NYSE which meet our requirements will be processed according to the value next determined  following the close of business.  Financial  transactions requested  on a  non-business  day or after the close of the NYSE will be  processed  based on the value next  computed  on the next business  day.  There may be  circumstances  when the  opening or closing  time of the NYSE is  different  than  other  major  stock exchanges,  such as NASDAQ or the  American  Stock  Exchange.  Under such  circumstances,  the closing time of the NYSE will be used when valuing and processing transactions.

There may be circumstances  where the NYSE is open,  however,  due to inclement  weather,  natural  disaster or other  circumstances beyond  our  control,  our  offices  may  be  closed  or  our  business  processing  capabilities  may be  restricted.  Under  those circumstances,  your Account Value may fluctuate  based on changes in the Unit Values,  but you may not be able to transfer  Account
Value, or make a purchase or redemption request.

The NYSE is closed on the following nationally  recognized  holidays:  New Year's Day, Martin Luther King, Jr. Day, Presidents' Day,
Good Friday,  Memorial Day,  Independence  Day,  Labor Day,  Thanksgiving,  and Christmas.  On those dates,  we will not process any financial transactions involving purchase or redemption orders.

American Skandia will also not process financial transactions involving purchase or redemption orders or transfers on any day that:
|X|      trading on the NYSE is restricted;
|X|      an emergency exists making redemption or valuation of securities held in the separate account impractical; or
|X|      the SEC, by order, permits the suspension or postponement for the protection of security holders.

Initial  Purchase  Payments:  We are required to allocate  your initial  Purchase  Payment to the  Sub-accounts  within two (2) days after we receive  all of our  requirements  to issue the  Annuity.  If we do not have all the  required  information  to allow us to issue your  Annuity,  we may retain  the  Purchase  Payment  while we try to reach you or your  representative  to obtain all of our requirements.  If we are unable to obtain all of our  required  information  within  five (5) days,  we are  required  to return the
Purchase  Payment to you at that time,  unless you  specifically  consent to our retaining the Purchase  Payment while we gather the required  information.  Once we obtain the required  information,  we will invest the Purchase  Payment and issue the Annuity within two (2) days.  During any period that we are trying to obtain the required information, your money is not invested.

Additional  Purchase  Payments:  We will apply any  additional  Purchase  Payments on the Valuation Day that we receive the Purchase
Payment with satisfactory allocation instructions.

Scheduled  Transactions:  "Scheduled"  transactions  include transfers under a Dollar Cost Averaging,  or asset allocation  program,
Systematic  Withdrawals,  Minimum Distributions or annuity payments.  Scheduled transactions are processed and valued as of the date they are  scheduled,  unless the scheduled day is not a Valuation Day. In that case,  the  transaction  will be processed and valued on Valuation Day prior to the scheduled transaction date.

Unscheduled  Transactions:   "Unscheduled"  transactions  include  any  other  non-scheduled  transfers  and  requests  for  Partial
Withdrawals  or Free  Withdrawals  or  Surrenders.  Unscheduled  transactions  are  processed  and valued as of the Valuation Day we receive the request at our Office and have all of the required information.

Death  Benefits:  Death Benefit claims require our review and evaluation  before  processing.  We price such  transactions as of the date we receive at our Office all supporting documentation we require for such transactions and that are satisfactory to us.

TAX CONSIDERATIONS

WHAT ARE SOME OF THE FEDERAL TAX CONSIDERATIONS OF THIS ANNUITY?
Following is a brief summary of some of the Federal tax  considerations  relating to this Annuity.  However,  since the tax laws are complex and tax consequences are affected by your individual  circumstances,  this summary of our interpretation of the relevant tax laws is not  intended  to be  fully  comprehensive  nor is it  intended  as tax  advice.  Therefore,  you  may  wish  to  consult  a professional tax advisor for tax advice as to your particular situation.

HOW ARE AMERICAN SKANDIA AND THE SEPARATE ACCOUNTS TAXED?
The Separate  Accounts are taxed as part of American  Skandia.  American Skandia is taxed as a life insurance  company under Part I, subchapter  L of the Code.  No taxes are due on  interest,  dividends  and  short-term  or  long-term  capital  gains  earned by the
Separate Accounts with respect to the Annuities.

IN GENERAL, HOW ARE ANNUITIES TAXED?
Section 72 of the Code governs the taxation of annuities in general.  Taxation of the Annuity will depend in large part on:

1.       whether the Annuity is used by:
|X|      a qualified  pension plan,  profit  sharing plan or other  retirement  arrangement  that is eligible for special  treatment under the Code (for purposes of this discussion, a "Qualified Contract"); or
|X|      an individual or a corporation, trust or partnership (a "Non-qualified Contract"); and

2.       whether the Owner is:
|X|      an individual person or persons; or
|X|      an entity including a corporation, trust or partnership.

Individual  Ownership:  If one or more  individuals own an Annuity,  the Owner of the Annuity is generally not taxed on any increase in the value of the Annuity  until an amount is received (a  "distribution").  This is  commonly  referred to as "tax  deferral".  A distribution  can be in the form of a lump sum payment  including  payment of a Death Benefit,  or in annuity  payments under one of the annuity payment options.  Certain other transactions may qualify as a distribution and be subject to taxation.

Entity  Ownership:  If the Annuity is owned by an entity and is not a Qualified  Contract,  generally  the Owner of the Annuity must currently  include  any  increase in the value of the Annuity  during a tax year in its gross  income.  An  exception  from  current taxation  applies for annuities held by an employer with respect to a terminated  tax-qualified  retirement plan, a trust holding an annuity as an agent for a natural  person,  or by a decedent's  estate by reason of the death of the decedent.  A tax-exempt  entity for Federal tax purposes may not be subject to income tax as a result of this provision.

HOW ARE DISTRIBUTIONS TAXED?
Distributions from an Annuity are taxed as ordinary income and not as capital gains.

Distributions  Before  Annuitization:  Distributions  received before annuity  payments begin are generally  treated as coming first from "income on the contract" and then as a return of the  "investment  in the  contract".  The amount of any  distribution  that is treated  as receipt of  "income  on the  contract"  is  includible  in the  taxpayer's  gross  income and  taxable in the year it is received.  The amount of any  distribution  treated as a return of the  "investment  in the  contract"  is not  includible  in gross income.

|X|      "Income on the  contract" is calculated by  subtracting  the  taxpayer's  "investment  in the contract"  from the aggregate value of all "related contracts" (discussed below).
|X|      "Investment  in the  contract"  is equal to  total  purchase  payments  for all  "related  contracts"  minus  any  previous distributions  or portions of such  distributions  from such  "related  contracts"  that were not  includible  in gross income.
     "Investment  in the  contract"  may be affected by whether an annuity or any  "related  contract"  was  purchased  as part of a tax-free  exchange of life insurance,  endowment,  or annuity  contracts under Section 1035 of the Code. The "investment in the contract" for a Qualified Contract will be considered zero for tax reporting purposes.

Distributions  After  Annuitization:  A portion of each  annuity  payment  received on or after the Annuity  Date will  generally be taxable.  The taxable  portion of each annuity  payment is determined by a formula which  establishes the ratio that the "investment in the contract"  bears to the total value of annuity  payments to be made.  This is called the  "exclusion  ratio." The  investment in the contract is excluded  from gross income.  Any portion of an annuity  payment  received that exceeds the exclusion  ratio will be entirely  includible  in gross  income.  The formula for  determining  the  exclusion  ratio  differs  between fixed and variable annuity  payments.  When annuity  payments  cease  because of the death of the person upon whose life  payments are based and, as of the date of death,  the  amount of  annuity  payments  excluded  from  taxable  income by the  exclusion  ratio  does not exceed the
"investment in the contract," then the remaining  portion of unrecovered  investment may be allowed as a deduction on the decedent's final income tax return.

Penalty Tax on  Distributions:  Generally,  any  distribution  from an annuity  not used in  conjunction  with a Qualified  Contract
(Qualified  Contracts are  discussed  below) is subject to a penalty  equal to 10% of the amount  includible  in gross income.  This penalty does not apply to certain distributions, including:
|X|      Distributions made on or after the taxpayer has attained age 591/2;
|X|      Distributions made on or after the death of the contract owner, or, if the owner is an entity, the death of the annuitant;
|X|      Distributions attributable to the taxpayer's becoming disabled;
|X|      Distributions  which are part of a series of  substantially  equal periodic  payments for the life (or life  expectancy) of the taxpayer (or the joint lives of the taxpayer and the taxpayer's designated beneficiary);
|X|      Distributions of amounts which are treated as "investments in the contract" made prior to August 14, 1982;
|X|      Payments under an immediate annuity as defined in the Code;
|X|      Distributions under a qualified funding asset under Code Section 130(d); or
|X|      Distributions  from an annuity  purchased by an employer on the termination of a qualified pension plan that is held by the employer until the employee separates from service.

Special rules  applicable to "related  contracts":  Contracts  issued by the same insurer to the same contract owner within the same calendar year (other than certain  contracts owned in connection with a tax-qualified  retirement  arrangement) are to be treated as one annuity contract when determining the taxation of distributions  before  annuitization.  We refer to these contracts as "related contracts."  In situations  involving  related  contracts we believe that the values under such  contracts and the investment in the contracts  will be added  together to determine the proper  taxation of a  distribution  from any one contract  described  under the section  "Distributions  before  Annuitization."  Generally,  distributions  will be  treated  as coming  first  from  income on the contract  until all of the  income on all such  related  contracts  is  withdrawn,  and then as a return  of the  investment  in the contract.  There is some uncertainty  regarding the manner in which the Internal  Revenue Service would view related  contracts when one or more  contracts are immediate  annuities or are contracts that have been  annuitized.  The Internal  Revenue  Service has not issued guidance  clarifying this issue as of the date of this Prospectus.  You are  particularly  cautioned to seek advice from your own tax advisor on this matter.

Special  concerns  regarding  "substantially  equal  periodic  payments":  (also  known as  "72(t)" or  "72(q)"  distributions)  Any modification to a program of  distributions  which are part of a series of substantially  equal periodic  payments that occur before the later of the taxpayer  reaching age 59 1/2or five (5) years from the first of such payments will result in the  requirement to pay the 10%  premature  distribution  penalty  that would have been due had the payments  been  treated as subject to the 10%  premature distribution  penalty in the years  received,  plus  interest.  This does not apply when the  modification  is by reason of death or disability.  American Skandia does not currently support a section 72(q) program.

Special concerns regarding immediate  annuities:  The Internal Revenue Service has ruled that the immediate annuity exception to the
10% penalty described above under "Penalty Tax on Distributions" for  "non-qualified"  immediate annuities as defined under the Code may not apply to annuity payments under a contract  recognized as an immediate  annuity under state insurance law obtained  pursuant to an exchange of a contract if: (a) purchase  payments for the exchanged  contract  were  contributed  or deemed to be  contributed more than one year  prior to the  annuity  starting  date  under the  immediate  annuity;  and (b) the  annuity  payments  under the immediate annuity do not meet the requirements of any other exception to the 10% penalty.

Special rules in relation to tax-free  exchanges under Section 1035:  Section 1035 of the Code permits certain tax-free exchanges of a life insurance,  annuity or endowment  contract for an annuity.  If an annuity is purchased  through a tax-free exchange of a life insurance,  annuity or endowment contract that was purchased prior to August 14, 1982, then any distributions  other than as annuity payments will be considered to come:
|X|      First, from the amount of "investment in the contract" made prior to August 14, 1982 and exchanged into the annuity;
|X|      Then,  from any "income on the  contract"  that is  attributable  to the  purchase  payments  made prior to August 14, 1982
       (including income on such original purchase payments after the exchange);
|X|      Then, from any remaining "income on the contract"; and
|X|      Lastly, from the amount of any "investment in the contract" made after August 13, 1982.

Therefore,  to the extent a distribution is equal to or less than the remaining  investment in the contract made prior to August 14,
1982,  such amounts are not included in taxable  income.  Further,  distributions  received  that are  considered  to be a return of investment on the contract from purchase  payments made prior to August 14, 1982, such  distributions are not subject to the 10% tax penalty.  In all other respects,  the general  provisions of the Code apply to distributions from annuities obtained as part of such an exchange.

Partial  surrenders  may be treated in the same way as tax-free  1035  exchanges of entire  contracts,  therefore  avoiding  current taxation  of any gains in the  contract  as well as the 10% IRS tax penalty on pre-age 59 1/2withdrawals.  The IRS has  reserved  the right to treat  transactions it considers abusive as ineligible for this favorable partial 1035 exchange  treatment.  We do not know what transactions may be considered  abusive.  For example,  we do not know how the IRS may view early withdrawals or annuitizations after a  partial  exchange.  As of the  date of this  prospectus,  we will  treat a  partial  surrender  of this  type  involving  a non-qualified  annuity  contract as a "tax-free"  exchange  for future tax  reporting  purposes,  except to the extent that we, as a reporting and withholding agent,  believe that we would be expected to deem the transaction to be abusive.  However,  some insurance companies may not recognize  these partial  surrenders  as tax-free  exchanges and may report them as taxable  distributions  to the extent of any gain  distributed  as well as subjecting the taxable  portion of the  distribution  to the 10% IRS early  distribution penalty.  We  strongly  urge you to  discuss  any  transaction  of this  type  with  your tax  advisor  before  proceeding  with the transaction.

There is no guidance from the Internal Revenue Service as to whether a partial  exchange from a life insurance  contract is eligible for  non-recognition  treatment  under Section 1035 of the Code. We will continue to report a partial  surrender of a life insurance policy as subject to current  taxation to the extent of any gain.  In addition,  please be cautioned  that no specific  guidance has been provided as to the impact of such a transaction  on the remaining  life  insurance  policy,  particularly  as to the subsequent methods  to be used to test for  compliance  under  the Code for both the  definition  of life  insurance  and the  definition  of a modified endowment contract.

Special  Considerations  for  Purchasers of the Enhanced  Beneficiary  Protection  Optional  Death  Benefit:  As of the date of this
Prospectus,  it is our understanding  that the charges related to the optional Death Benefit are not subject to current taxation and we will not  report  them as such.  However,  the IRS could  take the  position  that  these  charges  should be  treated as partial withdrawals  subject to current  taxation to the extent of any gain and, if  applicable,  the 10% tax penalty.  We reserve the right to report charges for the optional Death Benefit as partial  withdrawals if we, as a reporting and withholding  agent,  believe that we would be expected to report them as such.

WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED CONTRACTS?
An annuity may be suitable as a funding vehicle for various types of  tax-qualified  retirement  plans.  We have provided  summaries below of the  types of  tax-qualified  retirement  plans  with  which we may  issue an  Annuity.  These  summaries  provide  general information  about the tax rules and are not  intended to be  complete  discussions.  The tax rules  regarding  qualified  plans are complex.  These rules may include limitations on contributions and restrictions on distributions,  including  additional taxation of distributions  and  additional  penalties.  The  terms  and  conditions  of the  tax-qualified  retirement  plan  may  impose  other limitations  and  restrictions  that are in  addition  to the terms of the  Annuity.  The  application  of these  rules  depends  on individual  facts and  circumstances.  Before  purchasing an Annuity for use in a qualified  plan,  you should obtain  competent tax advice,  both as to the tax treatment and  suitability of such an investment.  American  Skandia does not offer all of its annuities to all of these types of tax-qualified retirement plans.

Corporate  Pension and  Profit-sharing  Plans:  Annuities may be used to fund  employee  benefits of various  corporate  pension and profit-sharing  plans  established by corporate  employers  under Section 401(a) of the Code including  401(k) plans.  Contributions to such plans are not taxable to the employee until  distributions  are made from the retirement plan. The Code imposes  limitations on the amount that may be contributed  and the timing of  distributions.  The tax treatment of  distributions  is subject to special provisions of the Code, and also depends on the design of the specific  retirement plan.  There are also special  requirements as to participation, nondiscrimination, vesting and nonforfeitability of interests.

H.R. 10 Plans:  Annuities  may also be used to fund  benefits of retirement  plans  established  by  self-employed  individuals  for themselves and their  employees.  These are commonly  known as "H.R. 10 Plans" or "Keogh Plans".  These plans are subject to most of the same types of limitations and  requirements as retirement  plans  established by corporations.  However,  the exact  limitations and requirements may differ from those for corporate plans.

Tax Sheltered  Annuities:  Under Section 403(b) of the Code, a tax sheltered annuity ("TSA") is a contract into which  contributions may be  made  by  certain  qualifying  employers  such  as  public  schools  and  certain  charitable,  educational  and  scientific organizations  specified  in Section  501(c)(3)  for the  benefit of their  employees.  Such  contributions  are not  taxable to the employee  until  distributions  are made from the TSA.  The Code  imposes  limits on  contributions,  transfers  and  distributions.
Nondiscrimination requirements also apply.

Section 457 Plans:  Under Section 457 of the Code,  deferred  compensation  plans  established by governmental and certain other tax exempt  employers  for their  employees  may invest in annuity  contracts.  The Code limits  contributions  and  distributions,  and imposes  eligibility  requirements as well.  Contributions  are not taxable to employees until  distributed from the plan.  However, plan assets  remain the  property of the  employer  and are subject to the claims of the  employer's  general  creditors  until such assets are made available to participants or their beneficiaries.

Individual  Retirement  Arrangements  or "IRAs":  Section  408 of the Code allows  eligible  individuals  to maintain an  individual retirement  account  or  individual  retirement  annuity  ("IRA").  IRAs  are  subject  to  limitations  on the  amount  that may be contributed,  the  contributions  that may be deducted from taxable income,  the persons who may be eligible to establish an IRA and the time when  distributions  must commence.  Further,  an Annuity may be established  with "roll-over"  distributions  from certain tax-qualified retirement plans and maintain the tax-deferred status of these amounts.

Roth IRAs:  A form of IRA is also  available  called a "Roth  IRA".  Contributions  to a Roth IRA are not tax  deductible.  However, distributions  from a Roth IRA are free from  Federal  income taxes and are not subject to the 10% penalty tax if five (5) tax years have passed since the first  contribution  was made or any conversion from a traditional  IRA was made and the  distribution is made
                                                                                                       ---
(a) once the taxpayer is age 59 1/2or older,  (b) upon the death or disability of the taxpayer,  or (c) for qualified  first-time home buyer expenses,  subject to certain  limitations.  Distributions  from a Roth IRA that are not "qualified" as described above may be subject to Federal income and penalty taxes.

Purchasers  of IRAs and Roth  IRAs  will  receive a  special  disclosure  document,  which  describes  limitations  on  eligibility, contributions,  transferability  and  distributions.  It also  describes  the  conditions  under which  distributions  from IRAs and qualified  plans  may be  rolled  over or  transferred  into an IRA or  another  qualified  plan,  on a  tax-deferred  basis and the conditions  under which  distributions  from  traditional IRAs may be rolled over to, or the traditional IRA itself may be converted into, a Roth IRA.

SEP IRAs:  Eligible  employers  that meet  specified  criteria may  establish  Simplified  Employee  Pensions or SEP IRAs.  Employer
contributions  that may be made to employee SEP IRAs are larger than the amounts that may be  contributed  to other IRAs, and may be deductible to the employer.

HOW ARE DISTRIBUTIONS FROM QUALIFIED CONTRACTS TAXED?
Distributions  from  Qualified  Contracts are generally  taxed under  Section 72 of the Code.  Under these rules,  a portion of each distribution  may be excludable  from income.  The  excludable  amount is the proportion of a  distribution  representing  after-tax contributions.  Generally,  a 10% penalty tax applies to the taxable portion of a distribution from a Qualified  Contract made prior to age 59 1/2.  However, the 10% penalty tax does not apply when the distribution:
|X|      is part of a properly executed transfer to another IRA or another eligible qualified account;
|X|      is subsequent to the death or  disability  of the taxpayer (for this purpose  disability is as defined in Section  72(m)(7)
     of the Code);
|X|      is part of a series  of  substantially  equal  periodic  payments  to be paid not less  frequently  than  annually  for the taxpayer's life or life expectancy or for the joint lives or life expectancies of the taxpayer and a designated beneficiary;
|X|      is subsequent to a separation from service after the taxpayer attains age 55*;
|X|      does not exceed the employee's allowable deduction in that tax year for medical care*;
|X|      is made to an alternate payee pursuant to a qualified domestic relations order*; and
|X|      is made pursuant to an IRS levy.

The exceptions above which are followed by an asterisk (*) do not apply to IRAs.  Certain other exceptions may be available.

Minimum  Distributions  after age 70 1/2: A participant's  interest in a Qualified Contract must generally be distributed,  or begin to be distributed, by the "required beginning date".  This is April 1st of the calendar year following the later of:
|X|      the calendar year in which the individual attains age 70 1/2; or
|X|      the calendar  year in which the  individual  retires from service with the employer  sponsoring  the plan.  The  retirement option is not available to IRAs.

The  IRS  has  released  Treasury  regulations  containing  new  Minimum  Distribution  rules.  Under  the new  rules,  the  Minimum
Distribution  amount will be lower for the vast  majority of  individuals.  For Minimum  Distributions  required in 2002 and beyond, the individual may utilize the 2002 Final Regulations, the 2001 Proposed Regulations or the 1987 Proposed Regulations.

Under the new Minimum  Distribution  rules, a uniform life expectancy table will be utilized by all participants except those with a spouse who is more than ten (10)  years  younger  than the  participant.  In that case,  the new rules  permit  the  participant  to utilize the actual life  expectancies of the participant  and the spouse.  In most cases,  the beneficiary may be changed during the participant's  lifetime with no affect on the Minimum  Distributions.  At death,  the  designated  Beneficiary  may  generally  take
Minimum Distributions over his/her life expectancy or in a lump sum.

If the amount  distributed is less than the minimum  required  distribution for the year, the participant is subject to a 50% tax on the amount that was not properly  distributed.  Because of the many recent changes to the Minimum  Distribution  rules,  we strongly encourage you to consult with your tax advisor for more detailed information.

GENERAL TAX CONSIDERATIONS

Diversification:  Section  817(h) of the Code provides that a variable  annuity  contract,  in order to qualify as an annuity,  must have an "adequately  diversified"  segregated asset account (including  investments in a mutual fund by the segregated asset account of  insurance  companies).  If the  diversification  requirements  under the Code are not met and the  annuity is not  treated as an annuity,  the  taxpayer  will be subject to income tax on the annual gain in the  contract.  The Treasury  Department's  regulations prescribe the  diversification  requirements  for variable  annuity  contracts.  We expect the underlying  mutual fund portfolios to comply with the terms of these regulations.

Transfers Between Investment  Options:  Transfers between investment  options are not subject to taxation.  The Treasury  Department may  promulgate  guidelines  under  which a variable  annuity  will not be treated as an annuity for tax  purposes  if persons  with ownership  rights have excessive  control over the  investments  underlying  such variable  annuity.  Such guidelines may or may not address the number of investment  options or the number of transfers  between  investment  options offered under a variable annuity.
It is not known whether such guidelines,  if in fact promulgated,  would have retroactive  effect. It is also not known what effect, if any, such guidelines may have on transfers  between the investment  options of the Annuity offered  pursuant to this  Prospectus.
We will take any action,  including  modifications to your Annuity or the  Sub-accounts,  required to comply with such guidelines if promulgated.

Federal  Income Tax  Withholding:  Section  3405 of the Code  provides  for  Federal  income  tax  withholding  on the  portion of a distribution  which is  includible  in the gross  income of the  recipient.  Amounts to be  withheld  depend  upon the nature of the distribution.  However,  under most  circumstances  a recipient  may elect not to have income  taxes  withheld or have income  taxes withheld at a different rate by filing a completed election form with us.

Certain  distributions,  known as  eligible  rollover  distributions,  from  Qualified  Contracts,  are  subject  to  automatic  20%
withholding for Federal income taxes. The following  distributions  are not eligible  rollover  distributions and not subject to 20%
withholding::
|X|      any portion of a distribution paid as a Minimum Distribution;
|X|      direct transfers to the trustee of another retirement plan;
|X|      distributions from an individual retirement account or individual retirement annuity;
|X|      distributions  made as  substantially  equal periodic  payments for the life or life  expectancy of the  participant in the retirement plan or the life or life expectancy of such participant and his or her designated beneficiary under such plan;
|X|      distributions  that are part of a series of substantial  periodic  payments pursuant to Section 72(q) or 72(t) of the Code;
     and
|X|      certain other distributions where automatic 20% withholding may not apply.

Loans,  Assignments  and Pledges:  Any amount  received  directly or indirectly  as a loan from, or any  assignment or pledge of any portion of the value of, an annuity  before annuity  payments have begun is treated as a distribution  subject to taxation under the distribution  rules set forth  above.  Any gain in an annuity on or after the  assignment  or pledge of an entire  annuity and while such  assignment  or pledge  remains  in effect is  treated as  "income  on the  contract"  in the year in which it is  earned.  For annuities not issued as Qualified  Contracts,  the cost basis of the annuity is increased by the amount of any  assignment or pledge includible  in gross  income.  The cost basis is not affected by any repayment of any loan for which the annuity is collateral or by payment of any interest thereon.

Gifts:  The gift of an annuity to someone  other than the spouse of the owner (or former  spouse  incident to a divorce) is treated, for income tax purposes, as a distribution.

Estate and Gift Tax  Considerations:  You should obtain  competent tax advice with respect to possible  federal and state estate and gift tax consequences flowing from the ownership and transfer of annuities.

Generation-Skipping  Transfers:  Under the Code  certain  taxes may be due when all or part of an  annuity is  transferred  to, or a death  benefit is paid to, an  individual  two or more  generations  younger than the  contract  holder.  These  generation-skipping transfers  generally  include those subject to federal estate or gift tax rules.  There is an aggregate $1.1 million  exemption from taxes for all such  transfers.  We may be required to determine  whether a  transaction  is a direct skip as defined in the Code and the amount of the  resulting  tax. We will  deduct from your  Annuity or from any  applicable  payment  treated as a direct skip any amount of tax we are required to pay.

Considerations  for Contingent  Annuitants:  There may be adverse tax consequences if a contingent  annuitant  succeeds an annuitant when the Annuity is owned by a trust that is neither tax exempt nor  qualifies  for preferred  treatment  under certain  sections of the Code.  In general,  the Code is designed  to prevent  indefinite  deferral  of tax.  Continuing  the benefit of tax  deferral by naming one or more contingent  annuitants  when the Annuity is owned by a  non-qualified  trust might be deemed an attempt to extend the tax deferral for an indefinite  period.  Therefore,  adverse tax treatment may depend on the terms of the trust, who is named as contingent  annuitant,  as well as the  particular  facts and  circumstances.  You should  consult your tax advisor  before naming a contingent annuitant if you expect to use an Annuity in such a fashion.

GENERAL INFORMATION

HOW WILL I RECEIVE STATEMENTS AND REPORTS?
We send any  statements  and reports  required by applicable  law or  regulation  to you at your last known  address of record.  You should  therefore give us prompt notice of any address change.  We reserve the right, to the extent  permitted by law and subject to your prior  consent,  to provide  any  prospectus,  prospectus  supplements,  confirmations,  statements  and  reports  required  by applicable law or regulation to you through our Internet Website at  http://www.americanskandia.com  or any other electronic  means, including  diskettes or CD ROMs. We send a confirmation  statement to you each time a transaction  is made affecting  Account Value, such as making additional Purchase Payments,  transfers,  exchanges or withdrawals.  We also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter.  We may confirm regularly  scheduled  transactions,  such as the Annual
Maintenance  Fee, in quarterly  statements  instead of  confirming  them  immediately.  You should review the  information  in these statements  carefully.  You may  request  additional  reports.  We  reserve  the right to charge up to $50 for each such  additional report.

Any errors or  corrections  on  transactions  for your  Annuity  must be  reported to us at our Office as soon as possible to assure proper accounting to your Annuity. For transactions that are confirmed  immediately,  we assume all transactions are accurate unless you notify us otherwise  within 30 days from the date you receive the  confirmation.  For  transactions  that are first confirmed on the quarterly  statement,  we assume all transactions are accurate unless you notify us within 30 days from the date you receive the quarterly  statement.  All transactions  confirmed  immediately or by quarterly statement are deemed conclusive after the applicable
30-day  period.  We may also send an annual report and a semi-annual  report  containing  applicable  financial  statements  for the
Separate  Account and the Portfolios,  as of December 31 and June 30,  respectively,  to  Participants  or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.

WHO IS AMERICAN SKANDIA?
American Skandia Life Assurance  Corporation  ("American  Skandia") is a stock life insurance  company domiciled in Connecticut with licenses in all 50 states and the District of Columbia.  American Skandia is a wholly-owned  subsidiary of American  Skandia,  Inc., whose  ultimate  parent  is  Skandia  Insurance  Company  Ltd.,  a  Swedish  company.  American  Skandia  markets  its  products  to broker-dealers  and financial  planners  through an internal field marketing  staff. In addition,  American  Skandia markets through and in conjunction with financial institutions such as banks that are permitted directly, or through affiliates, to sell annuities.

American Skandia is in the business of issuing variable annuity and variable life insurance  contracts.  American Skandia  currently offers the following  products:  (a) flexible  premium  deferred  annuities and single  premium fixed  deferred  annuities  that are registered  with the SEC,  (b) certain  other fixed  deferred  annuities  that are not  registered  with the SEC; (c) both fixed and variable immediate  adjustable  annuities;  and (d) a single premium variable life insurance policy that is registered with the SEC.
No company  other than  American  Skandia has any legal  responsibility  to pay amounts that it owes under its variable  annuity and variable life insurance contracts.

WHAT ARE SEPARATE ACCOUNTS?
The separate  accounts are where American  Skandia sets aside and invests the assets of some of our annuities.  In the  accumulation phase,  assets supporting  Account Values of the Annuities are held in separate accounts  established under the laws of the State of
Connecticut.  We are the legal owner of assets in the separate  accounts.  In the payout  period,  assets  supporting  fixed annuity payments  and any  adjustable  annuity  payments we make  available  are held in our general  account.  Assets  supporting  variable annuity  payment  options  may be invested in our  separate  accounts.  Income,  gains and losses  from  assets  allocated  to these separate  accounts are credited to or charged against each such separate account without regard to other income,  gains or losses of
American Skandia or of any other of our separate  accounts.  These assets may only be charged with liabilities  which arise from the
Annuities  issued by American  Skandia.  The amount of our obligation in relation to allocations to the Sub-accounts is based on the investment performance of such Sub-accounts.  However, the obligations themselves are our general corporate obligations.

Separate Account E
During the accumulation  phase, the assets supporting  obligations based on allocations to the variable  investment options are held in  Sub-accounts  of American  Skandia Life  Assurance  Corporation  Variable  Account E, also referred to as "Separate  Account E".
Separate  Account E consists of four  Sub-accounts  each of which  invests only in a single  portfolio  of the Galaxy VIP Fund.  The name of each Sub-account  generally  corresponds to the name of the underlying  Portfolio.  Separate Account E was established by us pursuant to  Connecticut  law.  The  Sub-accounts  of this  Annuity are all  Sub-accounts  of Separate  Account E. Each  Sub-account invests only in a single mutual fund or mutual fund  portfolio.  Separate  Account E is registered with the SEC under the Investment
Company Act of 1940 (the  "Investment  Company Act") as a unit  investment  trust,  which is a type of investment  company.  The SEC does not supervise  investment  policies,  management or practices of Separate Account E. Each Sub-account  invests only in a single mutual fund or mutual fund portfolio.

We reserve the right to make  changes to the  Sub-accounts  available  under the Annuity as we determine  appropriate.  We may offer new  Sub-accounts,  eliminate  Sub-accounts,  or combine  Sub-accounts  at our sole  discretion.  We may also close  Sub-accounts to additional  Purchase  Payments on existing Annuity  contracts or close  Sub-accounts  for Annuities  purchased on or after specified dates.  We may also substitute an underlying  mutual fund or portfolio of an underlying  mutual fund for another  underlying  mutual fund or  portfolio  of an  underlying  mutual fund,  subject to our receipt of any  exemptive  relief that we are required to obtain under the Investment Company Act.  We will notify Owners of changes we make to the Sub-accounts available under the Annuity.

Values and benefits based on  allocations to the  Sub-accounts  will vary with the investment  performance of the underlying  mutual funds or fund  portfolios,  as  applicable.  We do not  guarantee  the  investment  results of any  Sub-account.  Your Account Value allocated  to the  Sub-accounts  may increase or  decrease.  You bear the entire  investment  risk.  There is no assurance  that the
Account Value of your Annuity will equal or be greater than the total of the Purchase Payments you make to us.

Separate Account D
During the  accumulation  phase,  assets  supporting our obligations  based on Fixed  Allocations are held in American  Skandia Life
Assurance  Corporation  Separate  Account D, also  referred to as  "Separate  Account D".  Such  obligations  are based on the fixed interest  rates we credit to Fixed  Allocations  and the terms of the Annuities.  These  obligations do not depend on the investment performance of the assets in Separate Account D.  Separate Account D was established by us pursuant to Connecticut law.

There are no units in Separate  Account D. The Fixed  Allocations  are  guaranteed by our general  account.  An Annuity  Participant who allocates a portion of their Account Value to Separate  Account D does not  participate in the investment gain or loss on assets maintained  in  Separate  Account  D. Such gain or loss  accrues  solely to us. We retain  the risk that the value of the  assets in
Separate  Account D may drop below the reserves and other  liabilities we must maintain.  Should the value of the assets in Separate
Account D drop below the reserve and other  liabilities we must maintain in relation to the annuities  supported by such assets,  we will transfer  assets from our general  account to Separate  Account D to make up the  difference.  We have the right to transfer to our  general  account any assets of Separate  Account D in excess of such  reserves  and other  liabilities.  We maintain  assets in
Separate Account D supporting a number of annuities we offer.

We  currently  employ  investment  managers  to manage the  assets  maintained  in  Separate  Account  D. Each  manager we employ is responsible  for  investment  management  of a different  portion of  Separate  Account D. From time to time  additional  investment managers  may be employed or  investment  managers may cease being  employed.  We are under no  obligation  to employ or continue to employ any investment manager(s) and have sole discretion over the investment managers we retain.

We are not obligated to invest  according to specific  guidelines or strategies  except as may be required by Connecticut  and other state insurance laws.

WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?
Each underlying  mutual fund is registered as an open-end  management  investment  company under the Investment  Company Act. Shares of the underlying  mutual fund portfolios are sold to separate  accounts of life insurance  companies  offering variable annuity and variable life insurance  products.  The shares may also be sold directly to qualified  pension and retirement  plans. The Galaxy VIP
Fund is registered under the Investment Company Act as an open-end  diversified  management  investment  company. It was established as a Massachusetts business trust under an Agreement and Declaration of Trust dated May 27, 1992.

Voting Rights
We are the legal owner of the shares of the underlying  mutual funds in which the  Sub-accounts  invest.  However,  under SEC rules, you have voting  rights in relation  to Account  Value  maintained  in the  Sub-accounts.  If an  underlying  mutual fund  portfolio requests a vote of  shareholders,  we will vote our shares based on  instructions  received  from  Participants  with Account  Value allocated to that  Sub-account.  Participants  have the right to vote an amount equal to the number of shares  attributable to their contracts.  If we do not receive voting  instructions  in relation to certain  shares,  we will vote those shares in the same manner and  proportion as the shares for which we have received  instructions.  We will furnish those  Participants  who have Account Value allocated to a  Sub-account  whose  underlying  mutual fund  portfolio  has  requested a "proxy" vote with proxy  materials  and the necessary forms to provide us with their voting  instructions.  Generally,  you will be asked to provide instructions for us to vote on matters such as changes in a  fundamental  investment  strategy,  adoption of a new  investment  advisory  agreement,  or matters relating to the structure of the underlying mutual fund that require a vote of shareholders.

Material Conflicts
It is possible that  differences  may occur between  companies  that offer shares of an  underlying  mutual fund  portfolio to their respective  separate  accounts  issuing  variable  annuities  and/or  variable life insurance  products.  Differences may also occur surrounding the offering of an underlying  mutual fund portfolio to variable life insurance  policies and variable annuity contracts that we offer.  Under certain  circumstances,  these  differences could be considered  "material  conflicts," in which case we would take  necessary  action to protect  persons with voting rights under our variable  annuity  contracts  and variable  life  insurance policies  against  persons  with  voting  rights  under other  insurance  companies'  variable  insurance  products.  If a "material conflict" were to arise between owners of variable  annuity  contracts and variable life  insurance  policies  issued by us we would take  necessary  action to treat such  persons  equitably  in  resolving  the  conflict.  "Material  conflicts"  could  arise due to differences  in voting  instructions  between  owners of variable  life  insurance  and  variable  annuity  contracts of the same or different companies.  We monitor any potential conflicts that may exist.

WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?
American Skandia  Marketing,  Incorporated  ("ASM"),  a wholly-owned  subsidiary of American  Skandia,  Inc., is the distributor and principal  underwriter of the securities  offered  through this  prospectus.  ASM acts as the distributor of a number of annuity and life  insurance  products we offer and both American  Skandia Trust and American  Skandia  Advisor  Funds,  Inc., a family of retail mutual  funds.  ASM also acts as an  introducing  broker-dealer  through  which it receives a portion of  brokerage  commissions  in connection with purchases and sales of securities held by portfolios of American Skandia Trust.

ASM's principal business address is One Corporate Drive,  Shelton,  Connecticut 06484. ASM is registered as broker-dealer  under the
Securities Exchange Act of 1934 ("Exchange Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD").

The Annuity is offered on a continuous  basis.  ASM enters into  distribution  agreements with  independent  broker-dealers  who are registered  under the Exchange Act and with  entities that may offer the Annuity to customers of one or more  subsidiaries  of Fleet
Financial Group,  Inc., but are exempt from registration.  Applications for the Annuity are solicited by registered  representatives of those firms.  Such  representatives  will also be our  appointed  insurance  agents  under state  insurance  law. The  investment advisor of the underlying  mutual fund, Fleet Investment  Advisors,  Inc., is a subsidiary of Fleet Financial Group, Inc. In certain cases, the  broker-dealer  may also be an affiliate of the investment  advisor of the underlying  mutual fund. In addition,  ASM may offer the Annuity directly to potential purchasers.

In addition,  firms may receive  separate  compensation  or  reimbursement  for,  among other things,  training of sales  personnel, marketing or other services they provide to us or our affiliates.  We or ASM may enter into  compensation  arrangements with certain firms.  These  arrangements  will not be offered to all firms and the terms of such  arrangements may differ between firms. Any such compensation  will be paid by us or ASM and will not result in any additional  charge to you. To the extent  permitted by NASD rules and other  applicable laws and  regulations,  ASM may pay or allow other  promotional  incentives or payments in the form of cash or other compensation.

Advertising:  We may  advertise  certain  information  regarding  the  performance  of the  investment  options.  Details  on how we calculate  performance for the  Sub-accounts  are found in the Statement of Additional  Information.  This  information may help you review the performance of the investment  options and provide a basis for comparison with other  annuities.  This information may be less useful when  comparing  the  performance  of the  investment  options with other  savings or  investment  vehicles.  Such other investments  may not  provide  some of the  benefits  of  annuities,  or may not be  designed  for  long-term  investment  purposes.
Additionally other savings or investment vehicles may not receive the beneficial tax treatment given to annuities under the Code.

We may  advertise  the  performance  of the  underlying  Portfolios  in the form of "Standard"  and  "Non-standard"  Total  Returns.
"Standard  Total Return"  figures  assume a hypothetical  initial  investment of $1,000  allocated to a Sub-account  during the most recent,  one,  five and ten year periods (or since the  inception  date that the  Portfolio  has been offered as a  Sub-account,  if less).  "Standard  Total Return"  figures assume that the Insurance  Charge,  Annual  Maintenance Fee (if applicable) and Set-Up Fee
(if  applicable) are deducted and that the Annuity is surrendered at the end of the applicable  period,  meaning that any Contingent
Deferred  Sales Charge that would apply upon  surrender is also  deducted.  Since the Annuity does not deduct a Contingent  Deferred
Sales Charge upon  surrender,  no such charge is deducted when  calculating  Standard  Total  Returns.  "Non-standard  Total Return"
figures  include any  performance  figures that do not meet the SEC's rules for Standard Total Returns.  Non-standard  Total Returns are  calculated  in the same  manner  as  standardized  returns  except  that the  figures  may not  reflect  all fees and  charges.
Non-standard Total Returns must be accompanied by Standard Total Returns.

We may advertise the  performance  of money  market-type  Sub-accounts  using a measure of the "current and  effective  yield".  The current yield of a money  market-type  Sub-account  is  calculated  based upon the previous  seven-day  period ending on the date of calculation.  The effective yield of a money  market-type  Sub-account  reflects the  reinvestment of net income earned daily on the assets of such a Sub-account.  The current and effective yields reflect the Insurance  Charge deducted  against the Sub-account.  In a low interest  rate  environment,  yields for money  market-type  Sub-accounts,  after  deduction of the Insurance  Charge,  may be negative even though the yield (before  deducting the Insurance  Charge) is positive.  Current and effective yield  information will fluctuate.  This  information  may not provide a basis for  comparisons  with  deposits in banks or other  institutions  which pay a fixed yield over a stated period of time, or with investment  companies  which do not serve as underlying  mutual funds for variable annuities and/or do not have additional asset-based charges deducted for the insurance protection provided by the Annuity.

Performance  information on the Sub-accounts is based on past performance only and is not an indication or  representation of future performance.  Performance of the Sub-accounts is not fixed.  Actual  performance  will depend on the type,  quality and, for some of the  Sub-accounts,  the maturities of the  investments  held by the underlying  mutual fund  portfolios and upon  prevailing  market conditions and the response of the underlying  mutual fund portfolios to such  conditions.  Actual  performance  will also depend on changes in the expenses of the underlying  mutual fund portfolios.  Such changes are reflected,  in turn, in the Sub-accounts  which invest in such  underlying  mutual fund  portfolios.  In addition,  the amount of charges  assessed  against each  Sub-account  will affect performance.

The information we may advertise  regarding the Fixed  Allocations  may include the then current  interest rates we are crediting to new Fixed  Allocations.  Information  on  current  rates  will be as of the date  specified  in such  advertisement.  Rates  will be included in  advertisements  to the extent  permitted by law. Given that the actual rates  applicable to any Fixed Allocation are as of the date of any such Fixed  Allocation's  Guarantee  Period begins,  the rate credited to a Fixed  Allocation may be more or less than those quoted in an advertisement.

Advertisements  we distribute may also compare the  performance of our  Sub-accounts  with: (a) certain  unmanaged  market  indices, including but not limited to the Dow Jones Industrial  Average,  the Standard & Poor's 500, the NASDAQ 100, the Shearson Lehman Bond
Index,  the Frank Russell  non-U.S.  Universal Mean, the Morgan Stanley  Capital  International  Index of Europe,  Asia and Far East
Funds, and the Morgan Stanley Capital  International World Index; and/or (b) other management  investment  companies with investment objectives  similar to the mutual fund or portfolio  underlying the  Sub-accounts  being compared.  This may include the performance ranking assigned by various publications,  including but not limited to the Wall Street Journal,  Forbes,  Fortune, Money, Barron's,
Business Week, USA Today and  statistical  services,  including but not limited to Lipper  Analytical  Services Mutual Funds Survey,
Lipper Annuity and Closed End Survey,  the Variable  Annuity Research Data Survey,  SEI, the Morningstar  Mutual Fund Sourcebook and
the Morningstar Variable Annuity/Life Sourcebook.

American Skandia Life Assurance  Corporation may advertise its rankings and/or ratings by independent  financial  ratings  services.
Such rankings may help you in evaluating  our ability to meet our  obligations in relation to Fixed  Allocations,  pay minimum death benefits,  pay annuity  payments or administer  Annuities.  Such rankings and ratings do not reflect or relate to the performance of
Separate Account E.

AVAILABLE INFORMATION
A Statement of  Additional  Information  is available  from us without  charge upon your  request.  This  Prospectus  is part of the registration  statement we filed with the SEC regarding this offering.  Additional  information on us and this offering is available in those  registration  statements and the exhibits  thereto.  You may obtain copies of these materials at the prescribed rates from the SEC's Public Reference  Section,  450 Fifth Street N.W.,  Washington,  D.C., 20549. You may inspect and copy those  registration statements  and  exhibits  thereto at the SEC's  public  reference  facilities  at the above  address,  Room 1024,  and at the SEC's
Regional Offices,  The Woolworth Building,  233 Broadway,  New York, NY and 175 W. Jackson Boulevard,  Suite 900, Chicago, IL. These
documents,   as  well  as  documents  incorporated  by  reference,   may  also  be  obtained  through  the  SEC's  Internet  Website
(http://www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
To the extent and only to the extent that any statement in a document  incorporated  by reference  into this  Prospectus is modified or  superseded  by a statement in this  Prospectus  or in a  later-filed  document,  such  statement is hereby deemed so modified or superseded and not part of this  Prospectus.  The Annual Report on Form 10-K for the year ended December 31, 2001  previously  filed by the Company with the SEC under the Exchange Act is incorporated by reference in this Prospectus.

We will furnish you without charge a copy of any or all of the documents  incorporated  by reference in this  Prospectus,  including any exhibits to such documents which have been  specifically  incorporated by reference.  We will do so upon receipt of your written or oral request.

HOW TO CONTACT US
You can contact us by:
|X|      calling our Customer  Service Team at  1-800-444-3970  during our normal  business  hours,  8:30 a.m. EST to 8:00 p.m. EST,
       Monday through Friday, or Skandia's Telephone Automated Response System (STARS) at 1-800-766-4530.
|X|      writing to us via regular  mail at  American  Skandia - Variable  Annuities,  Attention:  Galaxy  Annuity,  P.O.  Box 7040,
       Bridgeport,  Connecticut 06601-7040 OR for express mail American Skandia - Variable Annuities, Attention: Galaxy Annuity, One
       Corporate Drive,  Shelton,  Connecticut  06484. NOTE: Failure to send mail to the proper address may result in a delay in our receiving and processing your request.
|X|      sending an email to customerservice@skandia.com or visiting our Internet Website at www.americanskandia.com
|X|      accessing information about your Annuity through our Internet Website at www.americanskandia.com

You can obtain account information  through Skandia's  Telephone  Automated Response System (STARS) and at  www.americanskandia.com, our  Internet  Website.  Our  Customer  Service  representatives  are also  available  during  business  hours to  provide  you with information  about your account.  You can request certain  transactions  through our telephone voice response  system,  our Internet
Website  or  through  a  customer  service  representative.  You  can  provide  authorization  for a  third  party,  including  your attorney-in-fact  acting  pursuant to a power of attorney or an  investment  professional,  to access your account  information  and perform certain  transactions on your account.  You will need to complete a form provided by us which identifies those  transactions that you wish to authorize via telephonic  and electronic  means and whether you wish to authorize a third party to perform any such transactions.  We require that you or your  representative  provide proper  identification  before performing  transactions over the telephone  or through our Internet  Website.  This may include a Personal  Identification  Number (PIN) that will be provided to you upon issue of your  Annuity or you may  establish  or change your PIN through  STARS and at  www.americanskandia.com,  our  Internet
Website.  Any third party that you  authorize  to perform  financial  transactions  on your  account will be assigned a PIN for your account.

Transactions  requested  via  telephone are recorded.  To the extent  permitted by law, we will not be  responsible  for any claims, loss,  liability or expense in connection with a transaction  requested by telephone or other  electronic  means if we acted on such transaction  instructions  after following  reasonable  procedures to identify those persons  authorized to perform  transactions on your  Annuity  using  verification  methods  which may  include a request  for your  Social  Security  number,  PIN or other form of electronic  identification.  We may be liable for losses due to  unauthorized  or fraudulent  instructions if we did not follow such procedures.

American Skandia does not guarantee access to telephonic,  facsimile,  Internet or any other electronic  information or that we will be able to accept  transaction  instructions  via such means at all times.  Regular  and/or  express  mail will be the only means by which we will accept  transaction  instructions when telephonic,  facsimile,  Internet or any other electronic means are unavailable or delayed.  American  Skandia  reserves the right to limit,  restrict or  terminate  telephonic,  facsimile,  Internet or any other electronic transaction privileges at any time.

INDEMNIFICATION
Insofar as  indemnification  for  liabilities  arising under the Securities Act of 1933 (the  "Securities  Act") may be permitted to directors,  officers or persons  controlling the registrant pursuant to the foregoing  provisions,  the registrant has been informed that in the opinion of the SEC such  indemnification  is against  public policy as expressed in the  Securities Act and is therefore unenforceable.

LEGAL PROCEEDINGS
As of the date of this  Prospectus,  American  Skandia and its affiliates are not involved in any legal  proceedings  outside of the ordinary course of business.  American  Skandia and its affiliates are involved in pending and threatened  legal  proceedings in the normal course of its business,  however,  we do not anticipate that the outcome of any such legal  proceedings  will have a material adverse  affect on the  Separate  Account,  or American  Skandia's  ability to meet its  obligations  under the  Annuity,  or on the distribution of the Annuity.

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION
The following are the contents of the Statement of Additional Information:

General Information about American Skandia
|X|      American Skandia Life Assurance Corporation
|X|      American Skandia Life Assurance Corporation Variable Account E
|X|      American Skandia Life Assurance Corporation Separate Account D

Principal Underwriter/Distributor - American Skandia Marketing, Incorporated

How Performance Data is Calculated
|X|      Current and Effective Yield
|X|      Total Return

How the Unit Price is Determined

Additional Information on Fixed Allocations
|X|      How We Calculate the Market Value Adjustment

General Information
|X|      Voting Rights
|X|      Modification
|X|      Deferral of Transactions
|X|      Misstatement of Age or Sex
|X|      Ending the Offer

Annuitization

Independent Auditors

Legal Experts

Financial Statements
|X|      Appendix A - American Skandia Life Assurance Corporation Variable Account E

                                     APPENDIX A - FINANCIAL INFORMATION ABOUT AMERICAN SKANDIA

SELECTED FINANCIAL DATA

The following table summarizes information with respect to the operations of the Company:

(table in thousands)                                         For the Year Ended December 31,
                                              2001          2000           1999          1998          1997
                                              ----          ----           ----          ----          ----
STATEMENT OF OPERATIONS DATA
Revenues:
Annuity and life insurance charges and fee$*   378,693  $    424,578   $    289,989  $    186,211  $    121,158
Fee income                                     111,196       130,610         83,243        50,839        27,593
Net investment income                           20,126        11,656         10,441        11,130         8,181
Premium income and other revenues                3,368         4,778          3,688         1,360         1,082
                                          ------------  ------------   ------------  ------------  ------------

Total revenues                            $    513,383  $    571,622   $    387,361  $    249,540  $    158,014
                                          ============  ============   ============  ============  ============

Benefits and Expenses:
Annuity and life insurance benefits       $      1,955  $        751   $        612  $        558  $      2,033
Change in annuity and life insurance
     policy reserves                           (39,898)       45,018          3,078         1,053            37
Cost of minimum death benefit                        -             -          2,945         5,144         4,545
reinsurance
Return credited to contractowners               16,833         9,046         (1,639)       (8,930)       (2,018)
Underwriting, acquisition and other
     insurance expenses                        420,802       335,213        206,350       167,790        90,496
Interest expense                                73,424        85,998         69,502        41,004        24,895
                                          ------------  ------------   ------------  ------------  ------------

Total benefits and expenses               $    473,116  $    476,026   $    280,848  $    206,619  $    119,988
                                          ============  ============   ============  ============  ============

Income tax expense                        $      7,168  $     30,779   $     30,344  $      8,154  $     10,478
                                          ============  ============   ============  ============  ============

Net income                                $     33,099  $     64,817   $     76,169  $     34,767  $     27,548
                                          ============  ============   ============  ============  ============

STATEMENT OF FINANCIAL CONDITION DATA
Total Assets                              $ 28,036,860  $ 31,702,705   $ 30,881,579  $ 18,848,273  $ 12,894,290
                                          ============  ============   ============  ============  ============

Future fees payable to parent             $    797,055  $    934,410   $    576,034  $    368,978  $    233,034
                                          ============  ============   ============  ============  ============

Surplus Notes                             $    144,000  $    159,000   $    179,000  $    193,000  $    213,000
                                          ============  ============   ============  ============  ============

Shareholder's Equity                      $    577,668  $    496,911   $    359,434  $    250,417  $    184,421
                                          ============  ============   ============  ============  ============

*        On annuity and life insurance sales of $3,834,167,  $8,216,167,  $6,862,968,  $4,159,662, and $3,697,990,  during the years ended December 31, 2001, 2000, 1999, 1998 and 1997,  respectively,  with contractowner  assets under management of $26,017,847,
     $29,751,822, $29,396,693, $17,854,761, and $12,119,191, as of December 31, 2001, 2000, 1999, 1998, and 1997, respectively.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management's  Discussion  and Analysis of Financial  Condition  and Results of  Operations  should be read in  conjunction  with the consolidated financial statements and the notes thereto and Item 6, Selected Financial Data.

Results of Operations
---------------------

Annuity and life  insurance  sales  decreased 53% in 2001 to  $3,834,167,000  as compared to a 20% increase in 2000. The decrease in sales in 2001 was consistent with the general decline in sales  throughout the variable annuity  industry,  attributed in large part to the decline in the equity  markets.  The sales  growth in 2000 was driven by  significant  sales  volume in the first  quarter of
2000 due to the strong  equity  market  performance.  However,  the decline in the equity  markets  during the remainder of the year negatively  impacted sales as the first quarter level of sales was not  sustained.  The Company has announced its intention to focus on the growth of its core variable  annuity  business,  with a continuing  focus on  increasing  sales  through  innovative  product development  activities,  the expansion of its wholesaling force through  recruitment and retention of top producers,  and providing consistently good customer service.

Average assets under management totaled  $27,020,489,000 in 2001,  $31,413,809,000 in 2000 and $21,984,759,000 in 1999, representing a decrease of 14% in 2001 and an increase of 46% in 2000.  As a result of the  decrease  in sales  volume and average  assets  under management,  annuity and life  insurance  charges and fees  decreased  11% in 2001,  as compared to an increase of 46% in 2000.  Fee income generated from transfer agency-type and investment support activities decreased 15% in 2001 and increased 57% in 2000.

Net  investment  income  increased 73% in 2001 compared to 2000 and increased 12% in 2000 compared to 1999. The increase in 2001 was primarily  due to a higher level of fixed  maturity  investments  in support of the Company's  risk-based  capital  objectives.  The increase  in 2000 was  primarily  due to the  higher  level  of  fixed  maturity  investments  partially  offset  by  $6,939,000  of amortization of premiums paid on derivative  instruments.  Excluding the derivative  amortization,  net investment  income increased
62% in 2000 as a result of increased fixed maturity investments in support of the Company's risk-based capital objectives.

Premium income represents  premiums earned on the sale of ancillary  contracts such as immediate  annuities with life contingencies, supplementary  contracts  with life  contingencies  and certain life  insurance  products.  Sales of these products will increase or decrease over time  depending on the payout  elections of the  policyholders.  Management  expects  supplementary  contracts to grow over time with the maturing of the core business lines.

Net  realized  investment  gains  totaled  $928,000 in 2001,  compared  to losses of  $688,000  in 2000.  The gross gain in 2001 was partially  offset by losses on securities in the fixed maturity  portfolio.  The most  significant  loss was  $2,636,000  related to
Enron  securities.  In addition net realized  losses were  incurred due to  redemption's  of mutual fund  holdings in support of the
Company's  non-qualified  deferred  compensation program. The change from 1999 to 2000 was primarily due to realized losses on sales of securities in the fixed  maturity  portfolio.  These losses were  partially  offset by realized  gains on sales of fixed maturity investments and mutual funds.

The change in annuity policy  reserves  includes  changes in reserves  related to annuity  contracts with mortality risks as well as the company's  guaranteed minimum death benefit ("GMDB")  liability.  The GMDB reserve decreased  $43,984,000 in 2001, as the result of an update of certain  reserve  assumptions  during 2001 to reflect more realistic  expectations  as to risks inherent in the GMDB liability.  These changes  reduced the GMDB liability  significantly.  Previous  assumptions  had been based on statutory  valuation principles as an  approximation  for  accounting  principles  generally  accepted in the United States ("U.S.  GAAP").  In addition, future  mortality  rates have been lowered to reflect  favorable past  experience.  This decrease in 2001 compares to an increase in
GMDB reserves of $44,186,000 in 2000.

Certain assumptions were also updated in the calculation of the deferred acquisition cost asset,  however,  offsetting the resulting increase in earnings and equity as a result of changes in the GMDB  liability.  The  amortization  of such costs are  determined  in large part by changes in the  expectations  of future  gross  profits of the  variable  annuity  business.  In 2001,  the decline in equity  markets  resulted in a  significantly  lower estimate of future gross profits,  thereby  increasing the expenses  recognized through amortization.

In 1999,  the Company began to develop a program  utilizing  equity put options to manage the risks  embedded in the GMDB in annuity contracts that would result from significant  declines in the equity markets.  Prior to the  implementation  of the hedge strategies utilizing equity put options,  the Company had reinsured  substantially  all of its exposure on the GMDB liability.  The reinsurance was terminated during the second quarter of 1999 as the reinsurer exited this market.

Return  credited to  contractowners  consists of revenues on the variable  and market value  adjusted  annuities  and variable  life insurance,  offset by the benefit  payments  and changes in  reserves  required on this  business.  Market  value  adjusted  annuity activity  has the  largest  impact on this  benefit.  In 2001 and 2000,  the  Separate  Account  investment  returns  on the  assets supporting  market value adjusted  annuities were less than the expected returns as calculated in the reserves,  contributing to the significant  increase in the return credited to  contractholders  benefit.  In addition,  this benefit  increased as a result of the amortization of unearned  Performance  Advantage target value credits,  which increased  $12,814,581 in 2001 over 2000 due primarily to increased  sales of products  containing  this feature.  Other  significant  contributors to the change from 2000 to 2001 include guaranteed minimum death benefit payments on variable  annuities,  which were driven up due to the market declines in 2001, totaling
$2,569,000  net of gains on equity put  options as well as  increased  costs  associated  with  processing  of  backdated  financial transactions.

Underwriting, acquisition and other insurance expenses for 2001, 2000 and 1999 were as follows:

                 (table in thousands)                        2001               2000              1999
                                                             ----               ----              ----
Commissions and purchase credits                           $ 238,847         $ 393,494      $     358,279
General operating expenses                                   167,044           252,206            214,269
Acquisition costs deferred during the year                  (209,136)         (495,103)          (450,059)
Acquisition costs amortized during the year                  224,047           184,616             83,861
                                                           ---------         ---------          ---------
Net amortization of deferred acquisition costs                14,911          (310,487)          (366,198)
                                                           ---------         ----------         ----------
Underwriting, acquisition and other insurance
     expenses                                              $ 420,802         $ 335,213          $ 206,350
                                                           =========         =========          =========

Underwriting,  acquisition  and other  insurance  expenses  increased  26% and 62% in 2001 and 2000,  respectively.  Lower sales and asset levels in 2001 led to a 39% decease in  commissions  and purchase  credits.  Partially  offsetting  this decline,  the company launched a  commission  promotion  program  during  2001,  which  increased  commissions  as a  percentage  of new sales.  Increased commissions and purchase credits reflect the increase in sales in both 2000 and 1999.

General  operating  expenses  decreased 34% from 2000 as a result of lower sales-based  compensation and expense reduction  programs implemented  in 2001 (see Note 18 to the  consolidated  financial  statements).  In addition,  variable  compensation  and long-term incentive plan expense have  decreased due to the slowdown in sales and decline in equity  markets.  Significant  investments in new product development and Internet-based technology contributed to general operating expense increases in both 2001 and 2000.

The company  updated  certain  assumptions in the calculation of expected gross profits used to develop  deferred  acquisition  cost amortization  rates to reflect more recent  experience and current equity market  conditions.  As a result of this the  amortization of such costs increased significantly over the year 2000.

The  amortization of acquisition  costs increased  substantially  in 2000 compared to 1999 as the associated costs from record sales in late 1999 and early 2000 were recognized in accordance with profit and expense recognition models under U.S. GAAP.

Interest  expense  decreased  $12,574,000  in 2001 as a result of the reduction in borrowing and increased  $16,496,000 in 2000 as a result of additional  securitized  financing  transactions,  which consist of the transfer of rights to receive  future fees to ASI,
which  fees   collateralize   notes  issued  in  private   placements  by  ASI  through  special  purpose  trusts   ("securitization
transactions").  In  addition,  the Company paid down surplus  notes on December 3, 2001 and  December 10, 2000 of  $15,000,000  and
$20,000,000  respectively.  Surplus  notes  outstanding  as of December 31, 2001 and 2000  totaled  $144,000,000  and  $159,000,000, respectively.

The  effective  income tax rates for the years ended  December 31,  2001,  2000 and 1999 were 18%,  32% and 28%,  respectively.  The effective  rate is lower than the  corporate  rate of 35% due to permanent  differences,  with the most  significant  item being the dividend  received  deduction.  Management  believes that,  based on the taxable income  produced in the past two years,  as well as continued  growth in annuity sales, the Company will produce  sufficient  taxable income in future years to realize its deferred tax assets.

The Company  generated net income after tax of  $33,099,000,  $64,817,000  and  $76,169,000  in 2001,  2000 and 1999,  respectively.
Equity market  volatility  during 2001 directly  impacted  revenues,  sales and ultimately  expenses for the company.  Revenues were lower than expected due to the  significant  drop in sales year over year, as well as the negative  performance  of the mutual funds underlying  annuity and  insurance  contracts.  Benefits  were higher than  expected  due to the death  claims paid in excess of the account values of the specific  contracts due to GMDB  provisions in such  contracts.  Expenses were  relatively  higher compared to sales and assets than in prior  periods.  Expense  reduction  programs  were  implemented  during the year to better match  expenses incurred  with sales  activity and  management  of the book of business.  Revenue  increases in 2000 were more than offset by higher benefits and expenses driven primarily from the increase in the reserve  requirement  related to the GMDB as a result of the decline in the equity markets.  Investments in new product development and technology also contributed to the increase in expenses.

The Company  considers  Mexico an emerging market and has invested in the Skandia Vida operations with the expectation of generating profits from long-term  savings products in future years. As such,  Skandia Vida has generated net losses of $2,619,000,  $2,540,000 and $2,523,000 for the years ended December 31, 2001, 2000 and 1999, respectively.

Total assets declined 12% in 2001 as a direct result of the decrease in separate  account assets.  Separate  account assets declined consistent with the drop in the equity market, offset in part by new net sales activity.

Liabilities  declined 12% in 2001 as a result of several  factors.  Reserves and Separate  Account  liabilities  required to support the annuity and life insurance  business declined  consistent with market valuing of the underlying assets as well as the changes in the GMDB reserve.  Payable to affiliate  increased due to borrowing from ASI to support  temporary  operating cash needs.  Reduction in Future Fees Payable to ASI declined,  consistent with the  securitization  transaction cash flow realized on the designated block of contracts.

Significant Accounting Policies
-------------------------------

For information on the Company's significant  accounting policies,  see Notes to Consolidated  Financial  Statements.  Specifically,
for Deferred  Acquisition  Costs,  see Note 21, for Separate  Accounts,  see Note 20 and for the Company's  employee  profit sharing programs, see Note 13.

Liquidity and Capital Resources
-------------------------------

The Company's liquidity requirement was met by cash from insurance operations, investment activities and borrowings from ASI.

In 2001, the Company had net positive  operating  cash flow as a result of increased cash from insurance  operations and a decreased acquisition  cost cash flow strain due to the  reduction in sales  activity.  In 2000,  the majority of the  operating  cash outflow resulted from the sale of variable  annuity and variable life products that carry a contingent  deferred sales charge.  This type of product  causes a temporary  cash strain in that 100% of the  proceeds  are  invested in separate  accounts  supporting  the product leaving a cash (but not  capital)  strain  caused by the  acquisition  cost for the new  business.  This cash  strain  required  the
Company to look beyond the cash made available by insurance  operations  and  investments of the Company to financing in the form of surplus notes, capital contributions, cash advances, securitization transactions and modified coinsurance reinsurance arrangements:

During 2001 and 2000, the Company  received  $45,500,000 and  $69,000,000,  respectively,  from ASI to support the solvency  capital needs and anticipated growth in business of its U.S.  operations.  In addition,  the Company received $2,500,000 and $2,450,000 from
ASI in 2001 and 2000, respectively, to support its investment in Skandia Vida.

In 2001, in anticipation of more permanent financing,  the Company received approximately  $100,000,000 from ASI in the form of cash advances.  These amounts are reported as Payable to Affiliates in the Consolidated Statements of Financial Condition.

Funds received from new  securitization  transactions  amounted to  $476,288,000 in 2000 (see Note 8 to the  consolidated  financial statements).

During 2001 and 2000, the Company extended its reinsurance  agreements.  The Company also entered into a reinsurance  agreement with
SICL in 2000. The reinsurance  agreements are modified  coinsurance  arrangements  where the reinsurer shares in the experience of a specific book of business.

The Company expects the continued use of reinsurance and  securitization  transactions to fund the cash strain  anticipated from the acquisition costs on future years' sales volume.

As of December 31, 2001 and 2000,  shareholder's  equity totaled  $577,668,000 and  $496,911,000,  respectively.  The increases were driven by the previously mentioned capital contributions received from ASI and net income from operations.

The Company has long-term surplus notes and short-term borrowings from ASI.  No dividends have been paid to ASI.

The National Association of Insurance  Commissioners  ("NAIC") requires insurance companies to report information  regarding minimum
Risk Based Capital ("RBC")  requirements.  These requirements are intended to allow insurance  regulators to identify companies that may need regulatory  attention.  The RBC model law requires that insurance  companies  apply various  factors to asset,  premium and reserve items,  all of which have inherent risks.  The formula  includes  components for asset risk,  insurance risk,  interest rate risk and business risk.  The Company has complied with the NAIC's RBC reporting  requirements  and has total  adjusted  capital well above required capital.

Effects of Inflation
--------------------

The rate of inflation has not had a significant effect on the Company's financial statements.

Outlook
-------

The Company believes that it is well positioned to retain and enhance its position as a leading  provider of financial  products for long-term  savings and retirement  purposes as well as to address the economic impact of premature death,  estate planning  concerns and supplemental  retirement  needs. The Company has renewed its focus on its core variable annuity  business,  offering  innovative long-term  savings and income products,  strengthening its wholesaling  efforts and providing  consistently good customer service in order to gain market share and improve profitability in an increasingly competitive market.

The  Gramm-Leach-Bliley  Act of 1999 (the Financial Services  Modernization Act) permits  affiliation among banks,  securities firms and insurance  companies.  This legislative change has created  opportunities for continued  consolidation in the financial services industry and increased competition as large companies offer a wide array of financial products and services.

Various  other  legislative  initiatives  could impact the Company  such as pension  reform,  capital  gains and estate tax changes, privacy  standards and Internet  regulation.  Additional  pension reform may change  current tax deferral rules and allow  increased contributions to retirement plans,  which may lead to higher  investments in tax-deferred  products and create growth  opportunities for the Company.  A capital gains tax  reduction may cause  tax-deferred  products to be less  attractive to consumers,  which could adversely  impact the Company.  New privacy  standards  and Internet  regulation  may impact the  Company's  strategic  initiatives, especially related to potential business relationships with web-based technology providers.

Forward Looking Information
---------------------------

The Private Securities  Litigation Reform Act of 1995 (the "1995 Act") provides a "safe harbor" for forward-looking  statements,  so long as those statements are identified as forward-looking,  and the statements are accompanied by meaningful  cautionary statements that identify  important  factors that could cause actual results to differ  materially  from those  discussed in the statement.  We want to take advantage of these safe harbor provisions.

Certain  information  contained in the  Management's  Discussion  and Analysis of Financial  Condition  and Results of Operations is
forward-looking within the meaning of the 1995 Act or Securities and Exchange Commission rules.

These  forward-looking  statements  rely on a number  of  assumptions  concerning  future  events,  and are  subject  to a number of significant  uncertainties  and  results to differ  materially  from these  statements.  You should not put undue  reliance on these forward-looking  statements.  We disclaim any intention or obligation to update or revise forward-looking  statements,  whether as a result of new information, future events or otherwise.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company is subject to potential  fluctuations in earnings and the fair value of certain of its assets and  liabilities,  as well as variations in expected cash flows due to changes in market  interest rates and equity prices.  The following  discussion  focuses on specific  exposures the Company has to interest rate and equity price risk and describes  strategies  used to manage these risks, and includes  "forward-looking  statements" that involve risk and uncertainties.  The discussion is limited to financial instruments subject to market risks and is not intended to be a complete discussion of all of the risks to which the Company is exposed.

Interest Rate Risk
------------------

Fluctuations  in interest rates can  potentially  impact the Company's  profitability  and cash flows.  At December 31, 2001, 97% of assets  held under  management  by the Company are in  non-guaranteed  Separate  Accounts  for which the  Company's  exposure is not significant,  as the contractowner  assumes  substantially all the investment risk. On the remaining 3% of assets, the interest rate risk from  contracts  that carry  interest rate exposure is managed  through an  asset/liability  matching  program which takes into account the risk variables of the insurance liabilities supported by the assets.

At December 31, 2001, the Company held fixed maturity  investments in its general  account that are sensitive to changes in interest rates. These securities are held in support of the Company's fixed immediate  annuities,  fixed supplementary  contracts,  the fixed investment option offered in its variable life insurance  contracts,  and in support of the Company's target solvency  capital.  The
Company has a conservative  investment  philosophy with regard to these investments.  All investments are investment grade corporate securities, government agency or U.S. government securities.

The Company's  deferred  annuity  products  offer a fixed option which  subjects the Company to interest rate risk. The fixed option guarantees a fixed rate of interest for a period of time selected by the  contractowner.  Guarantee  period options  available range from one to ten years.  Withdrawal of funds, or transfer of funds to variable  investment  options,  before the end of the guarantee period subjects the  contractowner  to a market value  adjustment  ("MVA").  In the event of rising  interest rates,  which make the fixed maturity  securities  underlying the guarantee less valuable,  the MVA could be negative.  In the event of declining  interest rates, which make the fixed maturity  securities  underlying the guarantee more valuable,  the MVA could be positive.  The resulting increase or decrease in the value of the fixed option,  from  calculation of the MVA,  should  substantially  offset the increase or decrease in the market value of the securities underlying the guarantee.  The Company maintains strict  asset/liability  matching to enable this offset.  However, the Company still takes on the default risk for the underlying  securities,  the interest rate risk of reinvestment  of  interest  payments  and the risk of failing to maintain  the  asset/liability  matching  program  with  respect to duration and convexity.

Liabilities  held in the  Company's  guaranteed  separate  account as of December  31, 2001  totaled  $1,092,944,000.  Fixed  income investments  supporting  those  liabilities  had a fair value of  $1,092,944,000.  The Company  performed a sensitivity  analysis on these  interest-sensitive  liabilities and assets at December 31, 2001. The analysis showed that an immediate  decrease of 100 basis points in interest rates would result in a net increase in liabilities and the  corresponding  assets of  approximately  $37,300,000 and  $41,500,000,  respectively.  An  analysis  of a 100 basis point  decline in  interest  rates at December  31, 2000 showed a net increase in interest-sensitive liabilities and the corresponding assets of approximately $39,800,000 and $39,900,000, respectively.

Equity Market Exposure
----------------------

The primary  equity market risk to the Company comes from the nature of the variable  annuity and variable life products sold by the
Company.  Various  fees and  charges  earned  are  substantially  derived  as a  percentage  of the  market  value of  assets  under management.  In a market decline,  this income would be reduced.  This could be further compounded by customer  withdrawals,  net of applicable  surrender  charge  revenues,  partially  offset by transfers to the fixed option  discussed  above. A 10% decline in the market value of the assets under  management at December 31, 2001,  sustained  throughout  2002, would result in an approximate drop in related annual fee income of  $49,727,000.  This result was not materially  different than the result  obtained from the analysis performed as of December 31, 2000.

Another equity market risk exposure of the Company  relates to the guaranteed  minimum death benefit  liability.  Declines in equity markets and,  correspondingly,  the  performance  of the mutual funds  underlying  the Company's  products,  increase the guaranteed minimum death benefit liabilities.  As discussed in Note 2E of the consolidated  financial  statements,  the Company uses derivative instruments to hedge against the risk of  significant  decreases in equity  markets.  Prior to the  implementation  of this program, the Company used reinsurance to mitigate this risk.

The  Company  has a small  portfolio  of equity  investments  consisting  of mutual  funds,  which are held in support of a deferred compensation  program.  In the event of a decline  in market  values of  underlying  securities,  the value of the  portfolio  would decline;  however the accrued  benefits  payable under the related  deferred  compensation  program would decline by a corresponding amount.

Estimates of interest rate risk and equity price risk were  obtained  using  computer  models that take into  consideration  various assumptions  about the future.  Given the  uncertainty  of future  interest rate  movements,  volatility  in the equity  markets and consumer behavior, actual results may vary from those predicted by the Company's models.

                                            AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF
                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

Report of Independent Auditors

To the Board of Directors and Shareholder of
    American Skandia Life Assurance Corporation
Shelton, Connecticut

We have audited the consolidated  statements of financial  condition of American  Skandia Life Assurance  Corporation (the "Company"
which is a  wholly-owned  subsidiary  of  Skandia  Insurance  Company  Ltd.) as of  December  31,  2001 and  2000,  and the  related consolidated  statements  of income,  shareholder's  equity and cash flows for each of the three years in the period ended  December
31, 2001. These  consolidated  financial  statements are the  responsibility of the Company's  management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing  standards  generally  accepted in the United States.  Those  standards  require that we plan and perform the audit to obtain  reasonable  assurance  about  whether the  financial  statements  are free of material misstatement.  An audit  includes  examining,  on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates made by management,  as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in all material respects,  the consolidated  financial position of American  Skandia Life  Assurance  Corporation  at December  31, 2001 and 2000,  and the  consolidated  results of their operations  and their cash flows for each of the three years in the period ended  December 31, 2001 in  conformity  with  accounting principles generally accepted in the United States.

As discussed in Note 2, the Company adopted Financial Accounting Standards (FAS) No. 133, Accounting for Derivative Instruments
and Hedging Activities.

/s/ Ernst & Young LLP
------------------------------------

Hartford, Connecticut
February 2, 2002

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                           Consolidated Statements of Financial Condition
                                                        (table in thousands)

                                                                           As of December 31,
                                                                          2001            2000
                                                                          ----            ----
ASSETS
------
Investments:
   Fixed maturities - at fair value                                  $       362,831 $       285,708
   Equity securities - at fair value                                          45,083          20,402
   Derivative instruments                                                      5,525           3,015
   Policy loans                                                                6,559           3,746
                                                                     --------------- ---------------

     Total investments                                                       419,998         312,871

Cash and cash equivalents                                                     32,231          76,499
Accrued investment income                                                      4,737           5,209
Deferred acquisition costs                                                 1,383,281       1,398,192
Reinsurance receivable                                                         5,863           3,642
Receivable from affiliates                                                     3,283           3,327
Income tax receivable                                                         30,537          34,620
State insurance licenses                                                       3,963           4,113
Fixed assets                                                                  20,734          10,737
Other assets                                                                  96,967          96,403
Separate account assets                                                   26,038,549      29,757,092
                                                                     --------------- ---------------

     Total assets                                                    $    28,040,143 $    31,702,705
                                                                     =============== ===============

LIABILITIES AND SHAREHOLDER'S EQUITY
------------------------------------
Liabilities:
Reserves for future insurance policy and contract benefits           $        89,740 $       135,545
Drafts outstanding                                                            64,438          63,758
Accounts payable and accrued expenses                                        160,261         137,040
Deferred income taxes                                                         54,980           8,949
Payable to affiliates                                                        103,452               -
Future fees payable to American Skandia, Inc. ("ASI")                        797,055         934,410
Short-term borrowing                                                          10,000          10,000
Surplus notes                                                                144,000         159,000
Separate account liabilities                                              26,038,549      29,757,092
                                                                     --------------- ---------------

     Total Liabilities                                                    27,462,475      31,205,794
                                                                     --------------- ---------------

Shareholder's equity:
Common stock, $100 par value, 25,000 shares authorized,
   issued and outstanding                                                      2,500           2,500
Additional paid-in capital                                                   335,329         287,329
Retained earnings                                                            239,078         205,979
Accumulated other comprehensive income                                           761           1,103
                                                                     --------------- ---------------

     Total Shareholder's equity                                              577,668         496,911
                                                                     --------------- ---------------

     Total liabilities and shareholder's equity                      $    28,040,143 $    31,702,705
                                                                     =============== ===============

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                                 Consolidated Statements of Income
                                                       (tables in thousands)

                                                                       For the Year Ended December 31,
                                                                      2001          2000           1999
                                                                      ----          ----           ----

REVENUES
--------

Annuity and life insurance charges and fees                       $    378,693  $    424,578  $    289,989
Fee income                                                             111,196       130,610        83,243
Net investment income                                                   20,126        11,656        10,441
Premium income                                                           1,218         3,118         1,278
Net realized capital gains (losses)                                        928          (688)          578
Other                                                                    1,222         2,348         1,832
                                                                  ------------  ------------  ------------

   Total revenues                                                      513,383       571,622       387,361
                                                                  ------------  ------------  ------------

EXPENSES
--------

Benefits:
   Annuity and life insurance benefits                                   1,955           751           612
   Change in annuity and life insurance policy reserves                (39,898)       45,018         3,078
   Cost of minimum death benefit reinsurance                                 -             -         2,945
   Return credited to contractowners                                    16,833         9,046        (1,639)
                                                                  ------------  ------------  -------------

                                                                       (21,110)       54,815         4,996

Other:
   Underwriting, acquisition and other insurance
     expenses                                                          420,802       335,213       206,350
   Interest expense                                                     73,424        85,998        69,502
                                                                  ------------  ------------  ------------

                                                                       494,226       421,211       275,852
                                                                  ------------  ------------  ------------

   Total benefits and expenses                                         473,116       476,026       280,848
                                                                  ------------  ------------  ------------

     Income from operations before income tax                           40,267        95,596       106,513

       Income tax expense                                                7,168        30,779        30,344
                                                                  ------------  ------------  ------------

         Net income                                               $     33,099  $     64,817  $     76,169
                                                                  ============  ============  ============

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                          Consolidated Statements of Shareholder's Equity
                                                        (table in thousands)

                                                                  For the Year Ended December 31,
                                                               2001             2000             1999
                                                               ----             ----             ----

Common stock:
   Beginning balance                                        $     2,500      $     2,500      $     2,000
   Increase in par value                                              -                -              500
                                                            -----------      -----------      -----------

     Ending balance                                               2,500            2,500            2,500
                                                            -----------      -----------      -----------

Additional paid in capital:
   Beginning balance                                            287,329          215,879          179,889
   Transferred to common stock                                        -                -             (500)
   Additional contributions                                      48,000           71,450           36,490
                                                            -----------      -----------      -----------

     Ending balance                                             335,329          287,329          215,879
                                                            -----------      -----------      -----------

Retained earnings:
   Beginning balance                                            205,979          141,162           64,993
   Net income                                                    33,099           64,817           76,169
                                                            -----------      -----------      -----------

     Ending balance                                             239,078          205,979          141,162
                                                            -----------      -----------      -----------

Accumulated other comprehensive income (loss):
   Beginning balance                                              1,103             (107)           3,535
   Other comprehensive income                                      (342)           1,210           (3,642)
                                                            ------------     -----------      ------------

     Ending balance                                                 761            1,103             (107)
                                                            -----------      -----------      ------------

       Total shareholder's equity                           $   577,668      $   496,911      $   359,434
                                                            ===========      ===========      ===========

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                               Consolidated Statements of Cash Flows
                                                        (table in thousands)

                                                                          For the Year Ended December 31,
                                                                           2001        2000        1999
                                                                           ----        ----        ----
Cash flow from operating activities:
   Net income                                                           $    33,099 $    64,817 $    76,169
   Adjustments to reconcile net income to net
     cash provided by (used in) operating activities:
     Amortization and depreciation                                            1,833       7,565       1,495
     Deferred tax expense                                                    46,215      60,023     (10,903)
     (Decrease) increase in policy reserves                                 (34,679)     50,892       4,367
     Increase (decrease) in payable to affiliates, net                      103,496     (72,063)     69,897
     Change in income tax receivable                                          4,083     (58,888)     17,611
     Increase in other assets                                                  (564)    (59,987)    (32,954)
     Decrease in accrued investment income                                      472      (1,155)     (1,174)
     (Increase) decrease in reinsurance receivable                           (2,221)        420         129
     Net decrease (increase) in deferred acquisition costs                   14,911    (310,487)   (366,198)
     Increase (decrease) in accounts payable and accrued
expenses                                                                     23,221     (21,550)     66,763
     Increase in drafts outstanding                                             680      12,699      22,118
     Investment losses (gains) on derivatives                                 2,902      (3,435)      3,749
     Net realized capital (gains) losses on investments                        (928)        688        (578)
                                                                        ----------------------- ------------
       Net cash provided by (used in) operating activities                  192,520    (330,461)   (149,509)
                                                                        ----------- ------------------------

Cash flow from investing activities:
     Purchase of fixed maturity investments                                (462,820)   (380,737)    (99,250)
     Proceeds from sale and maturity of fixed
       maturity investments                                                 390,816     303,736      36,226
     Purchase of derivatives                                                (66,487)     (6,722)     (4,974)
     Proceeds from exercise of derivative instruments                        61,075           -           -
     Purchase of shares in equity securities                                (55,430)    (18,136)    (17,703)
     Proceeds from sale of shares in equity securities                       25,228       8,345      14,657
     Purchase of fixed assets                                               (10,773)     (7,348)     (3,178)
     Increase in policy loans                                                (2,813)     (2,476)       (701)
                                                                        ------------------------------------
       Net cash used in investing activities                               (121,204)   (103,338)    (74,923)
                                                                        ------------------------------------

Cash flow from financing activities:
     Capital contribution from parent                                        48,000      71,450      36,490
     Repayment of surplus notes                                             (15,000)    (20,000)    (14,000)
     (Decrease) increase in future fees payable to ASI, net                (137,355)    358,376     207,056
     Net (withdrawals) deposits (from) to contractowner accounts            (11,126)     11,361       5,872
                                                                        -----------------------------------
       Net cash (used in) provided by financing activities                 (115,481)    421,187     235,418
                                                                        ----------------------- -----------

       Net (decrease) increase in cash and cash equivalents                 (44,165)    (12,612)     10,986
       Cash and cash equivalents at beginning of period                      76,499      89,212      77,525
       Change in foreign currency translation, net                             (103)       (101)        701
                                                                        -----------------------------------
       Cash and cash equivalents at end of period                       $    32,231 $    76,499 $    89,212
                                                                        =========== =========== ===========
     Income taxes (received) paid                                       $   (43,130)$    29,644 $    23,637
                                                                        ======================= ===========
     Interest paid                                                      $    43,843 $    85,551 $    69,697
                                                                        ===========  ========== ===========
                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                             Notes to Consolidated Financial Statements
                                                         December 31, 2001

1.       ORGANIZATION AND OPERATION

         American  Skandia Life  Assurance  Corporation  (the  "Company") is a  wholly-owned  subsidiary of American  Skandia,  Inc.
         ("ASI") whose ultimate parent is Skandia Insurance Company Ltd., ("SICL") a Swedish Corporation.

         The Company develops long-term savings and retirement products which are distributed  through its affiliated  broker/dealer company,  American Skandia Marketing,  Incorporated  ("ASM"). The Company currently issues variable and term life insurance and variable,  fixed, market value adjusted deferred and immediate annuities for individuals,  groups and qualified pension plans.  The Company has announced its  intention to focus on its core  variable  annuity  business by exiting the qualified pension plan market and limiting its variable life insurance  offerings to single premium  products,  as well as term life.
         The Company does not expect to incur any significant costs to exit these businesses.

         The Company has 99.9%  ownership  in Skandia  Vida,  S.A.  de C.V.  ("Skandia  Vida"),  which is a life  insurance  company domiciled  in Mexico.  Skandia  Vida had total  shareholder's  equity of  approximately  $4,179,000  and  $4,402,000  as of
         December  31,  2001,  and 2000,  respectively.  The Company  considers  Mexico an emerging  market and has  invested in the
         Skandia Vida  operations  with the expectation of generating  profits from long-term  savings  products in future years. As such,  Skandia Vida has generated net losses of  approximately  $2,619,000,  $2,540,000  and  $2,523,000 in 2001,  2000 and
         1999, respectively.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A.       Basis of Reporting
                  ------------------

                  The accompanying  consolidated  financial  statements have been prepared in conformity with accounting  principles generally  accepted in the United  States  ("U.S.  GAAP").  Intercompany  transactions  and  balances  between the
                  Company and Skandia Vida have been eliminated in consolidation.

                  Certain reclassifications have been made to prior year amounts to conform with current year presentation.

         B.       New Accounting Standard
                  -----------------------

                  Effective January 1, 2001, the Company adopted Statement of Financial  Accounting  Standards No. 133,  "Accounting
                  for  Derivative  Instruments  and Hedging  Activities,"  as amended by SFAS 137 and SFAS 138  (collectively  "SFAS
                  133").  Derivative  instruments  held by the Company  consist of equity  option  contracts  utilized to manage the economic risks associated with the guaranteed  minimum death benefits ("GMDB").  These derivative  instruments are carried at fair value.  Realized and  unrealized  gains and losses are reported in the  Consolidated  Statement of
                  Income,  consistent with the item being hedged, as a component of return credited to contractowners.  The adoption of SFAS No. 133 did not have a material effect on the Company's financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Effective April 1, 2001, the Company adopted the Emerging Issues Task Force ("EITF") Issue 99-20,  "Recognition of
                  Interest Income and Impairment on Purchased and Retained  Beneficial  Interests in Securitized  Financial Assets."
                  Under the  consensus,  investors  in certain  asset-backed  securities  are  required  to record  changes in their estimated  yield on a prospective  basis and to evaluate these  securities for an other than temporary  decline in value.  If the fair value of the  asset-backed  security has declined below its carrying amount and the decline is determined  to be other than  temporary,  the security is written  down to fair value.  The adoption of EITF Issue
                  99-20 did not have a significant effect on the Company's financial statements.

         C.       Future Accounting Standard
                  --------------------------

                  In July 2001,  the  Financial  Accounting  Standards  Board  ("FASB")  issued  Statement of  Financial  Accounting
                  Standards.  No. 142  "Accounting  for Goodwill and  Intangible  Assets."  ("SFAS  142").  Under the new  standard, goodwill and intangible  assets deemed to have indefinite lives will no longer be amortized but will be subject to annual  impairment  tests in  accordance  with the new  standard.  Other  intangible  assets  will  continue to be amortized over their useful lives.

                  The Company will apply the new rules on the accounting for goodwill and other  intangible  assets beginning in the first quarter of 2002.  The Company is still  assessing the impact of the new standard,  however,  the adoption of
                  SFAS 142 is not expected to have a significant impact on the Company's financial statements.

         D.       Investments
                  -----------

                  The Company has classified its fixed maturity investments as available-for-sale  and, as such, they are carried at fair value with changes in unrealized gains and losses reported as a component of other comprehensive income.

                  The Company has classified its mutual fund investments held in support of a deferred  compensation  plan (see Note
                  13) as  available-for-sale.  Such  investments  are  carried at fair value with  changes in  unrealized  gains and losses reported as a component of other comprehensive income.

                  Policy loans are carried at their unpaid principal balances.

                  Realized gains and losses on disposal of investments are determined by the specific  identification method and are included in revenues.

         E.       Derivative Instruments
                  ----------------------

                  The Company uses derivative  instruments  which consist of equity option  contracts for risk management  purposes, and not for trading or  speculation.  The Company  economically  hedges the GMDB exposure  associated  with market value fluctuations.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Based on  criteria  described  in SFAS 133,  the  Company's  hedges do not  qualify  as  "effective"  hedges  and, therefore,  hedge  accounting  may not be applied.  Accordingly,  the derivative  investments  are carried at fair value  with  changes  in  unrealized  gains and losses  being  recorded  in income.  As such,  both  realized  and unrealized gains and losses are reported in the Consolidated Statements of Income,  consistent with the item being hedged, as a component of return credited to contractowners.

         F.       Cash Equivalents
                  ----------------

                  The Company  considers all highly liquid time deposits,  commercial  paper and money market mutual funds purchased with a maturity at date of acquisition of three months or less to be cash equivalents.

         G.       Fair Values of Financial Instruments
                  ------------------------------------

                  The methods and assumptions used to determine the fair value of financial instruments are as follows:

                  Fair values of fixed  maturities with active markets are based on quoted market prices.  For fixed maturities that trade in less active markets, fair values are obtained from an independent pricing service.

                  Fair values of equity securities are based on quoted market prices.

                  The fair value of derivative instruments is determined based on the current value of the underlying index.

                  The carrying value of cash and cash equivalents  (cost)  approximates  fair value due to the short-term  nature of these investments.

                  The carrying value of short-term  borrowings (cost)  approximates fair value due to the short-term nature of these liabilities.

                  Fair  values of certain  financial  instruments,  such as future  fees  payable to ASI and  surplus  notes are not readily determinable and are excluded from fair value disclosure requirements.

         H.       State Insurance Licenses
                  ------------------------

                  Licenses to do business in all states have been  capitalized  and  reflected at the purchase  price of  $6,000,000 less  accumulated  amortization.  The cost of the  licenses is being  amortized on a  straight-line  basis over 40 years.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         I.       Software Capitalization
                  -----------------------

                  The Company  capitalizes  certain costs  associated  with  internal use software in  accordance  with the American
                  Institute of  Certified  Public  Accountants  Statement of Position  98-1,  "Accounting  for the Costs of Software
                  Developed or Obtained for Internal Use" ("SOP 98-1").  SOP 98-1, which was adopted  prospectively as of January 1,
                  1999,  requires the  capitalization of certain costs incurred in connection with developing or obtaining  internal use software.  Prior to the adoption of SOP 98-1, the Company  expensed all internal use software related costs as incurred.  Details  of  the  capitalized  software  costs,  which  are  included  in  fixed  assets,  and  related amortization for the years ended December 31, are as follows:

                  (table in thousands)                                  2001          2000         1999
                                                                        ----          ----         ----
                  Balance at beginning of year                        $    7,212   $    2,920    $        -
                  Software costs capitalized during the year               5,210        4,804         3,035
                  Software costs amortized during the year               (2,660)        (512)         (115)
                                                                     -----------  -----------   -----------
                  Balance at end of year                              $    9,762   $    7,212    $    2,920
                                                                     ===========  ===========   ===========

                  Capitalized software costs are amortized on a straight-line basis over three years.

         J.       Income Taxes
                  ------------

                  The Company is included in the  consolidated  federal  income tax return filed by Skandia  U.S.  Inc. and its U.S.
                  subsidiaries.  In accordance  with the tax sharing  agreement,  the federal  income tax provision is computed on a separate return basis as adjusted for  consolidated  items.  Pursuant to the terms of this agreement,  the Company has the right to recover the value of losses utilized by the  consolidated  group in the year of  utilization.  To the extent the Company  generates  income in future years,  the Company is entitled to offset future taxes on that income through the application of its loss carryforward generated in the current year.

                  Deferred income taxes reflect the net tax effects of temporary  differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

         K.       Recognition of Revenue and Contract Benefits
                  --------------------------------------------

                  Revenues for variable  deferred  annuity  contracts  consist of charges against  contractowner  account values for mortality and expense risks,  administration  fees,  surrender charges and an annual maintenance fee per contract.
                  Benefit reserves for variable annuity  contracts  represent the account value of the contracts and are included in the separate  account  liabilities.  Fee income from mutual fund  organizations  is realized based on assets under management.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Revenues for variable immediate annuity and supplementary  contracts with and without life  contingencies  consist of certain charges against  contractowner  account values including mortality and expense risks and administration fees. Benefit reserves for variable  immediate annuity contracts  represent the account value of the contracts and are included in the separate  account  liabilities.  Revenues for market value  adjusted  fixed annuity  contracts consist of separate  account  investment  income reduced by benefit payments and changes in reserves in support of contractowner  obligations,  all of which are included in return credited to contractowners.  Benefit reserves for these contracts represent the account value of the contracts,  and are included in the general account reserve for future contractowner benefits to the extent in excess of the separate account assets.

                  Revenues for fixed immediate annuity and fixed supplementary  contracts without life contingencies  consist of net investment  income.  Revenues for fixed  immediate  annuity  contracts with life  contingencies  consist of single premium  payments  recognized as annuity  considerations  when received.  Benefit reserves for these contracts are based on applicable  actuarial  standards with assumed  interest rates that vary by issue year.  Assumed  interest rates ranged from 6.25% to 8.25% at December 31, 2001 and 2000.

                  Revenues for variable  life  insurance  contracts  consist of charges  against  contractowner  account  values for mortality  and expense risk fees,  administration  fees,  cost of insurance  fees,  taxes and  surrender  charges.
                  Certain  contracts also include charges against premium to pay state premium taxes.  Benefit reserves for variable life  insurance  contracts  represent the account value of the contracts and are included in the separate  account liabilities.

         L.       Deferred Acquisition Costs
                  --------------------------

                  The costs of acquiring new business,  which vary with and are primarily related to the production of new business, are being deferred, net of reinsurance.  These costs include commissions,  costs of contract issuance, and certain selling  expenses that vary with production.  These costs are being amortized  generally in proportion to expected gross  profits  from  surrender  charges,  policy and asset based fees and  mortality  and expense  margins.  This amortization is adjusted  retrospectively  and prospectively when estimates of current and future gross profits to be realized from a group of products are revised.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Details of the  deferred  acquisition  costs and  related  amortization  for the years ended  December  31, are as follows:

                  (in thousands)                                   2001           2000            1999
                                                                   ----           ----            ----
                  Balance at beginning of year                $  1,398,192    $  1,087,705   $    721,507
                  Acquisition costs deferred during the year
                                                                   209,136         495,103        450,059
                  Acquisition costs amortized during the
                       year                                       (224,047)       (184,616)       (83,861)
                                                              -------------   -------------  -------------
                  Balance at end of year                      $  1,383,281    $  1,398,192   $  1,087,705
                                                              ============    ============   ============

         M.       Reinsurance
                  -----------

                  The Company cedes reinsurance under modified  co-insurance  arrangements.  These reinsurance  arrangements provide additional  capacity  for growth in  supporting  the cash flow  strain  from the  Company's  variable  annuity and variable life insurance business.  The reinsurance is effected under quota share contracts.

                  The Company reinsured its exposure to market fluctuations  associated with its GMDB liability in the first half of
                  1999. Under this reinsurance  agreement,  the Company ceded premiums of approximately  $2,945,000;  received claim reimbursements of approximately $242,000;  and, recorded a decrease in ceded reserves of approximately  $2,763,000 in 1999.

At December 31, 2001 and 2000, in accordance with the provisions of modified coinsurance agreements, the Company accrued approximately
                  $7,733,000 and $4,339,000, respectively, for amounts receivable from favorable reinsurance experience on certain blocks of variable annuity business.

         N.       Translation of Foreign Currency
                  -------------------------------

The financial position and results of operations of Skandia Vida are measured using local currency as the functional currency.  Assets and liabilities are translated at the exchange rate in effect at each year-end.  Statements of income and changes in shareholder's equity accounts are translated at the average rate prevailing during the year.  Translation adjustments arising from the use of differing exchange rates from period to period are reported as a component of other comprehensive income.

         O.       Separate Accounts
                  -----------------

                  Assets and liabilities in Separate  Accounts are included as separate  captions in the consolidated  statements of financial  condition.  Separate  Account  assets  consist  principally  of long term bonds,  investments in mutual funds,  short-term  securities  and  cash and cash  equivalents,  all of which  are  carried  at fair  value.  The investments are managed predominately through the Company's investment advisory affiliate,

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  American Skandia  Investment  Services,  Inc.  ("ASISI"),  utilizing  various fund managers as  sub-advisors.  The remaining  investments are managed by independent  investment firms. The contractowner has the option of directing funds to a wide variety of investment  options,  most of which invest in mutual funds.  The investment risk on the variable  portion of a contract is borne by the  contractowner.  Fixed  options with minimum  guaranteed  interest rates are also available.  The Company bears the credit risk  associated  with the investments  that support these fixed options.

                  Included in Separate  Account  liabilities are reserves of  approximately  $1,092,944,000  and  $1,059,987,000  at
                  December 31, 2001 and 2000, respectively,  relating to annuity contracts for which the contractowner is guaranteed a fixed rate of return.  Separate Account assets of approximately  $1,092,944,000  and  $1,059,987,000 at December
                  31, 2001 and 2000,  respectively,  consisting of long term bonds,  short-term  securities,  transfers due from the general account and cash and cash equivalents are held in support of these annuity obligations,  pursuant to state regulation.

         P.       Estimates
                  ---------

                  The  preparation of financial  statements in conformity with U.S. GAAP requires that management make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial  statements and the reported  amounts of revenues and expenses during the reporting  period.  The more  significant  estimates and assumptions  are  related  to  deferred  acquisition  costs and  involve  policy  lapses,  investment  return  and maintenance expenses.  Actual results could differ from those estimates.

3.       COMPREHENSIVE INCOME

         The components of comprehensive income, net of tax, for the years ended December 31 were as follows:

         (table in thousands)                                                 2001        2000       1999
                                                                              ----        ----       ----
         Net income                                                        $  33,099  $  64,817   $  76,169
         Other comprehensive income:
            Unrealized investment losses on available sale securities
                                                                                (448)    (1,681)     (3,438)
            Reclassification adjustment for realized losses (gains)
              included in investment income                                      173      2,957        (660)
                                                                           ---------  ---------   ----------
            Net unrealized gains (losses) on securities                         (275)     1,276      (4,098)
            Foreign currency translation                                         (67)       (66)        456
                                                                           ---------- ----------  ---------
         Other comprehensive (loss) income                                      (342)     1,210      (3,642)
                                                                           ---------- ---------   ----------
         Comprehensive income                                              $  32,757  $  66,027   $  72,527
                                                                           =========  =========   =========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

3.       COMPREHENSIVE INCOME (continued)

         Other comprehensive (loss) income is shown net of tax (benefit) expense of approximately ($184) thousand,  $651 thousand and
         ($1,961) thousand for 2001, 2000 and 1999 respectively.

         The components of accumulated other comprehensive income, net of tax, as of December 31 were as follows:

         (table in thousands)                                                  2001         2000
                                                                               ----         ----
         Unrealized investment gains                                           $  746    $  1,021
         Foreign currency translation                                              15          82
                                                                               ------    --------
         Accumulated other comprehensive income                                $  761    $  1,103
                                                                               ======    ========

4.       INVESTMENTS

         The amortized  cost,  gross  unrealized  gains and losses and estimated fair value of fixed  maturities and  investments in equity  securities  as of December 31, 2001 and 2000 are shown  below.  All  securities  held at December 31, 2001 and 2000 were publicly traded.

         Investments in fixed maturities as of December 31, 2001 consisted of the following:

                                                                     Gross          Gross
                                                    Amortized     Unrealized     Unrealized      Estimated
         (table in thousands)                         Cost           Gains         Losses       Fair Value
                                                      ----           -----         ------       ----------
         U.S. Government obligations                 $198,136         $2,869          $(413)      $200,592
         Obligations of state and political
           subdivisions                                   252              8              -            260
         Corporate securities                         158,494          4,051           (566)       161,979
                                                      -------          -----           -----       -------
              Totals                                 $356,882         $6,928          $(979)      $362,831
                                                     ========         ======          ======      ========

         The amortized  cost and fair value of fixed  maturities,  by  contractual  maturity,  at December 31, 2001 are shown below.
         Actual maturities may differ from contractual maturities due to call or prepayment provisions.

                                                       Amortized
         (table in thousands)                             Cost      Fair Value
                                                          ----      ----------
         Due in one year or less                      $    14,755   $    14,784
         Due after one through five years                 232,199       235,845
         Due after five through ten years                  92,984        94,289
         Due after ten years                               16,944        17,913
                                                      -----------   -----------
           Total                                      $   356,882   $   362,831
                                                      ===========   ===========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

4.       INVESTMENTS (continued)

         Investments in fixed maturities as of December 31, 2000 consisted of the following:

                                                                     Gross          Gross
                                                    Amortized     Unrealized     Unrealized      Estimated
         (table in thousands)                         Cost           Gains         Losses       Fair Value
                                                      ----           -----         ------       ----------
         U.S. Government obligations              $    206,041   $      4,445   $        (11)  $    210,475
         Foreign government obligations                  2,791            195              -          2,986
         Obligations of state and political
              subdivisions                                 253              1              -            254
         Corporate securities                           72,237          1,565         (1,809)        71,993
                                                  ------------   ------------   -------------  ------------
              Totals                              $    281,322   $      6,206   $     (1,820)  $    285,708
                                                  ============   ============   =============  ============

         Proceeds from sales of fixed maturities during 2001, 2000 and 1999 and were  approximately  $386,816,000,  $302,632,000 and
         $32,196,000,  respectively.  Proceeds from maturities during 2001, 2000 and 1999 were approximately $4,000,000,  $1,104,000 and $4,030,000,  respectively.  The cost, gross unrealized  gains/losses and fair value of investments in equity securities at December 31are shown below:

         (table in thousands)                              Gross          Gross
                                                        Unrealized     Unrealized        Fair
                                            Cost           Gains         Losses          Value
                                            ----           -----         ------          -----
         2001                             $  49,886       $   122       $(4,925)       $45,083
         2000                             $  23,218       $   372       $(3,188)       $20,402

         Net realized investment gains (losses) were as follows for the years ended December 31:

         (table in thousands)                             2001          2000           1999
                                                          ----          ----           ----
         Fixed maturities:
           Gross gains                                  $  7,597      $  1,002       $    253
           Gross losses                                   (4,387)       (3,450)          (228)

         Investment in equity securities:
           Gross gains                                     1,910         1,913            990
           Gross losses                                   (4,192)         (153)          (437)
                                                        ---------     ---------      ---------
              Totals                                    $    928      $   (688)      $    578
                                                        ========      =========      ========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

5.       NET INVESTMENT INCOME

         The sources of net investment income for the years ended December 31 were as follows:

         (table in thousands)                             2001          2000           1999
                                                          ----          ----           ----
         Fixed maturities                              $  18,788     $  13,502      $   9,461
         Cash and cash equivalents                           773         5,154          2,159
         Investment in equity securities                     622            99             32
         Policy loans                                        244            97             31
         Derivative instruments                                -        (6,939)        (1,036)
                                                      ----------    -----------    -----------
         Total investment income                          20,427        11,913         10,647
         Investment expenses                                (301)         (257)          (206)
                                                      -----------   -----------    -----------
         Net investment income                         $  20,126     $  11,656      $  10,441
                                                       ==========    ============   =========

6.       INCOME TAXES

         The significant components of income tax expense for the years ended December 31 were as follows:

         (table in thousands)                             2001          2000           1999
                                                          ----          ----           ----
         Current tax (benefit) expense                $   (39,047)  $   (29,244)   $    41,248
         Deferred tax expense (benefit)                    46,215        60,023        (10,904)
                                                      -----------   -----------    ------------
           Total income tax expense                   $     7,168   $    30,779    $    30,344
                                                      ===========   ===========    ===========

         Deferred tax assets (liabilities) include the following at December 31:

         (table in thousands)                              2001          2000
                                                           ----          ----
         Deferred tax assets:
           GAAP to tax reserve differences             $   241,503   $   382,826
           Future fees payable to ASI                       63,240             -
           Deferred compensation                            20,520        17,869
           Net operating loss carryforward                  14,372             -
           Surplus notes interest                            9,040         5,536
           AMT credit carryforward                           5,451             -
           Other                                             1,114           907
                                                       -----------   -----------
              Total deferred tax assets                    355,240       407,138
                                                       -----------   -----------

         Deferred tax liabilities:
           Deferred acquisition costs                     (404,758)     (411,417)
           Internal use software                            (3,417)       (2,524)
           Policy fees                                      (1,634)       (1,551)
           Net unrealized gains                               (411)         (595)
              Total deferred tax liabilities              (410,220)     (416,087)
                                                       ------------  ------------
                Net deferred tax asset (liability)     $   (54,980)  $    (8,949)
                                                       ============  ============

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

6.       INCOME TAXES (continued)

         The income tax expense  was  different  from the amount  computed by  applying  the  federal  statutory  tax rate of 35% to pre-tax income from continuing operations as follows:

         (table in thousands)                                          2001          2000          1999
                                                                       ----          ----          ----
         Income (loss) before taxes
           Domestic                                                $   42,886    $   98,136    $  109,036
           Foreign                                                     (2,619)       (2,540)       (2,523)
                                                                   -----------   -----------   -----------
           Total                                                       40,267        95,596       106,513
           Income tax rate                                                 35%           35%           35%
                                                                   -----------   -----------   -----------
         Tax expense at federal statutory income tax rate              14,094        33,459        37,280

         Tax effect of:
           Dividend received deduction                                 (8,400)       (7,350)       (9,572)
           Losses of foreign subsidiary                                   917           889           883
           Meals and entertainment                                        603           841           664
           State income taxes                                             (62)         (524)        1,071
           Other                                                           16         3,464            18
                                                                   ----------    ----------    ----------
              Income tax expense                                   $    7,168    $   30,779    $   30,344
                                                                   ==========    ==========    ==========

         The Company's net operating loss  carryforwards,  totaling  approximately  $41,063,000 at December 31, 2001, will expire in
         2016.

7.       COST ALLOCATION AGREEMENTS WITH AFFILIATES

         Certain operating costs (including personnel,  rental of office space,  furniture,  and equipment) have been charged to the
         Company at cost by American Skandia  Information  Services and Technology  Corporation  ("ASIST"),  an affiliated  company.
         The Company has also charged  operating costs to several of its  affiliates.  The total cost to the Company for these items was  approximately  $6,179,000,  $13,974,000  and  $11,136,000 in 2001,  2000 and 1999,  respectively.  Income received for these items was approximately $13,166,000, $11,186,000 and $3,919,000 in 2001, 2000 and 1999, respectively.

         Beginning in 1999, the Company was reimbursed by ASM for certain  distribution  related costs  associated with the sales of business through an investment firm where ASM serves as an introducing  broker dealer.  Under this agreement,  the expenses reimbursed were approximately  $6,391,000,  $5,842,000 and $1,441,000 in 2001, 2000 and 1999, respectively.  As of December
         31, 2001 and 2000, amounts receivable under this agreement were approximately $639,000 and $492,000, respectively.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

8.       FUTURE FEES PAYABLE TO ASI

         In a series of  transactions  with ASI,  the  Company  transferred  certain  rights to receive a portion of future fees and contract charges expected to be realized on designated blocks of deferred annuity contracts.

         The proceeds from the transfers  have been recorded as a liability  and are being  amortized  over the remaining  surrender charge period of the  designated  contracts  using the interest  method.  The Company did not transfer the right to receive future fees and charges after the expiration of the surrender charge period.

         In connection  with these  transactions,  ASI,  through  special purpose  trusts,  issued  collateralized  notes in private placements, which are secured by the rights to receive future fees and charges purchased from the Company.

         Under the terms of the Purchase  Agreements,  the rights  transferred  provide for ASI to receive a percentage (60%, 80% or
         100% depending on the underlying  commission option) of future mortality and expense charges and contingent  deferred sales charges,  after  reinsurance,  expected  to be  realized  over the  remaining  surrender  charge  period of the  designated contracts (generally 6 to 8 years).

         Payments,  representing  fees and  charges  in the  aggregate  amount,  of  approximately  $207,731,000,  $219,454,000  and
         $131,420,000  were  made by the  Company  to ASI in  2001,  2000  and  1999,  respectively.  Related  interest  expense  of approximately  $59,873,000,  $70,667,000  and  $52,840,000  has been  included in the  statement  of income for 2001,  2000 and1999, respectively.

         The  Commissioner of the State of Connecticut has approved the transfer of future fees and charges;  however,  in the event that the Company becomes subject to an order of liquidation or  rehabilitation,  the  Commissioner  has the ability to stop the payments due to ASI under the Purchase Agreement subject to certain terms and conditions.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

8.       FUTURE FEES PAYABLE TO ASI (continued)

         The present values of the transactions as of the respective effective date were as follows:

                           Closing      Effective       Contract Issue        Discount       Present
        Transaction         Date          Date              Period              Rate          Value
        -----------         ----          ----              ------              ----          -----

           1996-1          12/17/96        9/1/96        1/1/94 - 6/30/96       7.5%           $50,221
           1997-1           7/23/97        6/1/97        3/1/96 - 4/30/97       7.5%            58,767
           1997-2          12/30/97       12/1/97        5/1/95 - 12/31/96      7.5%            77,552
           1997-3          12/30/97       12/1/97        5/1/96 - 10/31/97      7.5%            58,193
           1998-1           6/30/98        6/1/98        1/1/97 - 5/31/98       7.5%            61,180
           1998-2          11/10/98       10/1/98        5/1/97 - 8/31/98       7.0%            68,573
           1998-3          12/30/98       12/1/98        7/1/96 - 10/31/98      7.0%            40,128
           1999-1           6/23/99        6/1/99        4/1/94 - 4/30/99       7.5%           120,632
           1999-2          12/14/99       10/1/99       11/1/98 - 7/31/99       7.5%           145,078
           2000-1           3/22/00        2/1/00        8/1/99 - 1/31/00       7.5%           169,459
           2000-2           7/18/00        6/1/00        2/1/00 - 4/30/00      7.25%            92,399
           2000-3          12/28/00       12/1/00        5/1/00 - 10/31/00     7.25%           107,291
           2000-4          12/28/00       12/1/00        1/1/98 - 10/31/00     7.25%           107,139

         Expected payments of future fees payable to ASI as of December 31, 2001 are as follows:

           (table in thousands)           Year             Amount
                                          ----             ------

                                          2002      $   175,357
                                          2003          171,345
                                          2004          156,842
                                          2005          132,702
                                          2006          102,188
                                          2007           50,821
                                          2008            7,800
                                                    -----------
                                          Total         $797,055
                                                        ========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

9.       LEASES

         The Company leases office space under a lease  agreement  established in 1989 with ASIST.  The Company entered into a lease agreement for office space in  Westminster,  Colorado,  effective  January 1, 2001.  Lease expense for 2001,  2000 and 1999 was  approximately  $8,404,000,  $6,593,000  and  $5,003,000,  respectively.  Future minimum lease payments per year and in aggregate as of December 31, 2001 are as follows:

              (table in thousands)       2002                          $   7,913
                                         2003                              8,087
                                         2004                              8,570
                                         2005                              8,609
                                         2006                              8,698
                                         2007 and thereafter              41,711
                                                                       ---------
                                         Total                         $  83,588
                                                                       =========

10.      RESTRICTED ASSETS

         To comply with certain state insurance  departments'  requirements,  the Company maintains cash, bonds and notes on deposit with various  states.  The carrying  value of these  deposits  amounted to  approximately  $4,822,000  and $4,636,000 as of
         December  31,  2001  and  2000,  respectively.  These  deposits  are  required  to be  maintained  for  the  protection  of contractowners within the individual states.

11.      RETAINED EARNINGS AND DIVIDEND RESTRICTIONS

         Statutory  basis  shareholder's  equity was  approximately  $226,780,000  and  $342,804,000  at December 31, 2001 and 2000,
         respectively.

         The Company  incurred  statutory  basis net losses for 2001 of  approximately  $121,957,000  due  primarily to  significant declines in the equity  markets  during the year as well as increased  levels of operating  expenses  relative to revenues.
         Statutory basis net income for 2000 was $11,550,000, as compared to losses of $17,672,000 in 1999.

         Under  various  state  insurance  laws,  the maximum  amount of dividends  that can be paid to  shareholders  without prior approval of the state  insurance  department  is subject to  restrictions  relating to statutory  surplus and net gain from operations.  At December 31, 2001, no amounts may be distributed without prior approval.

         On November 8, 1999,  the Board of Directors  authorized  the Company to increase  the par value of its capital  stock from
         $80 per share to $100 per share in order to comply with minimum  capital  levels as required by the  California  Department of Insurance.  This  transaction  resulted in a corresponding  decrease in paid in and contributed  surplus of $500,000 and had no effect on capital and surplus.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

12.      STATUTORY ACCOUNTING PRACTICES

         The Company  prepares its statutory basis financial  statements in accordance with accounting  practices  prescribed by the
         State  of  Connecticut  Insurance  Department.  Prescribed  statutory  accounting  practices  include  publications  of the
         National  Association of Insurance  Commissioners  (NAIC),  as well as state laws,  regulations and general  administrative rules.

         The NAIC adopted the  Codification  of Statutory  Accounting  Principles  (Codification)  in March 1998. The effective date for  codification  was January 1, 2001. The Company's  state of domicile,  Connecticut,  has adopted  codification  and the
         Company has made the  necessary  changes in its  statutory  accounting  and  reporting  required  for  implementation.  The overall impact of adopting  codification  was a one-time,  cumulative  change in accounting  benefit  recorded  directly in statutory surplus of approximately $12,047,000.

         In addition,  during 2001,  based on a  recommendation  from the State of  Connecticut  Insurance  Department,  the Company
         changed its statutory  method of accounting for its liability  associated with  securitized  variable  annuity fees.  Under the new method of accounting,  the liability for securitized  fees is established  consistent with the method of accounting for the liability  associated with variable annuity fees ceded under reinsurance  contracts.  This equates to the statutory liability at any valuation date being equal to the  Commissioners  Annuity Reserve  Valuation Method (CARVM) offset related to the  securitized  contracts.  The impact of this change in  accounting,  representing  the  difference  in the liability calculated  under the old method  versus the new method as of January 1,  2001,  was  reported  as a  cumulative  effect of change in accounting benefit recorded directly in statutory surplus of approximately $20,215,000.

13.      EMPLOYEE BENEFITS

         The Company has a 401(k) plan for which  substantially  all employees are eligible.  Under this plan, the Company  provides a 50% match on  employees'  contributions  up to 6% of an  employee's  salary  (for an  aggregate  match of up to 3% of the employee's  salary).  Additionally,  the Company may contribute  additional  amounts based on  profitability of the Company and  certain  of its  affiliates.  Company  contributions  to this plan on behalf of the  participants  were  approximately
         $2,738,000, $3,734,000 and $3,164,000 in 2001, 2000 and 1999, respectively.

         The  Company  has a  deferred  compensation  plan,  which is  available  to the field  marketing  staff and  certain  other employees.  Company  contributions to this plan on behalf of the participants  were  approximately  $345,000,  $399,000 and
         $193,000 in 2001, 2000 and 1999, respectively.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

13.      EMPLOYEE BENEFITS (continued)

         The Company and certain  affiliates  cooperatively  have a  long-term  incentive  program  under which units are awarded to executive  officers and other  personnel.  The Company and certain  affiliates  also have a profit sharing  program,  which benefits all employees  below the officer level.  These programs  consist of multiple plans with new plans  instituted each year.  Generally,  participants  must remain  employed by the Company or its  affiliates at the time such units are payable in order to receive any  payments  under the  programs.  The accrued  liability  representing  the value of these units was approximately  $13,645,000  and $31,632,000 as of December 31, 2001 and 2000,  respectively.  Payments under these programs were approximately $8,377,000, $13,542,000, and $4,079,000 in 2001, 2000 and 1999, respectively.

14.      REINSURANCE

         The Company  cedes  insurance to other  insurers in order to limit its risk  exposure.  Such  transfer does not relieve the
         Company of its primary  liability and, as such,  failure of reinsurers to honor their  obligation could result in losses to the Company.  The Company reduces this risk by evaluating the financial condition and credit worthiness of reinsurers.

         The effect of reinsurance for the 2001, 2000 and 1999 was as follows:

         (table in thousands)

        2001                                                             Gross         Ceded           Net
        ----                                                             -----         -----           ---
        Annuity and life insurance charges and fees                  $   430,913    $   (52,220)  $   378,693
        Change in annuity and life insurance policy reserves         $   (35,835)   $    (4,063)  $   (39,898)
        Return credited to contractowners                            $    16,741    $        92   $    16,833

        2000
        ----
        Annuity and life insurance charges and fees                  $   477,802    $   (53,224)  $   424,578
        Change in annuity and life insurance policy reserves         $    45,784    $      (766)  $    45,018
        Return credited to contractowners                            $    13,607    $    (4,561)  $     9,046

        1999
        ----
        Annuity and life insurance charges and fees                  $   326,670    $   (36,681)  $   289,989
        Change in annuity and life insurance policy reserves         $     4,151    $    (1,073)  $     3,078
        Return credited to contractowners                            $    (1,382)   $      (257)  $    (1,639)

         In December 2000, the Company  entered into a modified  coinsurance  agreement with SICL covering  certain  contracts  issued since January 1996. The impact of this treaty to the Company was a pre tax loss of  approximately  $4,917,000 in 2001 and pre tax income of  approximately  $7,067,453 in 2000. At December 31, 2001 and 2000,  approximately  $12,983,000  and $6,109,000, respectively, was payable to SICL under this agreement.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

15.      SURPLUS NOTES

         The Company has issued  surplus notes to ASI in exchange for cash.  Surplus notes  outstanding  as of December 31, 2001 and
         2000, and interest expense for 2001, 2000 and 1999 were as follows:

                                                     Liability as of
         (table in thousands)                         December 31,                    Interest Expense
                                   Interest                                            For the Years
            Note Issue Date          Rate          2001          2000          2001         2000         1999
         ----------------------    ---------     ----------    ----------    ---------    ---------    ---------
         ----------------------    ---------     ----------

         ----------------------
         ----------------------
         February 18, 1994           7.28%               -             -             -          732          738
         ----------------------
         March 28, 1994              7.90%               -             -             -          794          801
         ----------------------
         September 30, 1994          9.13%               -        15,000         1,282        1,392        1,389
         ----------------------
         December 28, 1994           9.78%               -             -             -            -        1,308
         ----------------------
         December 19, 1995           7.52%          10,000        10,000           763          765          762
         ----------------------
         December 20, 1995           7.49%          15,000        15,000         1,139        1,142        1,139
         ----------------------
         December 22, 1995           7.47%           9,000         9,000           682          684          682
         ----------------------
         June 28, 1996               8.41%          40,000        40,000         3,411        3,420        3,411
         ----------------------
         December 30, 1996           8.03%          70,000        70,000         5,699        5,715        5,698
                                                 ----------    ----------    ---------    ---------    ---------
                                                 ----------    ----------    ---------    ---------    ---------

         ----------------------
         ----------------------
         Total                                    $144,000      $159,000       $12,976      $14,644      $15,928
                                                 ==========    ==========    =========    =========    =========

         On December 3, 2001, a surplus note,  dated September 30, 1994, for $15,000,000 was repaid.  On December 27, 2000,  surplus notes for  $10,000,000,  dated  February 18, 1994,  and  $10,000,000,  dated March 28, 1994,  were repaid.  On December 10,
         1999, a surplus note,  dated December 28, 1994, for $14,000,000  was repaid.  All surplus notes mature seven years from the issue date.

         Payment of interest and repayment of principal  for these notes is subject to certain  conditions  and require  approval by the Insurance  Commissioner  of the State of  Connecticut.  At December 31, 2001 and 2000,  approximately  $25,829,000  and
         $15,816,000, respectively, of accrued interest on surplus notes was not approved for payment under these criteria.

16.      SHORT-TERM BORROWING

         The Company had a  $10,000,000  short-term  loan payable to ASI at December  31, 2001 and 2000 as part of a revolving  loan agreement.  The loan has an interest  rate of 3.67% and matures on March 12, 2002.  The total related  interest  expense to the Company was  approximately  $522,000,  $687,000 and $585,000 in 2001,  2000 and 1999,  respectively.  Accrued  interest payable was approximately $113,000 and $222,000 as of December 31, 2001 and 2000, respectively.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

17.      CONTRACT WITHDRAWAL PROVISIONS

         Approximately 99% of the Company's separate account  liabilities are subject to discretionary  withdrawal by contractowners at market value or with market value  adjustment.  Separate  account assets,  which are carried at fair value, are adequate to pay such  withdrawals,  which are generally  subject to surrender charges ranging from 10% to 1% for contracts held less than 10 years.

18.      RESTRUCTURING CHARGES

         On March 22, 2001,  and  December 3, 2001,  the Company  announced  separate  plans to reduce  expenses to better align its operating  infrastructure  with  the  current  investment  market  environment.  As part of the two  plans,  the  Company's workforce was reduced by approximately  140 positions and 115 positions,  respectively,  affecting  substantially all areas of the  Company.  Estimated  pre-tax  severance  benefits  of  approximately  $8,500,000  have been  charged  against  2001 operations  related to these  reductions.  These charges have been reported in the  Consolidated  Statements of Income as a
         component  of  Underwriting,   Acquisition  and  Other  Insurance  Expenses.   As  of  December  31,  2001,  the  remaining
         restructuring liability, relating primarily to the December 3, 2001 plan, was approximately $4,104,000.

19.      COMMITMENTS AND CONTINGENT LIABILITIES

         As of the date of this filing,  the Company is not involved in any legal proceedings  outside of the ordinary course of its business  operations.  The Company is involved in pending and threatened  legal  proceedings in the ordinary  course of its
         business   operations.   While  the  outcome  of  these  legal  proceedings  cannot  be  determined  at  this  time,  after consideration  of  the  defenses  available  to the  Company,  applicable  insurance  coverage  and  any  related  reserves established,  these legal  proceedings  are not  expected to result in  liability  for  amounts  material to the  financial condition of the Company, although they may adversely affect results of operations in future periods.

20.      SEGMENT REPORTING

         In recent  years,  in order to complete  the array of products  offered by the  Company and its  affiliates  to meet a wide variety of financial  planning,  the Company  developed  variable  life  insurance and  qualified  retirement  plan annuity products.  Assets under management and sales for products other than variable  annuities have not been  significant  enough to warrant full segment  disclosures  as required by SFAS 131,  "Disclosures  about  Segments of an Enterprise  and Related
         Information,"  and the  Company  does not  anticipate  that they will do so in the future due to a change in the  Company's strategy.  On March 15,  2002,  the  Company  announced  that it will no longer  accept  new  business  for the  funding of qualified  retirement  plans,  effective July 31, 2002 and will not accept  applications for it's flexible premium variable insurance  products that are signed after April 1, 2002 or received after April 15, 2002.  The Company  intends to continue to accept additional  contributions to existing qualified plans, to service and accept additional premiums for its existing flexible  premium  variable  insurance  contracts,  and to  continue  to offer and sell its single  premium  variable  life insurance products.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

21.      QUARTERLY FINANCIAL DATA (UNAUDITED)

         The following table summarizes information with respect to the operations of the Company on a quarterly basis:

                 (table in thousands)                                Three Months Ended
                                                  ----------------------------------------------------------
                          2001                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance
          revenues                                 $   131,096   $   128,665    $   114,714    $   117,854
        Net investment income*                           5,381         4,997          5,006          4,742
        Net realized capital gains (losses)              1,902           373            376         (1,723)
                                                  ------------  ------------   ------------   -------------
        Total revenues                                 138,379       134,035        120,096        120,873
        Benefits and expenses*                         122,940       110,644        115,313        124,219
                                                  ------------  ------------   ------------   ------------
        Pre-tax net income                              15,439        23,391          4,783         (3,346)
        Income taxes                                     4,034         7,451           (480)        (3,837)
                                                  ------------  ------------   -------------  -------------
        Net income                                 $    11,405   $    15,940    $     5,263    $       491
                                                  ============  ============   ============   ============

        *     For the quarters  ended March 31, 2001,  June 30, 2001 and  September  30, 2001,  the Company had reported  investment
              performance   associated  with  its  derivatives  as  net  investment  income.  The  above  presentation   reflects  a
              reclassification of these amounts to benefits and expenses.

                 (table in thousands)                                Three Months Ended
                                                  ----------------------------------------------------------
                          2000                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance
          revenues                                 $   137,255   $   139,317    $   147,923    $   136,159
        Net investment income                            2,876         3,628          4,186            966
        Net realized capital gains (losses)                729        (1,436)          (858)           877
                                                  ------------  -------------  -------------  ------------
        Total revenues                                 140,860       141,509        151,251        138,002
        Benefits and expenses                          106,641       121,356        137,514        110,515
                                                  ------------  ------------   ------------   ------------
        Pre-tax net income                              34,219        20,153         13,737         27,487
        Income taxes                                    10,038         5,225          3,167         12,349
                                                  ------------  ------------   ------------   ------------
        Net income                                 $    24,181   $    14,928    $    10,570    $    15,138
                                                  ============  ============   ============   ============

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

21.      QUARTERLY FINANCIAL DATA (UNAUDITED) (continued)

                 (table in thousands)                                Three Months Ended
                                                  ----------------------------------------------------------
                          1999                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance
          revenues                                 $    78,509   $    88,435    $    97,955    $   111,443
        Net investment income                            2,654         2,842          2,735          2,210
        Net realized capital gains                         295            25            206             52
        Total revenues                                  81,458        91,302        100,896        113,705
        Benefits and expenses                           64,204        67,803         71,597         77,244
        Pre-tax net income                              17,254        23,499         29,299         36,461
        Income taxes                                     3,844         7,142          7,898         11,460
        Net income                                 $    13,410   $    16,357    $    21,401    $    25,001
                                                  ============  ============   ============   ============

                                                                B-1

APPENDIX B - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT E

The Unit Prices and number of Units in the Sub-accounts that commenced operations prior to January 1, 2002 are shown below.

Unit Prices And Numbers Of Units:  The following table shows:  (a) the Unit Price,  as of the dates shown,  for Units in each of the
Sub-account  of  Separate  Account E that  commenced  operations  prior to January 1, 2002 and are being  offered  pursuant  to this
Prospectus;  and (b) the number of Units  outstanding in each such  Sub-account as of the dates shown.  The year in which operations commenced in each such Sub-account is noted in parentheses.  To the extent a Sub-account  commenced  operations  during a particular calendar  year,  the Unit  Price s of the end of the  period  reflects  only the  partial  year  results  from the  commencement  of operations  until December 31st of the applicable  year.  The  portfolios in which a particular  Sub-account  invests may or may not have  commenced  operations  prior  to the  date  such  Sub-account  commenced  operations.  The  initial  offering  price  for each
Sub-account was $10.00.

                                                                       Year Ended December 31,
------------------------------------------------------------------------------------------------------------------------------------------
                            2001       2000       1999        1998       1997        1996       1995       1994        1993       1992
-------------------------
------------------------------------------------------------------------------------------------------------------------------------------
GAL Equity
(1993)
Unit Price                   $25.46      31.29       32.05      25.34       20.63      16.24      13.44       10.66      10.36          -
Number of Units           1,167,766  1,439,526   1,577,146  1,853,943   2,033,164  2,136,942  2,119,810   1,818,564  1,246,452          -
------------------------------------------------------------------------------------------------------------------------------------------
GAL Asset Allocation
(1993)
Unit Price                   $20.66      22.45       22.09      20.65       17.75      15.00      13.12       10.20      10.48          -
Number of Units             637,211    754,224     946,287  1,026,113   1,062,839  1,083,176  1,136,906   1,037,131  1,126,518          -
------------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------------
GAL High Quality Bond
(1993)
Unit Price                   $16.64      15.57       13.87      14.50       13.29      12.22      12.04        9.88      10.55          -
Number of Units             407,974    653,417     704,105    777,739     668,832    740,891    830,395     811,254    929,546          -
------------------------------------------------------------------------------------------------------------------------------------------
GAL Money Market
(1993)
Unit Price                   $14.28      13.86       13.13      12.59       12.05      11.54      11.06       10.56      10.22          -
Number of Units             367,193    398,234     493,675    607,600     827,966  1,006,007  1,350,072   1,257,546  1,063,152          -
------------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                  PLEASE SEND ME A STATEMENT OF  ADDITIONAL  INFORMATION  THAT CONTAINS  FURTHER  DETAILS ABOUT THE
                  AMERICAN SKANDIA ANNUITY DESCRIBED IN PROSPECTUS GA-PROS (05/2002).
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

                                       -------------------------------------------------------
                                                          (print your name)

                                       -------------------------------------------------------
                                                              (address)

                                       -------------------------------------------------------
                                                        (city/state/zip code)

Variable Annuity Issued by:                                                                  Variable Annuity Distributed by:

AMERICAN SKANDIA LIFE                                                                                      AMERICAN SKANDIA
ASSURANCE CORPORATION                                                                               MARKETING, INCORPORATED
One Corporate Drive                                                                                     One Corporate Drive
Shelton, Connecticut 06484                                                                       Shelton, Connecticut 06484
Telephone: 1-800-752-6342                                                                           Telephone: 203-926-1888
http://www.americanskandia.com                                                               http://www.americanskandia.com

                                                         MAILING ADDRESSES:

                                               AMERICAN SKANDIA - VARIABLE ANNUITIES
                                                           P.O. Box 7040
                                                     Bridgeport, CT 06601-7040

                                                           EXPRESS MAIL:
                                               AMERICAN SKANDIA - VARIABLE ANNUITIES
                                                        One Corporate Drive
                                                         Shelton, CT 06484

GALAXY2

                                                              PART II

                                               INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution:  Not Applicable.

Item 15.  Indemnification  of Directors and Officers:  Under Section 33-320a of the  Connecticut  General  Statutes,  the Registrant
must indemnify a director or officer  against  judgments,  fines,  penalties,  amounts paid in settlement  and  reasonable  expenses including  attorneys'  fees,  for actions  brought or threatened to be brought  against him in his capacity as a director or officer when certain  disinterested  parties determine that he acted in good faith and in a manner he reasonably  believed to be in the best interests of the Registrant.  In any criminal  action or proceeding,  it also must be determined that the director or officer had no reason to believe his conduct was  unlawful.  The director or officer must also be  indemnified  when he is successful on the merits in the  defense of a  proceeding  or in  circumstances  where a court  determines  that he is fairly and  reasonable  entitled to be indemnified,  and the court approves the amount.  In shareholder  derivative suits, the director or officer must be finally adjudged not to have  breached  this duty to the  Registrant  or a court must  determine  that he is fairly  and  reasonably  entitled  to be indemnified  and must approve the amount.  In a claim based upon the  director's or officer's  purchase or sale of the  Registrants'
securities,  the director or officer may obtain  indemnification  only if a court determines that, in view of all the circumstances, he is fairly and  reasonably  entitled  to be  indemnified  and then for such amount as the court  shall  determine.  The By-Laws of
American  Skandia  Life  Assurance  Corporation  ("ASLAC")  also provide  directors  and  officers  with rights of  indemnification, consistent with Connecticut Law.

The foregoing statements are subject to the provisions of Section 33-320a.

Directors and officers of ASLAC and American  Skandia  Marketing,  Incorporated  ("ASM,  Inc.") can also be indemnified  pursuant to
Indemnity  Agreements  between each director and officer and American Skandia,  Inc., a corporation  organized under the laws of the state of Delaware.  The  provisions of the  Indemnity  Agreement  are governed by Section 45 of the General  Corporation  Law of the
State of Delaware.

The directors and officers of ASLAC and ASM, Inc. are covered under a directors and officers  liability  insurance  policy issued by an unaffiliated  insurance  company and an insurance policy issued to Skandia  Insurance  Company Ltd., their ultimate parent.  Such policy will reimburse ASLAC or ASM, Inc., as applicable,  for any payments that it shall make to directors and officers  pursuant to law and, subject to certain  exclusions  contained in the policy,  will pay any other costs,  charges and expenses,  settlements and judgments  arising from any proceeding  involving any director or officer of ASLAC or ASM,  Inc., as applicable,  in his or her past or present capacity as such.

Item 16.  Exhibits:

         Exhibits                                                                                                    Page
         --------                                                                                                    ----

1        Underwriting agreement (Incorporated by reference to Post-Effective Amendment No. 1 to Post-Effective Amendment No.
         1 to Registration Statement No. 333-25733, filed via EDGAR March 2, 1998.

2        Plan of acquisition, reorganization, arrangement, liquidation or succession                       Not applicable

3        Articles of incorporation and by-laws Incorporated by reference to Post-Effective Amendment No. 6 to Registration
         Statement No. 33-87010, filed via EDGAR March 2, 1998.

4        Instruments defining the rights of security holders, including indentures (Incorporated by reference to
         Post-effective Amendment No. 7 to Registration Statement No. 33-47976, filed March 10, 1994).
         EDGAR filing via Registration Statement No. 33-47976 simultaneously

5        Opinion re legality.                                                                   (Included as Exhibit 23b)

6 - 9                                                                                                      Not applicable

10       Material contracts (Investment Management Agreements)

         (a)      Agreement with Alliance Capital Management L.P. filed via EDGAR with Registration Statement No.
                  333-53596

         (b)      Agreement with Blackrock Financial Management, Inc. filed via EDGAR with Registration Statement
                  No. 333-53596

11 - 22                                                                                                    Not applicable

23       Consents of experts and counsel

         23a    Consent of Ernst & Young LLP.                                                              FILED HEREWITH

         23b    Opinion & consent of Counsel.                                                              FILED HEREWITH

24       Power of Attorney

         a)       Directors,  Lincoln R. Collins and Thomas M.  Mazzaferro,  incorporated by reference to  Post-Effective  Amendment No. 1 to
                  Registration Statement No. 333-53596, filed via EDGAR January 18, 2001.
         b)       President and Chief  Executive  Officer,  Wade A. Dokken,  incorporated by reference to  Post-Effective  Amendment No. 6 to
                  Registration Statement No. 333-38119, filed via EDGAR July 25, 2001.
         c)       Director  Robert G. Whitcher  incorporated  by reference to  Pre-Effective  Amendment No. 1 to  Registration  Statement No.
                  333-68714, filed via EDGAR November 9, 2001.

25 - 28                                                                                                    Not applicable
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Item 17.  Undertakings:  The undersigned Registrant hereby undertakes:

(1)      To file,  during  any  period in which  offers or sales are being  made,  post-effective  amendments  to this  registration statement:

         (i)  To include any prospectus required by section 10 (a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events  arising after the effective date of the  registration  statement (or the most recent  post-effective  amendment thereof) which,  individually or in the aggregate,  represent a fundamental change in the information set forth in the registration statement; and

         (iii) To include any  material  information  with  respect to the plan of  distribution  not  previously  disclosed  in the registration statement or any material change to such information in the registration statement.

(2)      That, for the purpose of determining  any liability under the Securities Act of 1933,  each such  post-effective  amendment shall be deemed to be a new registration  statement relating the securities offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from  registration by means of a  post-effective  amendment any of the securities  being  registered which remain unsold at the termination of the offering.

(4)      The undersigned  Registrant  hereby  undertakes that, for purposes of determining any liability under the Securities Act of
1933, each filing of the  Registrant's  annual report  pursuant to section 13(a) or section 15(d) of the Securities  Exchange Act of
1934 (and,  where  applicable,  each filing of an employee  benefit plan's annual report pursuant to section 15(d) of the Securities
Exchange Act of 1934) that is  incorporated  by reference in the  registration  statement  shall be deemed to be a new  registration statement  relating to the securities  offered  therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)      Insofar as  indemnification  for  liabilities  arising  under the  Securities  Act of 1933 may be permitted  to  directors, officers and  controlling  persons of the Registrant  pursuant to the foregoing  provisions,  or otherwise,  the Registrant has been advised that in the opinion of the Securities and Exchange  Commission  such  indemnification  is against public policy as expressed in the Act and is, therefore,  unenforceable.  In the event that a claim for  indemnification  against such liabilities  (other than the payment by the Registrant of expenses  incurred or paid by a director,  officer or  controlling  person of the Registrant in the successful  defense of any action,  suit or proceeding) is asserted by such  director,  officer or controlling  person in connection with the  securities  being  registered,  the Registrant  will,  unless in the opinion of its counsel the matter has been settled by controlling  precedent,  submit to a court of appropriate  jurisdiction the question whether such  indemnification  by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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LEGAL EXPERTS:  The Counsel of American  Skandia Life Assurance  Corporation has passed on the legal matters with respect to Federal laws and regulations applicable to the issue and sale of the Annuities and with respect to Connecticut law.

                                                              Exhibits

Exhibit 23a       Consent of Ernst & Young LLP                         FILED HEREWITH

Exhibit 23b       Opinion & Consent of Counsel                         FILED HEREWITH

                                                              SIGNATURES

Pursuant to the  requirements  of the Securities Act of 1933, the Registrant  certifies that it has reasonable  grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this  registration  statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shelton, State of Connecticut, on the  26th  day of April, 2002.

                                              AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                                              Registrant

By: /s/ Kathleen A. Chapman                                                               Attest:/s/ Scott K. Richardson
Kathleen A. Chapman, Corporate Secretary                                                             Scott K. Richardson

Pursuant to the  requirements  of the  Securities  Act of 1933,  this  Registration  Statement  has been signed below by the  following persons in the capacities and on the date indicated.

              Signature                                     Title                              Date
              ---------                                     -----                              ----
                                                (Principal Executive Officer)

          Wade A. Dokken**                  President and Chief Executive Officer         April 26, 2002
          ----------------
           Wade A. Dokken

                                     (Principal Financial Officer and Principal Accounting Officer)

       /s/ Carl A. Cavalier                 Vice President, Corporate Treasurer           April 26, 2002
          Carl A. Cavaliere                        and Business Controller

      /s/ Thomas M. Mazzaferro                  Executive Vice President,                 April 26, 2002
        Thomas M. Mazzaferro                       Chief Financial Officer

                                                          (Board of Directors)

      Lincoln R. Collins*                          Thomas M. Mazzaferro*               Robert G. Whitcher***
      -------------------                          --------------------                ---------------------
      Lincoln R. Collins                            Thomas M. Mazzaferro                Robert G. Whitcher

                                    *By:  /s/ Kathleen A. Chapman
                                          -----------------------------
                                            Kathleen A. Chapman

     *Pursuant to Powers of Attorney previously filed with Post-Effective Amendment No. 1 to Registration Statement No. 333-53596.
          **Pursuant to Power of Attorney filed with Post-Effective Amendment No. 6 to Registration Statement No. 333-38119.
          ***Pursuant to Power of Attorney filed with Pre-Effective Amendment No. 1 to Registration Statement No. 333-68714.